Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO THE CREDIT AGREEMENT (this “Amendment”), dated as of October 28, 2021 (the “Amendment Date”), by and among STEELE CREEK CAPITAL FUNDING I, LLC, as borrower (the “Borrower”), BNP PARIBAS, as a Lender and the LENDERS from time to time party thereto, BNP PARIBAS, as administrative agent (the “Administrative Agent”), STEELE CREEK CAPITAL CORPORATION, as collateral manager (in such capacity, the “Collateral Manager”) and as equityholder (in such capacity, the “Equityholder”) .

WHEREAS, the Borrower, the lenders from time to time party thereto, the Administrative Agent, the Collateral Manager and the Equityholder, are party to the Credit Agreement, dated as of October 13, 2020 (as amended pursuant to the First Amendment to the Credit Agreement, dated as of April 29, 2021 and as further amended from time to time prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to amend the Credit Agreement, in accordance with Section 13(a) of the Credit Agreement subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

ARTICLE II

Amendments to Credit Agreement

SECTION 2.1. As of the Amendment Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower and the Equityholder hereby represent and warrant to the Administrative Agent and the Lender that, as of the Amendment Date, (i) no Default, Event of Default or Collateral Manager Default has occurred and is continuing and (ii) the representations and warranties of the Borrower, the Collateral Manager and the Equityholder contained in Section 8 of the Credit Agreement are true and correct in all material respects on and as of the Amendment Date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective

(a) upon the execution and delivery of this Amendment by the parties hereto;

(b) the Administrative Agent shall have received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby;

(c) payment of all fees due and owing to the Administrative Agent on or prior to the Amendment Date; and

(d) the Administrative Agent shall have received the executed legal opinion of Dechert LLP, counsel to the Borrower, in form and substance acceptable to the Administrative Agent in its reasonable discretion.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Credit Agreement for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

STEELE CREEK CAPITAL FUNDING I, LLC

By Steele creek Capital Corporation, Designated Manager

By:	/s/ Glenn Duffy
	Name:	Glenn Duffy
	Title:	CEO

Second Amendment to Credit Agreement

EQUITYHOLDER:

STEELE CREEK CAPITAL CORPORATION
as Equityholder

By:	/s/ Glenn Duffy
	Name:	Glenn Duffy
	Title :	CEO

SERVICER:

STEELE CREEK CAPITAL CORPORATION,
as Collateral Manager

By:	/s/ Glenn Duffy
	Name:	Glenn Duffy
	Title:	CEO

Second Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

BNP PARIBAS,
as Administrative Agent

By:	/s/ Meredith Middleton
	Name:	Meredith Middleton
	Title:	Director

By:	/s/ Sohaib Naim
	Name:	Sohaib Naim
	Title:	Vice President

LENDER:

BNP PARIBAS,
as Lender

By:	/s/ Meredith Middleton
	Name:	Meredith Middleton
	Title:	Director

By:	/s/ Sohaib Naim
	Name:	Sohaib Naim
	Title:	Vice President

Second Amendment to Credit Agreement

APPENDIX A

EXECUTION VERSION

~~(Conformed through Second Amendment)~~

CREDIT AGREEMENT

by and among

BNP PARIBAS,

as a Lender,

the other Lenders party hereto,

STEELE CREEK CAPITAL FUNDING I, LLC,

as Borrower,

BNP PARIBAS,

as Administrative Agent,

and

STEELE CREEK CAPITAL CORPORATION,

as Collateral Manager and as Equityholder

As of October 13, 2020

-i-

THIS CREDIT AGREEMENT, dated as of October 13, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this “Agreement”), by and among BNP Paribas and each of the other lenders from time to time party hereto (the “Lenders”), Steele Creek Capital Funding I, LLC (the “Borrower”), BNP Paribas, as administrative agent (the “Administrative Agent”), Steele Creek Capital Corporation, as collateral manager (in such capacity, the “Collateral Manager”) and as equityholder (in such capacity, the “Equityholder”).

WITNESSETH:

WHEREAS, the parties hereto are entering into this Agreement in anticipation that the Lenders will make Loans (as defined herein) to the Borrower that will be secured principally by a portfolio of loans (each, an “Asset”) that are eligible for acquisition by the Borrower in accordance with the related Underlying Instruments (as defined below);

WHEREAS, the Borrower desires to acquire Assets in the manner described herein and, to that effect, the Borrower wishes to borrow from the Lenders, and the Lenders are willing to lend to the Borrower, funds to finance such acquisitions on the terms and subject to the conditions hereof; and

WHEREAS, the Borrower has appointed the Collateral Manager to act as Collateral Manager with respect to the Portfolio Assets, with duties including, but not limited to, the selection of the Assets to be acquired by the Borrower;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

(a) As used in this Agreement, the following terms have the meanings specified below:

“1940 Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder.

“Account Control Agreement” means the account control agreement dated on or about the date hereof among the Borrower, the Securities Intermediary and the Administrative Agent with respect to the Accounts.

“Accounts” means the Trust Account, the Collateral Account, the Collection Account, the Principal Collection Account, the Interest Collection Account, the OC Ratio Posting Account and all other accounts of the Borrower established pursuant to this Agreement.

“Acquisition Date” means, with respect to any Portfolio Asset, the earlier of (i) the date on which the Borrower acquires such Portfolio Asset or (ii) the date on which the Borrower enters into a binding commitment to acquire such Portfolio Asset.

“Additional Funding Date” means any date on which the Borrower accepts additional equity contributions from the Equityholder pursuant to Section 6(d) hereof and deposits the cash proceeds thereof into the Trust Account.

“Adjusted Collateral Value” means, with respect to any Asset, its Assigned Value multiplied by its Principal Balance; provided that, the parties hereby agree that the Adjusted Collateral Value of any Asset (or portion thereof) that is not a Portfolio Asset shall be zero.

“Administrative Agent” has the meaning specified in the introductory paragraph hereof.

“Administrative Agent Fee Letter” means that certain fee letter, dated as of the date hereof, by and among the Administrative Agent, BNP Paribas Securities Corp., in its capacity as structuring agent, and the Borrower, as amended or supplemented from time to time.

“Administrative Expenses” means (i) reasonable and documented out-of-pocket fees and expenses of the Custodian and the Securities Intermediary (including reasonable and documented out-of-pocket fees, costs and expenses of attorneys and agents) as set forth in their fee letter agreement with the Borrower and any other accrued and unpaid reasonable and documented out-of-pocket expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Collateral Manager or the Borrower, or both without duplication, to the Custodian and the Securities Intermediary under the Transaction Documents and (ii) reasonable and documented costs and expenses of the Borrower in connection with the Borrower’s engagement of an Independent Manager and the costs and expenses incurred by such Independent Manager’s service in such capacity.

“Advance Rate” means on any date of determination, the lower of (a) the Maximum Portfolio Advance Rate and (b) the Weighted Average Advance Rate.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” means the Lenders and each of their respective assigns. “Affiliate” or “Affiliated” means, with respect to a Person, (a) any other Person who, directly or indirectly, including through one or more intermediaries, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer, employee, managing member or general partner of (i) such Person or (ii) any such other Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. The Borrower shall be deemed to have no affiliates. For purposes of this definition, “Affiliate” shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership by a common equity sponsor or fund (or related funds).

“Agented Asset” means any Asset originated as part of a syndicated loan transaction that has one or more administrative, paying and/or collateral agents who receive payments and hold the collateral pledged by the related Obligor on behalf of all lenders with respect to the related credit facility.

“Aggregate Adjusted Collateral Value” means, as of any Business Day, the sum of the Adjusted Collateral Value of each Portfolio Asset (including for this purpose all Assets for which the Borrower has entered into a binding commitment to purchase that have not yet settled) less Excess Concentrations (other than CCC/Caa Excess Concentrations).

“Agreement” has the meaning specified in the introductory paragraph hereof.

“Announcements” has the meaning specified in Section 2(p)(iii) hereof.

“Applicable Law” means, for any Person or property of such Person, all laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property, and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” has the meaning assigned to such term in the Lender Fee Letter.

“Approval Request” has the meaning specified in Section 2(b) hereof. “Asset” has the meaning specified in the recitals hereto.

“Asset Advance Rate” means, with respect to any Portfolio Asset that is a First Lien Loan or a First-Lien Last-Out Loan~~, 67.5~~ with, on the trade date for such Portfolio Asset, (a)(i) a Moody’s Rating of “B3” or higher or (ii) an S&P Rating of “B-” or higher, 70.0%, or (b)(i) a Moody’s Rating of “Caa1” or lower or (ii) an S&P Rating of “CCC+” or lower, 60.0% .

“Assigned Value” means, with respect to each Asset, as of any date of determination and expressed as a percentage of the Principal Balance of such Asset, a percentage equal to:

(a) if a Revaluation Event has not occurred with respect to such Asset, the Purchase Price of such Asset;

(b) if a Revaluation Event has occurred with respect to such Asset and such Asset is not a Defaulted Obligation:

(i) if such Asset is a Listed Asset as of such date, the lesser of (x) the Listed Value of such Asset as at such date and (y) the Purchase Price of such Asset; and

(ii) if such Asset is not a Listed Asset as of such date, the fair market value of such Asset as determined by the Administrative Agent in its sole discretion; and

(c) if a Revaluation Event has occurred with respect to such Asset and such Asset is a Defaulted Obligation, the fair market value of such Asset as determined by the Administrative Agent in its sole discretion.

In the event the Collateral Manager disagrees with any Assigned Value determination determined by the Administrative Agent, the Assigned Value shall be determined pursuant to the Calculation Dispute Mechanism.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 13(c)), in the form of Annex F hereof.

“AUP Report Date” has the meaning specified in Section 9(g) hereof.

“Available Amount” means (a) all payments in respect of principal and interest, commitment fees and any other fees or other amounts received by the Borrower in respect of any Portfolio Assets, (b) all amounts received by the Borrower in connection with the sale or disposition of any Portfolio Asset and (c) all amounts on deposit in the Trust Account and the Collection Accounts that are identified as Interest Collections or Principal Collections, in each case without duplication and to the extent such amounts have not been distributed in accordance with the Transaction Documents, other than (x) Excluded Amounts and (y) Principal Collections designated for the purchase of Assets pursuant to Section 5(b) with respect to which the Borrower has entered into a binding commitment to purchase that has not yet settled.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). For the purposes of this definition, a reference to “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization.

“Bankruptcy Event” means, with respect to any Person, (a) the commencement by such Person of a voluntary case or other proceeding involving its liquidation, winding-up, bankruptcy or sequestration or otherwise seeking reorganization or other relief with respect to itself or its debts under any Debtor Relief Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or such Person shall consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or (b) any involuntary case or other proceeding shall be commenced against such Person involving its liquidation, winding-up, bankruptcy or sequestration or otherwise seeking reorganization or other relief with respect to it or its debts under any Debtor Relief Law that is not dismissed, discharged, stayed or restrained in each case of clause (b) within 60 days of the institution or presentation thereof; or (c) an order for relief is entered in any such proceeding or such Person becomes the subject of the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to a substantial part of its property.

“Basel III Regulation” means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

"Benchmark" means, initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2(p).

“Bond” means a debt security (that is not a loan) that is issued by a corporation, limited liability company, partnership or trust.

“Borrower Collateral” or “Collateral” has the meaning specified in Section 4(a) hereof.

“Borrower Secured Obligations” has the meaning specified in Section 4(a) hereof.

“Borrowing Base” means, as of any Business Day, the sum of (without duplication) (a) the amounts in the Principal Collection Account (including any amounts held in any sub-account thereof), (b) the amounts in the Trust Account, (c) the product of (i) the Advance Rate and (ii) the Aggregate Adjusted Collateral Value (excluding the Adjusted Collateral Value of such Portfolio Assets for which the Borrower has entered into a binding commitment to sell, but has not yet settled), (d) the aggregate sale price of all Assets not yet settled for which the Borrower has entered into a binding commitment to sell and (e) the amounts in the OC Ratio Posting Account as of the close of business on such Business Day.

“Borrowing Request” has the meaning specified in Section 2(c) hereof.

“Breakage Costs” means, with respect to any Lender, the amount or amounts as shall compensate such Lender for any loss, costs or expenses which such Lender may sustain (as determined by such Lender in its reasonable discretion absent manifest error) as a result of (x) Borrower's failure to borrow any Loan on the date requested, (y) any payment of principal on any Loan on a date other than the last day of the LIBOR Interest Period for such Loan (whether in whole or in part and whether through voluntary prepayment, acceleration or otherwise and including any repayment on the Maturity Date) or (z) Borrower’s failure to repay the principal amount of any Loan or any interest thereon on the Maturity Date, including but not limited to, in each case, any loss in liquidating or reemploying deposits from third parties or fees payable to terminate such deposits.

“Bridge Loan” means a loan which by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York or the city in which the offices of the Custodian are located or if used in connection with “LIBOR”, London, England.

“Calculation Dispute Mechanism” has the meaning specified in Section 11 hereof.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, partnership or limited liability company, any and all similar ownership interests in a Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

“Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of such Independent Manager’s duties as set forth in the Borrower’s Governing Documents, (ii) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that such Independent Manager no longer meets the definition of “Independent Manager”.

“CCC/Caa Excess Concentration” means with respect to the Concentration Limitation set forth in clause (vii) of the definition of “Concentration Limitations”, as of any Business Day, the sum of the portion (without duplication) of the Adjusted Collateral Value of each Portfolio Asset that causes such Concentration Limitation to be exceeded.

“Change in Law” means the occurrence, after the date of this Agreement, or with respect to any Lender not a party hereto on the date hereof, after the date such Lender becomes a party hereto, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (y) the Securitisation Regulation and all rules promulgated thereunder and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the Basel III Regulations, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events: (a) with respect to the Borrower, the Equityholder ceases to own, of record, beneficially and directly, 100% of the equity interests in the Borrower, or (b) ~~with respect to the Collateral Manager, the failure of the owners as of the Closing Date of the outstanding equity interests in the Collateral Manager to own (directly or indirectly) more than 50% of the total voting power of all classes of Capital Stock of the Collateral Manager entitled to vote generally in the election of directors of the Collateral Manager or (c)~~ with respect to the Equityholder, Steele Creek Investment Management, LLC or its Affiliates shall cease to be the investment advisor of the Equityholder.

“Clearing Corporation” has the meaning specified in Section 8-102(a)(5) of the UCC.

“Closing Date” means October 13, 2020.

“Code” means the Internal Revenue Code of 1986, as amended. “Collateral Account” has the meaning specified in Section 3(a) hereof.

“Collateral Management Agreement” means the collateral management agreement dated on or about the date hereof between the Borrower and the Collateral Manager. “Collateral Manager Default” means the occurrence of any of the following:

(a) the Collateral Manager fails to perform or observe any material covenant or agreement (other than those specified in another clause of this definition) contained herein or in any Transaction Document on its part to be performed or observed, which failure continues uncured for thirty (30) days after a written notice of such failure shall have been delivered to the Collateral Manager;

(b) the occurrence and continuation of an Event of Default;

(c) (i) the occurrence of an act by the Collateral Manager or any of its senior executive officers involved in the management of the Assets or the Borrower that constitutes fraud or criminal activity in connection with the performance of its obligations under any Transaction Document, (ii) the Collateral Manager being indicted for a criminal offense or (iii) any senior executive officer of the Collateral Manager having responsibility for the performance by the Collateral Manager of its obligations under any Transaction Document being convicted of a criminal offense under the laws of the United States or a state thereof or the laws of any other jurisdiction in which it conducts business materially related to the asset management business of the Collateral Manager;

(d) any representation, warranty or certification made or given by the Collateral Manager (or any of its directors or officers) in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made or given that has a Material Adverse Effect on the Borrower or any Secured Party and is either incapable of being remedied or continues unremedied for a period of thirty (30) days after the earlier of the date on which written notice thereof shall have been delivered to the Collateral Manager and the date on which the Collateral Manager obtains actual knowledge;

(e) one or more final, non-appealable judgments or decrees by a court of competent jurisdiction shall be entered and outstanding against the Collateral Manager involving in the aggregate a liability of $1,000,000 or more (in each case excluding payments made from or reimbursed or subject to reimbursement by third party insurance proceeds), and the same shall not have been vacated, satisfied, discharged, stayed or bonded pending appeal for a period of sixty (60) consecutive days;

(f) the Collateral Manager shall have made payments to settle any litigation, claim or dispute totaling more than, in the aggregate, $1,000,000 (excluding amounts that were paid utilizing insurance proceeds);

(g) the occurrence or existence of a Bankruptcy Event with respect to the Collateral Manager;

(h) Steele Creek Capital Corporation or an Affiliate thereof ceases to be the Collateral Manager; or

(i) any failure by the Collateral Manager to deliver any required reporting under the Transaction Documents on or before the date occurring five (5) Business Days after (x) in the case of Daily Reports, the Administrative Agent’s request therefor or (y) in all other cases, the date such report is required to be made~~; or~~

~~(j) the occurrence or existence of any Change of Control with respect to the Collateral Manager.~~

“Collateral Quality Tests” means the following tests that will be satisfied if, in the aggregate, the Assets owned by the Borrower comply with all of the following tests (or in relation to a proposed purchase of an Asset, if not in compliance, the relevant tests are maintained or improved after giving effect to any purchase or sale effected on any such Business Day):

(i) the Minimum Floating Spread Test;

(ii) the Minimum Weighted Average Coupon Test;

(iii) the Moody’s Maximum Rating Factor Test, which may be calculated using ratings determined in accordance with Moody’s RiskCalc; and

(iv) the Maximum Weighted Average Life Test.

“Collection Account” has the meaning specified in Section 3(a) hereof. “Collections” means Interest Collections and Principal Collections. “Concentration Limitations” means as of any Business Day on or after the date hereof, a series of limitations that will be satisfied on such Business Day if in the aggregate, the Assets owned by the Borrower comply with all of the following requirements (or in relation to a proposed purchase of an Asset, if not in compliance, the relevant requirements are maintained or improved after giving effect to such purchase):

(i) the Principal Balance of Assets owned by the Borrower consisting of Assets that are issued by Obligors that belong to any single Moody’s Industry Classification is not more than 10.0% of the Maximum Portfolio Amount, except that (x) the largest Moody’s Industry Classification may represent up to 15.0% of the Maximum Portfolio Amount; (y) the second largest Moody’s Industry Classification may represent up to 13.0% of the Maximum Portfolio Amount and (z) the third largest Moody’s Industry Classification may represent up to 12.0% of the Maximum Portfolio Amount;

(ii) not more than 60.0% of the Total Adjusted Collateral Value consists of cov-lite loans;

(iii) the Principal Balance of Assets owned by the Borrower consisting of Assets issued by Obligors not domiciled in the United States is not more than 5.0% of the Maximum Portfolio Amount;

(iv) the Principal Balance of Assets owned by the Borrower consisting of Assets issued by a single Obligor and its Affiliates is not more than 2.0% of the Target Portfolio Amount, except that, without duplication, Assets issued by up to three Obligors and their respective Affiliates may each constitute up to 2.5% of the Target Portfolio Amount;

(v) not more than 5.0% of the Total Adjusted Collateral Value consists of fixed rate Assets; ~~and~~

(vi) not more than 5.0% of the Total Adjusted Collateral Value consists of First-Lien Last-Out Loans; and

(vii) not more than 5.0% of the Total Adjusted Collateral Value consists of Assets that have (a) a Moody’s Rating of “Caa1” or lower or (b) an S&P Rating of “CCC+” or lower.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contributed Cash Equity Amount” means the sum of (x) $[22,500,000] and (y) the total amount of cash contributed by the Equityholder to the Borrower pursuant to one or more Equity Contribution Notices on or after April 29, 2021.

“Conversion Date” means the earlier to occur of (a) the date on which the Revolving Period ends or (b) the date on which an Event of Default occurs.

“Custodian” means U.S. Bank National Association, in its capacity as custodian pursuant to the Custody Agreement.

“Custody Agreement” means the custody agreement dated as of the date hereof between the Borrower and the Custodian.

“Daily Report” has the meaning specified in Section 2(k) hereof.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulted Obligation” means any Asset with respect to which:

(a) a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Asset pursuant to the related Underlying Instrument, after giving effect to any applicable grace period;

(b) the Collateral Manager has received written notice, or an officer of the Collateral Manager has actual knowledge, that a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same issuer which is senior or pari passu in right of payment to such Asset and such default would, upon the satisfaction of any applicable notice requirement or the termination of any applicable grace period, constitute an “event of default” under the terms of the instrument or agreement pursuant to which such other debt obligation was issued or created; provided that both debt obligations are full recourse obligations;

(c) a Bankruptcy Event has occurred with respect to such issuer;

(d) such Asset has (w) a Fitch Rating of “D”, (x) an S&P Rating of “CC” or below, (y) an S&P Rating of “D” or “SD” or (z) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by S&P or Moody’s, as applicable;

(e) such Asset is pari passu in right of payment as to the payment of principal and/or interest to another debt obligation of the same issuer which has (i) a Fitch Rating of “D”, (ii)  (x) an S&P Rating of “CC” or below or “D” or (y) an S&P Rating of “SD” or (iii) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD”, and in each case such other debt obligation remains outstanding (provided that both the Asset and such other debt obligation are full recourse obligations of the applicable issuer);

(f) the Collateral Manager has received written notice, or an officer of the Collateral Manager has actual knowledge, that a default has occurred under the Underlying Instruments and any applicable grace period has expired such that the holders of such Asset may accelerate the repayment of such Asset (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;

(g) the Collateral Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a “Defaulted Obligation”;

(h) such Asset is a participation interest with respect to which the selling institution has defaulted in the performance of any of its payment obligations under the participation interest (except to the extent such defaults were cured within the applicable grace period under the Underlying Instruments of the obligor thereof); provided that an Asset shall not be classified as a Defaulted Obligation pursuant to this clause (h) if such payment default has been cured through the payment of all past due interest and principal within five (5) Business Days of the occurrence of such payment default;

(i) such Asset is a participation interest in a loan that would, if such loan were an Asset, constitute a “Defaulted Obligation” (other than under this clause (i)) or with respect to which the selling institution has an S&P Rating of “CC” or below, “D” or “SD” or a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or had such rating before such rating was withdrawn;

(j) a Distressed Exchange has occurred in connection with such Asset; or

(k) such Asset is a Deferring Security.

“Defaulting Lender” means, subject to Section 2(m), any Lender that is unaffiliated with the Administrative Agent that (a) has failed to (i) fund any portion of the Loans required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless such amount is the subject of a good faith dispute, (b) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, at any time after the Closing Date (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action.

“Deferrable Security” means an Asset (excluding a Partial Deferrable Security) which by its terms permits the deferral or capitalization of payment of accrued, unpaid interest.

“Deferring Security” means a Deferrable Security that is deferring the payment of interest due thereon and has been so deferring the payment of interest due thereon (i) with respect to Assets that have a Moody’s Rating of at least “Baa3,” for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Assets that have a Moody’s Rating of “Ba1” or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in cash; provided, however, that such Deferrable Security will cease to be a Deferring Security at such time as it (a) ceases to defer or capitalize the payment of interest, (b) pays in cash all accrued and unpaid interest accrued since the time of purchase by the Borrower and (c) commences payment of all current interest in cash.

“Delayed Drawdown Collateral Obligation” means an Asset that (a) requires the Borrower to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Asset shall be a Delayed Drawdown Collateral Obligation only until all commitments by the Borrower to make advances to the borrower expire or are terminated or are reduced to zero.

“Determination Date” means the last day of each calendar month.

“DIP Collateral Obligation” means any interest in a loan or financing facility that has a public or private facility rating from Moody’s and S&P and is purchased directly or by way of assignment (a) which is an obligation of (i) a debtor in possession as described in §1107 of the Bankruptcy Code or (ii) a trustee if appointment of such trustee has been ordered pursuant to §1104 of the Bankruptcy Code (in either such case, a

“Debtor”) organized under the laws of the United States or any state therein, or (b) on which the related Obligor is required to pay interest on a current basis and, with respect to either clause (a) or (b) above, the terms of which have been approved by an order of the United States Bankruptcy Court, the United States District Court, or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that: (i) (A) such DIP Collateral Obligation is fully secured by liens on the Debtor’s otherwise unencumbered assets pursuant to

§364(c)(2) of the Bankruptcy Code or (B) such DIP Collateral Obligation is secured by liens of equal or senior priority on property of the Debtor’s estate that is otherwise subject to a lien pursuant to §364(d) of the Bankruptcy Code and (ii) such DIP Collateral Obligation is fully secured based upon a current valuation or appraisal report. Notwithstanding the foregoing, such a loan will not be deemed to be a DIP Collateral Obligation following the emergence of the related debtor in possession from bankruptcy protection under Chapter 11 of the Bankruptcy Code.

“Dispute Time” means, with respect to any Portfolio Asset, 5:00 p.m. New York time on the Business Day following the date on which the Collateral Manager receives a notice of valuation from the Administrative Agent with respect to such Portfolio Asset.

“Disputed Asset” has the meaning specified in Section 11 hereof.

“Distressed Exchange” means in connection with any Asset, a distressed exchange or other distressed debt restructuring has occurred, as reasonably determined by the Collateral Manager, pursuant to which the issuer or obligor of such Asset has issued to the holders of such Asset a new security or package of securities or obligations that, in the sole judgment of the Collateral Manager, amounts to a diminished financial obligation or has the purpose of helping the issuer of such Asset avoid default; provided that no Distressed Exchange shall be deemed to have occurred if the securities or obligations received by the Borrower in connection with such exchange or restructuring meet the Eligibility Requirements.

“Diversity Score” means the Diversity Score calculated in accordance with Schedule H, as the same may be updated by the Administrative Agent in its sole discretion to accommodate a change in Moody’s published methodology.

“Dollar” and “$” means the lawful currency of the United States of America.

“EBITDA” means, for each Obligor Measurement Date with respect to an Asset, the earnings of the Obligor calculated using the most recent financial information of the Obligor in accordance with either (a) the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition set forth in the related Underlying Instruments, or (b) in the case of any Asset with respect to which the related Underlying Instruments do not include a definition of “EBITDA”, “Adjusted EBITDA” or any comparable definition, an amount for the related Obligor and any of its parents or subsidiaries that are obligated with respect to such Asset (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (i) interest expense, (ii) income taxes, (iii)   depreciation, (iv) amortization, (v) to the extent approved by the Administrative Agent in connection with the related Approval Request or otherwise, (x) any other non-cash charges and organization costs deducted in determining earnings from continuing operations for such period and (y) costs and expenses reducing earnings and other extraordinary non-recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period) and (vi) any other item the Borrower and the Administrative Agent mutually deem to be appropriate, in each case, as calculated by the Collateral Manager in good faith using information from and calculations consistent with the relevant quarterly compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligibility Requirements” has the meaning set forth on Schedule C hereto. “Eligible Investments” has the meaning set forth on Schedule G hereto. “Eligible Obligor” means, on any date of determination, any Obligor that:

(a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(b) is not a Governmental Authority;

(c) is not controlled (as used in the definition of Affiliate) by the Borrower, the Collateral Manager or an Affiliate of any such Person; and

(d) (x) is not the subject of or, as of the date on which such Portfolio Asset becomes part of the Assets and to the best of the Collateral Manager’s knowledge, threatened with any proceeding which would result in, a Bankruptcy Event, and (y) in the Collateral Manager’s reasonable business judgment, is not, as of the related Acquisition Date, in financial distress or experiencing a material adverse change in its condition, financial or otherwise.

“Equity Contribution Notice” means a notice in the form of Annex D hereto, pursuant to which the Equityholder notifies the Administrative Agent and the Lenders that it will contribute cash to the Borrower in the amount set forth in such notice on a date at least 2 Business Days after the date of such notice; provided that the Equityholder shall contribute a minimum amount in cash of at least $2,500,000 to the Borrower in connection with each Equity Contribution Notice delivered hereunder.

“Equity Security” means any security or debt obligation which at the time of acquisition, conversion or exchange is not eligible for purchase by the Borrower as an Asset hereunder; it being understood that Equity Securities may not be purchased by the Borrower but may be received by the Borrower in exchange for an Asset or a portion thereof in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the issuer thereof.

“ERISA” has the meaning set forth in Section 8(b)(iv) hereof.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that is a member of a controlled group of, or under common control with, the Borrower, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Risk Retention Requirement” means Article 6 of the Securitisation Regulation (together with any delegated regulations, applicable guidance, regulatory technical standards, or implementing technical standards made thereunder).

“Event of Default” means the occurrence of any of the following:

(a) the Borrower fails to pay any principal of any Loan on the date payment of principal becomes due;

(b) the Borrower fails to pay any interest on any Loan, or other amounts due hereunder on the date payment becomes due; provided that if such date is not the Maturity Date, such failure must continue for three (3) Business Days after written notice thereof by the Administrative Agent; provided, further that, in the case of a default in payment other than on the Maturity Date resulting solely from an administrative error or omission by the Administrative Agent, the Custodian or any paying agent with respect to the Loans, such default continues for a period of five (5) Business Days after the Administrative Agent or the Custodian receives written notice or an officer of the Administrative Agent or the Custodian has actual knowledge of such administrative error or omission;

(c) the Borrower or the Equityholder fails to perform or observe any other covenant or agreement (other than those specified in another clause of this definition) contained herein or in any Transaction Document on its part to be performed or observed, which failure would reasonably be expected to have a Material Adverse Effect and continues uncured for thirty (30) days after receipt by such party from the Administrative Agent of written notice of such failure; provided that if such failure cannot be cured, such Event of Default shall occur immediately after receipt by the Borrower of such written notice from the Administrative Agent;

(d) any representation or warranty of the Borrower, the Equityholder or the Collateral Manager herein is or shall be incorrect or misleading when made which inaccuracy would reasonably be expected to have a Material Adverse Effect and continues uncured for thirty (30) days after receipt by such party from the Administrative Agent of written notice of such failure; provided that if such failure cannot be cured, such Event of Default shall occur immediately after receipt by such party of such written notice from the Administrative Agent;

(e) the occurrence of a Bankruptcy Event with respect to the Borrower or the Equityholder;

(f) the occurrence of an OC Ratio Breach and such OC Ratio Breach remains unremedied for a period of ten (10) consecutive Business Days without being cured;

(g) the occurrence and continuance of a Collateral Manager Default;

(h) one or more final, non-appealable judgments or decrees shall be entered and outstanding against the Borrower or the Equityholder involving in the aggregate a liability of $250,000 or more with respect to the Borrower, or $1.000,000 or more with respect to the Equityholder, in each case excluding payments made from third party insurance proceeds or otherwise reimbursed or subject to reimbursement by third party insurance and the same shall not have been vacated, satisfied, discharged, stayed or bonded pending appeal for a period of sixty (60) consecutive days;

(i) the Borrower or the Equityholder shall have made payments to settle any litigation, claim or dispute totaling more than, in the aggregate, $250,000 with respect to the Borrower or $1,000,000 with respect to the Equityholder;

(j) the occurrence of a Change of Control with respect to the Borrower or the Equityholder;

(k) the Borrower shall assign or attempt to assign any of its rights, obligations or duties under this Agreement without the prior written consent of the Administrative Agent in its sole discretion;

(l) the Borrower or the Equityholder fails to observe or perform any of its agreements or obligations with respect to the management and distribution of funds received by it with respect to the Collateral, and such failure is not cured within two (2) Business Days;

(m) the Borrower ceases to have a valid ownership interest in all of the Collateral or the Administrative Agent shall fail to have a first priority perfected security interest in any part of the Collateral (subject to Permitted Liens) except as otherwise expressly permitted to be sold or released in accordance with the applicable Transaction Document;

(n) (i) any Transaction Document (or any material provision thereof), or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Collateral Manager or the Equityholder, or (ii) the Borrower, the Equityholder, the Collateral Manager or any Governmental Authority shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any Lien granted thereunder;

(o) the Borrower or the pool of Collateral shall become required to register as an “investment company” within the meaning of the 1940 Act;

(p) the Borrower or the Equityholder defaults in making any payment required to be made under an agreement owing by it totaling more than $250,000 with respect to the Borrower or $2,000,000 with respect to the Equityholder, in each case in the aggregate in excess of any amounts disputed in good faith by such Person and, in each case, such default is not cured within the applicable cure period, if any, provided for under such agreement;

(q) the Internal Revenue Service shall file notice of a Lien pursuant to Section 6321 of the Code with regard to any of the assets of the Borrower, or the Pension Benefit Guaranty Corporation shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower and, in each case, such lien shall not have been released within five (5) Business Days;

(r) (i) failure of the Borrower to maintain at least one Independent Manager or (ii) the removal of any Independent Manager without Cause; provided that the Borrower shall have ten (10) Business Days to replace any Independent Manager upon receipt of notice of the death or incapacitation of the preceding Independent Manager;

(s) the Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that Dechert LLP or any other reputable counsel could no longer render a substantive non-consolidation opinion with respect to the Borrower; and

(t) the assets of the Borrower at any time during the term of this Agreement constitute the assets of any plan, person or entity described in Section 8(b)(iv) of this Agreement.

“Excess Concentration” means for each Concentration Limitation, as of any Business Day, the sum of the portion (without duplication) of the Adjusted Collateral Value of each Portfolio Asset that causes such Concentration Limitation to be exceeded; provided that, if more than one of the limitations set forth in the definition of Concentration Limitations is exceeded with respect to one Portfolio Asset, “Excess Concentration” with respect to that Portfolio Asset shall mean the largest portion (without duplication) of the Adjusted Collateral Value of such Portfolio Asset that causes any one of such Concentration Limitations to be exceeded.

“Excess Interest Collections” means, at any time of determination, the excess of (1) amounts then on deposit in the Collateral Accounts representing Interest Collections over (2) the projected amount required to be paid pursuant to Section 2(o)(i)(A), (B) and (C), on the next Payment Date, any prepayment date or the Maturity Date, as applicable, in each case, as determined by the Borrower in good faith and in a commercially reasonable manner.

“Exchange Act” means the Securities Exchange Act of 1934, as amended. “Excluded Amounts” means, as of any date of determination, (i) any amount on deposit in the Collection Accounts which is attributable to the reimbursement of payment by the Equityholder on behalf of the Borrower of any Tax, fee or other charge imposed by any Governmental Authority on an Asset, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Asset, (iii) any reimbursement of insurance premiums paid by the Equityholder on behalf of the Borrower, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Assets which are held in an escrow account for the benefit of the related Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments and (v) any amount that is not property of the Borrower deposited into the Collection Accounts in error.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or an Individual Lender Maximum Funding Amount pursuant to a law in effect on the date on which (i) such Lender acquires such interest in a Loan or an Individual Lender Maximum Funding Amount (other than pursuant to Section 13(x)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2(j), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2(j)(vii) and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, guidance, notes, rules or practices adopted pursuant to any such intergovernmental agreement.

“FCA” has the meaning set forth in Section 2(p)(iii) hereof.

“First-Lien Last-Out Loan” shall mean any assignment of, participation interest in or other interest in an Asset that (a) is secured by a first priority perfected security interest or lien in, to or on specified collateral (subject to customary exemptions for permitted liens, including, without limitation, any tax liens) securing the obligor’s obligations under the Asset and (b) may by its terms become subordinate in right of payment to any other obligation of such obligor solely upon the occurrence of a default or event of default with respect to such other obligation.

“First Lien Loan” means any Asset that (a) is secured by a first priority perfected Lien on specified collateral (subject to any Permitted Working Capital Liens or Permitted Liens), (b) provides that the payment obligation of the Obligor on such Asset is either senior to or pari passu with all other Indebtedness of such Obligor, (c) by its terms is not permitted to become subordinate in right of payment to any other obligation of the related Obligor thereof (subject to Permitted Liens) and (d) has a value of collateral, as determined in good faith by the Collateral Manager, securing such Asset which, together with other attributes of the related Obligor (including its enterprise value), equals or exceeds the outstanding principal balance of the Asset plus the aggregate outstanding principal balances of all other loans of equal or higher seniority secured by the same collateral.

“Fitch” means Fitch Ratings, Inc. and any successor in interest.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Funding Increase Agreement” means an agreement substantially in the form set forth as Annex I hereto.

“GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any day.

“Governing Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“IBA” has the meaning specified in Section 2(p)(iii) hereof.

“IC Ratio” means, on any date of determination during an Interest Accrual Period, the percentage derived from the following equation: (A – B) / C, where:

A = the sum of (x) the amount on deposit in the Interest Collection Account and

(y)   the aggregate amount of scheduled payments expected to be received representing Interest Collections during such Interest Accrual Period;

B = amounts payable (or expected as of such date of determination to be payable) on the following Payment Date pursuant to Sections 2(o)(i)(A) and (B); and

C = amounts payable (or expected as of such date of determination to be payable) on the following Payment Date pursuant to Section 2(o)(i)(C).

“IC Ratio Breach” means, on any Determination Date, a failure of the IC Ratio to be equal to or greater than 150%.

“Increased Costs” means any amounts required to be paid by the Borrower pursuant to Section 13(p).

“Increased Amount Date” has the meaning set forth in Section 2(l) hereof.

“Increasing Lender” has the meaning set forth in Section 2(l) hereof.

“Indebtedness” means (x) with respect to any Obligor if “Indebtedness” or any comparable definition is set forth in the Underlying Instruments for the related Loan, such definition or (y) otherwise, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of Property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person, (d) all liabilities secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (d) above. The amount of any Indebtedness under clause (d) shall be equal to the lesser of (A) the stated amount of the relevant obligations and (B) the fair market value of the Property subject to the relevant Lien. The amount of any Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Amounts” has the meaning set forth in Section 13(e) hereof. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 13(e) hereof.

“Independent Accountant” has the meaning set forth in Section 9(g) hereof.

“Independent Bid” has the meaning set forth in Section 11 hereof.

“Independent Dealer” means each of Bank of America Merrill Lynch, JPMorgan Chase, Citibank, Deutsche Bank, Goldman Sachs, Morgan Stanley, Royal Bank of Canada, UBS, Barclays, Credit Suisse, Jefferies, Royal Bank of Scotland, Scotiabank, Société Générale and Wells Fargo or any Affiliate of any of the foregoing and any other dealer mutually agreed upon by the Administrative Agent and the Collateral Manager; provided that neither the Collateral Manager nor any of its Affiliates shall be considered an Independent Dealer, provided, further, that the Administrative Agent shall be permitted upon at least 15 Business Days’ prior written notice to advise the Collateral Manager that one or more dealers listed herein is no longer considered to be an Independent Dealer, if in the Administrative Agent’s commercially reasonable discretion such Independent Dealer has largely or entirely exited its loan trading business. For each Disputed Asset, the agent of such Asset shall also be considered an Independent Dealer with respect to such Asset.

“Independent Manager” means with respect to any Person, a natural person who:

(a)   for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower, the Equityholder or the Collateral Manager or any of their respective Affiliates (other than his or her service as an Independent Manager of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Borrower, the Equityholder or the Collateral Manager or any of their Affiliates (other than his or her service as an Independent Manager of the Borrower); (iii) any member of the immediate family of a person described in (i) or (ii); or (iv) a Person that controls directly or indirectly any person described in (i), (ii) or (iii);

(b)   has (i) prior experience as an Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of secured or securitized structured finance instruments, agreements or securities; and

(c)   is provided by Maples Fiduciary Services (Delaware) Inc., CT Corporation, Corporation Service Company, Citadel SPV, National Registered Agents, Inc., Wilmington Trust Company, Puglisi & Associates or Lord Securities Corporation.

“Individual Lender Maximum Funding Amount” means the amount each Lender has agreed to make available to make Loans in accordance herewith in a principal amount at any one time outstanding not to exceed with respect to each Lender the Dollar amount set forth opposite such Lender’s name on Schedule B hereto or the amount set forth on the applicable Assignment and Assumption relating to such Lender, as applicable, as such amount may be reduced from time to time pursuant to Section 2(e), as such amount may be increased from time to time pursuant to Section 2(l) or reduced or increased from time to time pursuant to assignments by or to the Lenders pursuant to Section 13(c).

“Initial AUP Report Date” has the meaning specified in Section 9(g) hereof.

“Interest Accrual Period” means each period from, and including, one Payment Date to, but excluding, the next following Payment Date, except that the initial Interest Accrual Period shall commence on, and include, the date of the first Loan under this Agreement.

“Interest Collection Account” has the meaning specified in Section 3(a) hereof.

“Interest Collections” means, (i) all payments and collections owing to the Borrower in its capacity as lender and attributable to interest on any Asset or other Borrower Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Asset or other Borrower Collateral, all payments of principal on Eligible Investments purchased with or representing funds held in the Interest Collection Account or otherwise purchased with or representing Interest Collections, and all interest, earnings or income on Eligible Investments purchased with or representing funds held in any Account or otherwise purchased with or representing Interest Collections, Principal Collections or equity proceeds, (ii) any commitment, ticking, upfront, underwriting, prepayment, origination or amendment fees received in respect of any Asset, (iii) all amounts received in connection with any Asset due to any yield protection, increased cost, tax, expense indemnity or similar provision in the related underlying instruments of such Asset and (iv) any fees or other amounts not representing principal received in connection with the sale or other disposition of any Asset.

“Letter of Credit” means a facility whereby (i) a fronting bank (“LOC Agent Bank”) issues or will issue a letter of credit (“LC”) for or on behalf of a borrower pursuant to an underlying instrument, (ii) in the event that the LC is drawn upon and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility and (iii) the LOC Agent Bank passes on (in whole or in part) the fees it receives for providing the LC to the lender/participant.

“Lender Fee Letter” means that certain fee letter, dated as of the date hereof, by and among the Lenders and the Borrower, as amended or supplemented from time to time, and any other fee letter between a Lender and the Borrower that identifies itself as a Lender Fee Letter hereunder.

“Leverage Factor” means 2.07.

“LIBOR” means, with respect to a Loan, the rate per annum for the related LIBOR Interest Period (reset daily) equal to the ICE Benchmark Administration LIBOR (“IBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of IBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, on the date that is two (2) Business Days preceding (x) for the first LIBOR Interest Period, the date of the funding of such Loan and (y) for any subsequent LIBOR Interest Period, the last day of the immediately preceding LIBOR Interest Period. If such rate is not available at such time for any reason, then “LIBOR” shall mean the rate of interest equal to the average of the rates per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent’s LIBOR office in the London interbank market at or about 11:00 a.m. London time two (2) Business Days prior to the beginning of such LIBOR Interest Period for delivery on the first day of such LIBOR Interest Period, and in an amount approximately equal to the amount of the Loan and for a period approximately equal to such LIBOR Interest Period. The Administrative Agent shall promptly notify the Collateral Manager of “LIBOR” determined in accordance with the procedures described in the two preceding sentences.

“LIBOR Interest Period” means, with respect to any Loan, the period beginning on (and including) the date on which such Loan is made or continued and shall end on (but exclude) the next Payment Date. At the end of each LIBOR Interest Period, if such Loan is not repaid in full, the then outstanding principal amount of such Loan shall be continued for a new LIBOR Interest Period commencing at the end of the prior LIBOR Interest Period.

“Lien” means any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person.

“Listed Asset” means, at any time, an Asset for which three or more bids are quoted and available from a Pricing Source, subject in each case to the proviso in the definition of “Listed Value”.

“Listed Value” means, for any Listed Asset at any time, the bid price for such Asset most recently quoted by a Pricing Source; provided that, if the Collateral Manager reasonably believes that the price quoted by any such source is based on less than three bona fide bids, then at the Collateral Manager’s election, upon notice thereof from the Collateral Manager to the Administrative Agent, such Asset will not be considered a “Listed Asset” and the “Assigned Value” of such Asset will be determined in accordance with clause (b)(ii) of the definition of Assigned Value.

“LLC Agreement” means the Limited Liability Company Agreement of the Borrower, dated on or about the date hereof.

“Loans” has the meaning specified in Section 2(a) hereof.

“Market Value Adjusted Principal Balance” means, for any Asset, as of any date of determination, an amount equal to the lower of (x) the Assigned Value and (y) the bid-side market price of such Asset as of such date multiplied by the Principal Balance of such Asset as of such date; provided that, the parties hereto hereby agree that the Market Value Adjusted Principal Balance of any Asset that does not meet the Eligibility Requirements as of such date of determination shall be zero.

“Market Value Aggregate Adjusted Collateral Balance” means, as of any date of determination, an amount equal to the sum of the Market Value Adjusted Principal Balances of all Assets in the Collateral (including each potential Portfolio Asset that the Borrower has entered into a binding commitment to purchase that has not yet settled) on such date, after giving effect to all Portfolio Assets added to and removed from the Collateral on such date.

“Market Value Aggregate Net Collateral Balance” means, as of any date of determination, the Market Value Aggregate Adjusted Collateral Balance minus the Excess Concentrations (other than CCC/Caa Excess Concentrations), in each case, as of such date of determination.

“Market Value Borrowing Base” means, at any time, an amount equal to the sum of (i) the amounts in the Principal Collection Account, (ii) an amount equal to the product of (x) the Advance Rate as of such date and (y) the Market Value Aggregate Net Collateral Balance as of such date (excluding the Market Value Adjusted Collateral Value of such Portfolio Assets for which the Borrower has entered into a binding commitment to sell, but has not yet settled), and (iii) the aggregate sale price of all Assets not yet settled for which the Borrower has entered into a binding commitment to sell.

“Market Value OC Ratio” means, as of any Business Day,

(a)  the Market Value Borrowing  Base;  divided by

(b) the sum of (i) the outstanding principal balance of the Loans and (ii) an amount equal to the sum of the Market Value Adjusted Principal Balance for each potential Portfolio Asset for which the Borrower has entered into a binding commitment to purchase that has not yet settled.

“Material Action” means, with respect to any Person, an action to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to file any insolvency case or proceeding, to institute proceedings under any applicable insolvency law, to seek relief under any law relating to relief from debts or the protection of debtors, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person’s inability to pay its debts generally as they become due, or take action in furtherance of any such action.

“Material Adverse Effect” means, with respect to any Person (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, liabilities (actual or contingent) or financial condition of such Person or such Person and its Subsidiaries taken as a whole; (b) a material impairment of the ability of such Person to perform its obligations under any Transaction Document; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against such Person of any Transaction Document or (d) a material adverse effect upon the rights and the remedies of any Secured Party under any Transaction Document.

“Material Documents” means, with respect to any Asset, if available to the Collateral Manager using reasonable efforts, (a) a complete copy of the credit agreement specifying the terms, and governing the repayment, of such Asset, (b) the informational memorandum, offering memorandum or similar document, if any, relating to such Asset, (c) any available marketing materials with respect to such Asset, (d) any computational materials, stress runs, and cash flow analyses with respect to such Asset received by the Collateral Manager and (e)   such other documents and materials with respect to such Asset as may be reasonably requested by the Administrative Agent; provided that, with respect to clauses (b)-(e), such materials are not subject to any obligations of confidentiality by the Borrower or Collateral Manager.

“Material Modification” means each amendment or waiver of, consent or modification of, or supplement to or inaction with respect to, an Underlying Instrument governing a Portfolio Asset executed or effected on or after the related Acquisition Date, that:

(a) reduces, defers, waives or forgives any or all of the principal amount due under such Portfolio Asset or any lenders’ rights to payment of principal as and when due thereunder;

(b) defers, waives or forgives any interest payments, reduces the amount of interest due with respect to such Loan or permits any interest due in cash to be capitalized and added to the principal amount of such Portfolio Asset;

(c) extends, reschedules, delays or waives (i) the stated maturity date of such Portfolio Asset or (ii) any scheduled amortization of such Portfolio Asset;

(d) contractually or structurally subordinates such Portfolio Asset by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Assets securing such Portfolio Assets;

(e) substitutes, alters or releases or terminates (other than as permitted by such Underlying Instruments) all or any material portion of the Underlying Assets securing such Portfolio Asset;

(f) amends, waives, supplements or otherwise modifies in any way any term or provision of the related Underlying Instruments that impacts the calculation of any financial covenant or the determination of whether a default or an event of default has occurred with respect to the related Asset;

(g) results in any change in the currency of any payment of interest or principal to any currency; or

(h) any other amendment, waiver, modification or supplement that, in the reasonable discretion of the Administrative Agent, is material and adverse to the value of such Portfolio Asset.

“Maturity Date” means the earliest to occur of (a) the Business Day 12 months after the Conversion Date and (b) the date on which the Administrative Agent gives notice to the Borrower, the Collateral Manager and the Equityholder following the occurrence of and during the continuation of an Event of Default that the entire Outstanding Principal Amount of Loans shall be due and payable.

“Maximum Facility Amount” means, on any date of determination, the sum of the Individual Lender Maximum Funding Amounts for all Lenders. The sum of the Individual Lender Maximum Funding Amounts for all Lenders as of the ~~Closing~~Second Amendment Date is U.S.$~~45,000,000~~80,000,000.

“Maximum Portfolio Advance Rate” means, on any date of determination, the highest applicable number set forth on the following table:

Diversity Score	Maximum Portfolio Advance Rate

Less than 4	0%

At least 4 and less than 7	27%

At least 7 and less than 10	40.5%

At least 10 and less than 15	54%

At least 15	~~67.5%~~70%

“Maximum Portfolio Amount” means the sum of (i) the Maximum Facility Amount and (ii) the aggregate amount of all equity contributions made by the Equityholder to the Borrower (other than contributions made to cure a Default or an Event of Default) less any principal distributions to the Equityholder.

“Maximum Weighted Average Life Test” has the meaning set forth on Schedule F hereto.

“Measurement Date” means the Acquisition Date of a Portfolio Asset, or the day on which a default of a Portfolio Asset occurs.

“Minimum Floating Spread Test” has the meaning set forth on Schedule F hereto.

“Minimum Weighted Average Coupon Test” has the meaning set forth on Schedule F hereto.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Industry Classification” means the Moody’s Industry Classification Group List set forth in Schedule D-1 hereto.

“Moody’s Maximum Rating Factor Test” has the meaning set forth on Schedule F hereto.

“Moody’s Rating” means, with respect to any Portfolio Asset, the rating determined pursuant to Schedule E-1 hereto.

“Moody’s RiskCalc” has the meaning set forth on Schedule I hereto.

“New Loan” has the meaning set forth in Section 2(l) hereof.

“New Maximum Funding Amount” has the meaning set forth in Section 2(l)hereof.

“Multiemployer Plan” means, at any time, a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) and subject to ERISA then or at any time during the previous six years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of the Borrower or any ERISA Affiliate.

“Obligor” means, with respect to any Asset, any Person or Persons obligated to make payments pursuant to or with respect to such Asset, including any guarantor thereof.

“Obligor Measurement Date” means the last day of each relevant period for which an Obligor delivers financial reporting information that includes the calculation of financial covenants, as certified by an officer of such Obligor (which is required to occur no less frequently than quarterly).

“OC Ratio” means, as of any Business Day, the percentage calculated by dividing (a) the Borrowing Base by (b) the sum of (x) the Outstanding Principal Amount of the Loans and (y)  the aggregate Purchase Price of all Assets not yet settled for which the Borrower has entered into a commitment to purchase.

“OC Ratio Breach” means, ~~as of~~on any Business Day, a failure of the OC Ratio to be equal to or greater than 1.

“OC Ratio Posting Account” has the meaning specified in Section 3(a) hereof.

“OC Ratio Posting Excess” has the meaning specified in Section 6(b) hereof.

“OC Ratio Posting Payment” has the meaning specified in Section 6(a) hereof.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13(x)).

“Outstanding Principal Amount” means, as of any date of determination, the total outstanding principal amount of Loans made hereunder plus the principal amount of Loans committed to be made or funded hereunder (to the extent required to be made by the Lender to fund any potential borrowings) minus the amount of all repayments and prepayments of the principal amount of Loans on or prior to such date.

“Partial Deferrable Security” means any Asset with respect to which under the related Underlying Instruments (i) a portion of the interest due thereon is required to be paid in cash on each payment date therefor and is not permitted to be deferred or capitalized (which portion shall at least be equal to LIBOR or the applicable index with respect to which interest on such Asset is calculated (or, in the case of a fixed rate Asset, at least equal to the forward swap rate for a designated maturity equal to the scheduled maturity of such Asset)) and (ii) the issuer thereof or obligor thereon may defer or capitalize the remaining portion of the interest due thereon.

“Participant Register” has the meaning specified in Section 13(c)(iii) hereof. “Patriot Act” has the meaning specified in Section 13(m) hereof.

“Payment Date” means (i) quarterly on the last Business Day of each of March, June, September and December, beginning in March 2021 and (ii) the Maturity Date.

“Pension Plan” means, at any time, an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) and subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA (other than a Multiemployer Plan), then or at any time during the previous six years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of the Borrower or any ERISA Affiliate.

“Permitted Debt” means:

(a)  endorsement of instruments or other payment items for deposit,

(b) contingent obligations of the Borrower consisting of customary indemnification, expense reimbursement or similar obligations contained in contracts entered into in the ordinary course of business, including obligations to agents, custodians, trustees, deposit banks, letter of credit issuers, escrow agents, co-lenders and the Collateral Manager or in contracts for the sale or purchase of Assets permitted hereunder, and

(c) contingent obligations of the Borrower consisting of customary indemnification obligations imposed on, incurred by or asserted against officers and/or directors (or their equivalents) of Borrower.

“Permitted Distribution” means, on any Business Day, distributions of Principal Collections to the Equityholder prior to the last day of the Revolving Period; provided that amounts may be distributed pursuant to this definition out of Principal Collections in the Collection Account on any Business Day so long as (i) no Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (ii) the Market Value OC Ratio immediately after giving effect to such Permitted Distribution would be at least equal to 87.5%, (iii) no OC Ratio Breach has occurred and is continuing (or would occur after giving effect to such Permitted Distribution) and (iv) the Collateral Manager has provided a certificate to the Administrative Agent at least two (2) Business Days prior to such Permitted Distribution (x) setting forth the amount of such Permitted Distribution, (y) certifying that the conditions set forth in this definition will be met on the date of such Permitted Distribution and (z) providing evidence reasonably satisfactory to the Administrative Agent that an investor in the Equityholder has exercised its redemption rights, including the amount subject to such redemption rights.

“Permitted Liens” means (a) Liens granted to, or for the benefit of, the Administrative Agent, (b) Liens for Taxes that either (i) are not yet delinquent, or (ii) do not have priority over the Administrative Agent’s Liens and the validity of the underlying taxes, assessments, or charges or levies are currently being contested in good faith by appropriate proceedings with respect to which reserves have been provided on the books of the applicable Person in accordance with GAAP, (c) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under this Agreement, (d) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Eligible Investments on deposit in or credited to one or more Accounts maintained by Borrower or its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks or other depository institutions or securities intermediaries with which such Accounts are maintained, securing amounts owing to such bank or banks or other depository institutions or securities intermediaries (and subject to any applicable Account Control Agreement), (e) Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of the holders of indebtedness of such Obligor, (f) Liens permitted under the applicable Underlying Instruments that are reasonable and customary for similar loans and (g) any security interests, Liens and other rights and encumbrances granted under any governing documents or other agreement between or among or binding upon the Borrower as the holder of equity in an Obligor.

“Permitted RIC Distribution” means distributions to the Equityholder (from the Collection Account or otherwise) to the extent required to allow the Equityholder to make sufficient distributions to qualify as a regulated investment company and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 100% of the amounts that the Borrower would have been required to distribute to the Equityholder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code, (B) no Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted RIC Distribution) and (C) amounts may be distributed pursuant to this definition only to the extent of available Excess Interest Collections and/or Principal Collections and only so long as (x) no OC Ratio Breach or IC Ratio Breach has occurred immediately prior to or will occur immediately after giving effect to such Permitted RIC Distribution (unless otherwise consented to by the Administrative Agent in its sole discretion), (y) the Borrower certifies the above in a RIC Distribution Notice to the Administrative Agent at least two (2) Business Days prior to the applicable distribution and (z) the Borrower provides at least two (2) Business Days’ prior written notice thereof to the Administrative Agent and the Custodian.

“Permitted Working Capital Lien” means, with respect to any Asset, a Lien on the applicable Underlying Assets that (a) is first priority under Applicable Law or by contract, (b) is on specified accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit and investment accounts or other customary working capital assets, (c) that secures working capital Indebtedness of the related Obligor and (d) is identified on the related Approval Request (along with the related Indebtedness) or otherwise approved by the Administrative Agent in its sole discretion.

“Person” means an individual, corporation (including a business trust or a limited liability company), partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Portfolio Asset” means each Asset acquired (or committed to be acquired) by the Borrower hereunder, in each case, which shall satisfy the Eligibility Requirements as of the related Acquisition Date.

“Portfolio Asset Buy Confirmation” means with respect to any Portfolio Asset, documentation (which may be in the form of an email) evidencing, in reasonable detail, the Borrower’s acquisition of such Portfolio Asset, and which shall identify at least the obligor, price and the Principal Balance of such Portfolio Asset.

“Pricing Source” means each of Loan Pricing Corporation, LoanX, Markit Partners or any other nationally recognized loan pricing service mutually agreed upon by the Administrative Agent and the Collateral Manager; provided that neither the Collateral Manager nor any of its Affiliates shall be a Pricing Source; provided, further, that the Administrative Agent shall have the ability upon at least fifteen (15) Business Days’ prior written notice to advise the Collateral Manager that one or more sources listed herein is no longer considered to be a Pricing Source, if in the Administrative Agent’s commercially reasonable discretion such Pricing Source has largely or entirely exited its loan pricing business.

“Principal Balance” means, with respect to any Asset as of any date of determination, the outstanding principal amount of such Asset (including the maximum outstanding unfunded commitment under such Asset) as of such date of determination.

“Principal Collection Account” has the meaning specified in Section 3(a) hereof.

“Principal Collections” means any and all collections received with respect to the Borrower Collateral other than Interest Collections, including (but not limited to) all collections attributable to principal on such Borrower Collateral.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Purchase Price” means, with respect to each Portfolio Asset, the amount (expressed as a percentage of par) paid (or committed to be paid) by the Borrower to acquire such Asset (excluding (x) any deferred or capitalized interest on such Asset, (y) purchased accrued interest and (z) up to 3% original issue discount).

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable. “Reference Rate” means the prime rate as determined by BNP Paribas in New York, New York, from time to time.

“Register” has the meaning specified in Section 13(c)(ii) hereof.

“Registered” means a debt obligation that was issued after July 18, 1984 and that is in registered form for purposes of the Code.

“Reinvestment” has the meaning specified in Section 5(b) hereof. “Related Parties” has the meaning specified in Section 13(n) hereof. “Relevant Agents” has the meaning specified in Section 13(g) hereof.

“Required Lenders” means (a) any Lender that is an affiliate of the Administrative Agent and (b) Lender holding more than 50% of the aggregate Individual Lender Maximum Funding Amounts; provided that the Individual Lender Maximum Funding Amount of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Resolution Time” means 3:00 p.m. New York time on the Business Day following the day a notice of dispute is sent to the Administrative Agent.

“Resolution Value” means, with respect to a Disputed Asset, a single Independent Bid obtained by a party that:

(i) relates to the full par amount of such Disputed Asset;

(ii) is notified to the other party, together with reasonable evidence of such bid, by the Resolution Time; and

(iii) was firm and actionable for a period of at least 2 hours after the Resolution Time.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any class of limited liability company interests of the Borrower now or hereafter outstanding, except (a) a dividend or distribution paid solely in interests of that class of limited liability company interests or in any junior class of limited liability company interests of the Borrower or (b) a Permitted RIC Distribution, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of limited liability company interests of the Borrower now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire limited liability company interests of the Borrower now or hereafter outstanding.

“Retention” has the meaning specified in Section 9(e)(i) hereto.

“Retention Basis Amount” means the nominal value of all Portfolio Assets held by the Borrower from time to time.

“Revaluation Event” means each occurrence of any of the following with respect to any Portfolio Asset:

(a) since the acquisition of such Portfolio Asset: (i) the long-term obligation rating assigned by Moody’s to such Portfolio Asset has been downgraded to “Caa1” or lower, or (ii) the long-term issue credit rating assigned by S&P to such Portfolio Asset has been downgraded to “CCC+” or lower~~, or (iii) either (x) the long-term obligation rating assigned by Moody’s to such Portfolio Asset or~~; provided that any Revaluation Event pursuant to this clause (~~y~~a) ~~the long-term issue credit rating assigned by S&P to such Portfolio asset, has been downgraded by 2 or more notches~~shall only apply to the portion of the related Portfolio Assets that represent CCC/Caa Excess Concentrations;

(b) a Bankruptcy Event with respect to the related Obligor;

(c) (i) a payment default with respect to principal, interest or recurring fees on such Portfolio Asset which remains uncured for the shorter of (x) any applicable grace period and (y) five (5) Business Days or (ii) any other default with respect to such Portfolio Asset, together with the election by any agent or lender (including, without limitation, the Borrower) to accelerate such Portfolio Asset or to enforce any of their other respective secured creditor rights or remedies under the applicable UCC or by other institution of legal or equitable proceedings, in each case pursuant to the applicable Underlying Instruments;

(d) a Material Modification with respect to such Portfolio Asset that was not approved by the Administrative Agent (in its sole discretion); ~~or~~

(e) (x) the related Obligor fails to deliver to the Borrower or the Collateral Manager any financial reporting information (i) as required by the Underlying Instruments of such Portfolio Asset (giving effect to any applicable grace period thereunder) and (ii) no less frequently than quarterly (subject to the delivery requirements of the Underlying Instruments) or (y) the Borrower or the Collateral Manager fails to deliver, upon the Administrative Agent’s request, any information described in clause (x) to the Administrative Agent within 5 Business Days of receipt from the Obligor; and

(f) as determined as of any Obligor Measurement Date, (A) the reduction, if any, in the bid-side market price of such Portfolio Asset as of such date as a percentage of the Portfolio Asset as a percentage of the Purchase Price of such Portfolio Asset minus (B) the change, if any, in the price level of the S&P/LSTA US Leveraged Loan 100 Index as a percentage of the price level of the S&P/LSTA US Leveraged Loan 100 Index on the purchase date of such Portfolio Asset is greater than 15 percentage points.

“Revolving Collateral Obligation” means an Asset (other than a Delayed Drawdown Collateral Obligation, but including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the borrower thereunder by the Borrower; provided, however that any such Asset shall be a Revolving Collateral Obligation only until all commitments by the Borrower to make advances to the borrower thereunder expire, are terminated or are irrevocably reduced to zero.

“Revolving Period” means the period commencing on the date of this Agreement and ending on the date that is ~~twelve~~forty-eight calendar months from ~~the date hereof~~Closing Date, unless terminated earlier by the Borrower.

“RIC Distribution Notice” means a written notice setting forth the calculation of the Borrower’s net taxable income (determined as if the Borrower were a domestic corporation for U.S. federal income tax purposes) and of any Permitted RIC Distribution and certifying that the Equityholder remains a “regulated investment company” under Subchapter M of the Code.

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“S&P Rating” means with respect to any Portfolio Asset, the rating determined pursuant to Schedule E-2 hereto.

“Sale Agreement” means the Loan Sale Agreement, dated as of the date hereof by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanctioned Country” has the meaning specified in Section 8(a)(vi)(B) hereto.

“Sanctioned Person” has the meaning specified in Section 8(a)(vi)(B) hereto.

“Sanctions” has the meaning specified in Section 8(a)(vi)(B) hereto.

“SEC” means the United States Securities and Exchange Commission.

“Second Amendment Date” means October 28, 2021.

“Secured Parties” means the Administrative Agent, the Lenders, the Custodian, the Securities Intermediary, each Indemnitee and their respective successors and assigns.

“Securities Act” has the meaning specified in Section 4(d)(i) hereof.

“Securities Intermediary” means U.S. Bank National Association, in its capacity as securities intermediary pursuant to the Account Control Agreement, or any subsequent (i) Clearing Corporation or (ii) Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity or agreeing to act in such capacity pursuant to the Account Control Agreement.

“Securitisation Regulation” means Regulation (EU) 2017/2402.

“Senior Net Leverage Ratio” means, for each Obligor Measurement Date with respect to an Asset, the leverage ratio of the Obligor calculated using the most recent quarterly financial information of the Obligor in accordance with either (a) the meaning of “Senior Net Leverage Ratio” or any comparable definition set forth in the related Underlying Instruments, provided that for purposes of such definition, Indebtedness shall include such Asset but shall exclude Indebtedness that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to such Asset as of the date of determination; or (b) in the case of any Asset with respect to which the related Underlying Instruments do not include a definition of “Senior Net Leverage Ratio” or any comparable definition, the ratio of (i) the Indebtedness (including, without limitation, such Asset) of the applicable Obligor other than Indebtedness that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to such Asset as of the date of determination minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable period.

“SPV Criteria” means criteria, with respect to any Person, that will be met if such Person satisfies each of the following:

(a) it shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall use commercially reasonable efforts to avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that its assets are available to pay the creditors of any of its equityholders or any Affiliate thereof;

(b) it shall maintain records and books of account separate from those of any other Person;

(c) it shall pay its own operating expenses and liabilities from its own funds;

(d) [reserved];

(e) it shall not (i) hold itself out as being liable for the debts of any other Person, (ii) pledge its assets to secure the obligations of any other Person or (iii) guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit or assets as being available to pay the obligations of any other Person;

(f) it shall (i) keep its assets and liabilities separate from those of all other entities and (ii) except as expressly contemplated herein with respect to Excluded Amounts, not commingle its assets with assets of any other Person;

(g) it shall maintain bank accounts or other depository accounts separate from any other person or entity, including any Affiliate;

(h) it shall at all times hold itself out to the public and all other Persons as separate from its Affiliates and from any other Person;

(i) it shall file its own tax returns separate from those of any other Person, except to the extent that it is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under Applicable Law, and shall pay any taxes required to be paid by it under Applicable Law;

(j) it shall conduct its business only in its own name and comply with all organizational formalities necessary to maintain its separate existence;

(k) it shall maintain separate financial statements, if any, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement or surprise audit of any other Person; provided that its assets may be included in a consolidated financial statement or surprise audit of its Affiliate so long as (i) appropriate notation shall be made on such consolidated financial statements (if any) or surprise audit to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on its own separate balance sheet;

(l) it shall not, except for capital contributions or capital distributions permitted under the terms and conditions of the Transaction Documents and the Borrower’s Governing Documents and properly reflected on its books and records, enter into any transaction with an Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction;

(m) it shall maintain a sufficient number of employees (which number may be zero) in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds;

(n) it shall use separate invoices bearing its own name;

(o) it shall correct any known misunderstanding regarding its separate identity and not identify itself as a department or division of any other Person;

(p) it shall maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require its equityholders to make additional capital contributions;

(q) it shall not acquire any obligation or securities of its members or of any Affiliate;

(r) it shall not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that it may invest in Assets and other investments permitted under the Transaction Documents;

(s) it shall not, to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or transfer of all or substantially all of its assets other than such activities as are expressly permitted pursuant to the Transaction Documents;

(t) except as expressly permitted by the Transaction Documents, it shall not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity;

(u) it shall not acquire any asset or property except as permitted by the Transaction Documents;

(v) it shall not engage, directly or indirectly, in any business other than as required or permitted to be performed by the Transaction Documents and transactions incidental thereto or to its existence as a limited liability company;

(w) it shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, including for shared office space and for services performed by an employee of any Affiliate; and

(x) it shall not take any Material Action without the prior written consent of its Independent Manager.

“Step-Down Obligation” means an obligation which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such obligation (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation providing for payment of a constant rate of interest, or a constant spread over a floating rate index or benchmark, as the case may be, at all times after the date of acquisition by the Borrower shall not constitute a Step-Down Obligation.

“Step-Up Obligation” means any obligation which provides for an increase, in the case of an obligation which bears interest at a fixed rate, in the per annum interest rate on such obligation or, in the case of an obligation which bears interest at a floating rate, in the spread over that applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation providing for payment of a constant rate of interest, or a constant spread over a floating rate index or benchmark, as the case may be, at all times after the date of acquisition by the Borrower shall not constitute a Step-Up Obligation.

“Structured Finance Obligation” means, any obligation of a special purpose vehicle secured directly by, referenced to, or representing ownership of, and the payments of which are principally dependent upon, a pool of receivables or other assets; provided that, for purposes of this definition, any financial guarantee insurance policy or other guarantee or “wrap” of such special purpose vehicle’s obligation to make payments shall be disregarded.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Synthetic Security” means a security or swap transaction (excluding, for purposes of this Agreement, a participation interest) that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

“Target Portfolio Amount” means U.S.$400,000,000.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Obligations” means, the sum of accrued and unpaid interest on the Loans to (but excluding) the date of payment, the Outstanding Principal Amount of all Loans and all other amounts (including without limitation fees, expenses and indemnities) payable to the Secured Parties under the Transaction Documents.

“Total Adjusted Collateral Value” means, as of any date of determination, the sum of the Adjusted Collateral Values of each Portfolio Asset plus, without duplication, the amounts on deposit in the Principal Collection Account, Interest Collection Account and Trust Account.

“Total Net Leverage Ratio” means, with respect to any period and any Asset, the leverage ratio of the Obligor calculated using the most recent quarterly financial information of the Obligor in accordance with either (a) the meaning of “Total Net Leverage Ratio” or any comparable definition set forth in the related Underlying Instruments; or (b) in the case of any Asset with respect to which the related Underlying Instruments do not include a definition of “Total Net Leverage Ratio” or any comparable definition, the ratio of (i) the Indebtedness (excluding such Asset) of the applicable Obligor as of the relevant date of determination minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable period.

“Transaction Documents” means this Agreement, the promissory note(s) (if any), the Account Control Agreement, the Lender Fee Letter, the Administrative Agent Fee Letter, the Collateral Management Agreement, the Custody Agreement, the Sale Agreement and any other agreements pursuant to which the Accounts are established and maintained and any other documentation required to be executed and delivered by the Borrower from time to time pursuant to this Agreement.

“Trust Account” has the meaning specified in Section 3(a) hereof.

“UCC” means the Uniform Commercial Code in effect in each applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Underlying Assets” means, with respect to an Asset, any property or other assets designated and pledged as collateral to secure repayment of such Asset, including, without limitation, to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all proceeds from any sale or other disposition of such property or other assets.

“Underlying Instruments” means with respect to an Asset, the trust deed, indenture, credit agreement or other agreement pursuant to which an Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which holders of such Asset are the beneficiaries.

“Unrestricted Cash” means, with respect to any period and any Asset, either (a) the meaning of “Unrestricted Cash” or any comparable definition set forth in the related Underlying Instruments, or (b) in the case of any Asset with respect to which the related Underlying Instruments do not include a definition of “Unrestricted Cash” or any comparable definition, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any Lien (other than blanket Liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower.

“Unused Fee” has the meaning set forth in the Lender Fee Letter.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2(j)(vii)(B)(2)(c).

“Volcker Rule” means Section 13 of the Bank Holding Company Act of 1956, as amended, and any applicable implementing regulations.

“Weighted Average Advance Rate” means, as of any date of determination, (a) the sum of the products, for each Portfolio Asset, of (i) its Asset Advance Rate and (ii) its Adjusted Collateral Value divided by (b) the sum of the Adjusted Collateral Values of each Portfolio Asset.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zero-Coupon Security” means any obligation that at the time of purchase does not by its terms provide for the payment of cash interest; provided that if, after such purchase such obligation provides for the payment of cash interest, it will cease to be a Zero-Coupon Security.

(b) For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii) references herein to Sections, subsections, clauses and other subdivisions without reference to a document are to designated Sections and other subdivisions of this Agreement;

(iii) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(iv) the term “include” or “including” shall mean without limitation by reason of enumeration;

(v) the Section and subsection titles and headings in this Agreement are for convenience of reference only and will be disregarded in and have no effect on any interpretation of the provisions of this Agreement;

(vi) reference to any agreement, instrument or document means such agreement, instrument, or document as it may be amended or otherwise modified form time to time, and including all schedules and exhibits thereto;

(vii) reference to any rule, statute or law means such rule, statute, or law as it may be amended, supplemented, replaced or superseded from time to time; and

(viii) for the avoidance of doubt, on each applicable date, compliance with the Eligibility Requirements for each Portfolio Asset shall be re-determined by the Collateral Manager as of such date and, as a consequence thereof, Assets that were previously Portfolio Assets on a prior date may become ineligible (and vice versa).

SECTION 2. THE REVOLVING FACILITY

(a) The Maximum Facility Amount. Subject to the terms and conditions set forth herein, the Lenders agree to make available to the Borrower an uncommitted revolving credit facility providing for loans (“Loans”) in an aggregate principal amount not exceeding the lesser of (A) the Maximum Facility Amount as of the funding date of such Loan and (B) the Borrowing Base as of the funding date of such Loan (calculated after giving effect to the deposit or investment of the proceeds on such funding date), which Loans shall be used by the Borrower to acquire Assets. Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, repay and re-borrow Loans until the Conversion Date. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge that this is an uncommitted facility and there is no express or implied commitment on the part of the Administrative Agent or Lender to provide any Loan except that, in the case of Assets approved by means of Approval Requests, the Lenders shall have committed to fund the related Loans (up to the amount(s) specified in the related Approval Requests) provided that the related conditions precedent set forth in Section 7 are satisfied.

(b) Requests for Asset Approval. The Collateral Manager, on behalf of the Borrower, shall provide to the Administrative Agent (with a copy to the Borrower) a notice by electronic mail in the form of Annex A (or in the form of an Excel spreadsheet containing each of the information fields appearing on Annex A with respect to the proposed Asset) with respect to each Asset proposed to be purchased with, if applicable, funds held in the Trust Account or the proceeds of a Loan or Principal Collections pursuant to Section 5(b) (together with any attachments required in connection therewith, an “Approval Request”), together with copies of any Material Documents related to such Asset requested by the Administrative Agent. If the Administrative Agent receives an Approval Request by 11:00 a.m. New York City time on any Business Day, the Administrative Agent shall notify the Collateral Manager and the Borrower in writing (including via electronic mail) whether it has approved or rejected such Approval Request by 3:00 p.m. New York City time on the second Business Day thereafter (it being understood, for the avoidance of doubt, that any Approval Request received by the Administrative Agent after 11:00 a.m. New York City time on any Business Day shall be deemed to have been received on the following Business Day); provided that if the Administrative Agent does not notify the Collateral Manager and the Borrower whether it has approved or rejected such Approval Request by 3:00 p.m. New York City time on the second Business Day after receipt, such Approval Request shall be deemed to be rejected. No later than 4:30 p.m. New York City time on the same Business Day that the Collateral Manager and Borrower receive an approved Approval Request from the Administrative Agent (or reconfirmation of an approved Approval Request in accordance with the proviso to this sentence), the Collateral Manager, on behalf of the Borrower, shall provide by electronic mail to the Administrative Agent (with a copy to the Borrower and the Custodian) a copy of the Portfolio Asset Buy Confirmation; provided that if the Collateral Manager on behalf of the Borrower (x) does not enter into a commitment to purchase a Portfolio Asset on the same Business Day as the approval of the related Approval Request is first received from the Administrative Agent and (y) still wishes to purchase such Portfolio Asset on the next Business Day, the Collateral Manager, by 11:00 a.m. New York City time on such Business Day, shall request the Administrative Agent to reconfirm to the Collateral Manager and the Borrower that the related approved Approval Request shall remain valid until 4:30 p.m. New York City time on such Business Day; provided that with respect to any Approval Request obtained for a primary commitment where the Borrower does not enter into a commitment to purchase the related Portfolio Asset on the same Business Day as such approval was first received, (x) no such reconfirmation shall be required so long as the Collateral Manager provides notice to the Administrative Agent of the allocation made to the Borrower under such primary commitment on the day such allocation is known to either the Borrower or the Collateral Manager and (y) if the allocation made to the Borrower is less than the amount approved in connection with the related Approval Request, no additional Approval Request or reconfirmation shall be required for the Borrower to purchase the related Portfolio Asset in the secondary market on the same day the Borrower purchases such Portfolio Asset in the primary distribution so long as the sum of the Principal Balance of the portion of the Portfolio Asset purchased in the primary distribution and the Principal Balance of the portion of the Portfolio Asset purchased in the secondary market is no greater than the total Principal Balance of such Portfolio Asset approved in the related Approval Request. The Administrative Agent shall have the right, acting in its sole and absolute discretion, to approve, reject or rescind any Approval Request and to request additional information reasonably available to the Borrower regarding any proposed Asset; provided, that any rescission of approval shall not invalidate any commitment to purchase an Asset entered into by the Borrower (or the Collateral Manager on its behalf) prior to the receipt by the Collateral Manager of such written notice of rescission (including receipt by email), in which case, such Asset shall be deemed to remain approved until settlement of such purchase.

(c) Borrowings. If, prior to the Conversion Date, the Collateral Manager wishes to purchase an Asset on behalf of the Borrower for which the Approval Request has been approved pursuant to Section 2(b) and funds in the Trust Account are insufficient to provide for such purchase, the Collateral Manager shall request a Loan for such purpose by, no later than noon, New York City time, on the third Business Day preceding the proposed date of such Loan, providing to the Administrative Agent (with a copy to the Borrower) an irrevocable notice (which may be signed by the Collateral Manager on behalf of the Borrower) by electronic mail or facsimile transmission substantially in the form of Annex B hereto (together with any attachments required in connection therewith, a “Borrowing Request”). The Administrative Agent shall notify, as soon as reasonably practical but in no event later than 5:00 p.m. New York City time three (3) Business Days prior to the proposed date of the Loan, the Lenders each time it receives a Borrowing Request. Unless otherwise agreed to by the Lenders, each Loan shall be in a minimum principal amount of $500,000 and shall be in an amount (not less than zero) equal to (i) the Purchase Price of the Asset, together with any purchased accrued interest with respect thereto (as specified in the Approval Request) minus (ii) the balance (if any) in the Trust Account. To the extent that more than one Lender is a party hereto, each Loan shall consist of loans made by the Lenders ratably in accordance with their Individual Lender Maximum Funding Amounts. Each Lender at its option may make any Loan or portion of a Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan and may at any time cause any Loan to be transferred to any domestic or foreign branch or Affiliate of such Lender. Upon satisfaction of the conditions to borrowing set forth in this Section 2 and in Section 7, the Lenders shall advance the applicable principal amount of each Loan on the date specified in the related Borrowing Request and the proceeds thereof shall be paid into the Trust Account or otherwise at the direction of the Borrower (or the Collateral Manager on its behalf) as set forth in the Borrowing Request for application toward the acquisition cost of the related Asset. The Lenders shall not fund any Loans to the Borrower if a Default has occurred and is continuing.

Notwithstanding the preceding paragraph, the Collateral Manager, on behalf of the Borrower, may deliver a Borrowing Request to the Administrative Agent on the first or second Business Day prior to the proposed date of the funding of a Loan (an “Expedited Borrowing Request”). Upon receipt of an Expedited Borrowing Request, the Administrative Agent shall promptly notify the Lenders of such Loan, and the Lenders shall use commercially reasonable efforts to make such Loan on the proposed funding date set forth in the Expedited Borrowing Request subject to the terms and conditions for borrowings otherwise set forth in this Agreement, except that the Borrower shall pay to the Lenders any losses, costs or expenses incurred by the Lenders in connection with making such Loan on such proposed funding date on the date any interest is due under such Loan; provided, that if the Lenders are unable to make a Loan pursuant to an Expedited Borrowing Request due to the occurrence of a force majeure, or any other unexpected and unforeseen event, including, without limitation, market disruptions, the Lenders shall make such Loan subject to the terms and conditions for Loans otherwise set forth in this Agreement as soon as they are reasonably able to do so.

(d) Interest and Unused Fee. Loans (other than as set forth in the next two succeeding provisos) shall bear interest at a rate per annum equal to ~~LIBOR~~the Benchmark plus the Applicable Margin until repaid; provided that any Loan with respect to which ~~LIBOR~~Benchmark cannot be determined, shall bear interest at a rate per annum equal to the Reference Rate plus the Applicable Margin; provided, further that upon the occurrence and during the continuance of an Event of Default, the Loans shall bear interest at a rate per annum equal to ~~LIBOR~~the Benchmark or the Reference Rate, as applicable, plus the Applicable Margin plus 2.00%. Interest shall be calculated daily on the basis of a year of 360 days and actual days elapsed. Interest shall accrue on each Loan through but excluding the date of payment.

The Borrower shall pay to the Administrative Agent for the benefit of the Lenders all accrued and unpaid interest on the Loans and, if applicable, any related Breakage Costs, on the Maturity Date; provided that the Borrower shall partially or fully pay accrued and unpaid interest for the related Interest Accrual Period on each Payment Date (if any) to the extent of Interest Collections and Principal Collections available for such payment pursuant to this Agreement (and any unpaid interest shall remain outstanding). Accrued and unpaid interest on past due amounts shall be payable on demand.

In no case shall interest payable hereunder exceed the amount that any Lender may charge or collect under Applicable Law.

The Borrower shall pay to the Administrative Agent for the benefit of the Lenders all accrued and unpaid Unused Fee for the related Interest Accrual Period on each Payment Date.

(e) Optional Reductions. At any time after the Closing Date but prior to the Conversion Date, the Borrower shall have the right to terminate or reduce the unused amount of the Maximum Facility Amount at any time or from time to time concurrently with the payment of any applicable fees payable pursuant to the Administrative Agent Fee Letter in connection therewith upon not less than two (2) Business Days’ prior notice to the Lenders and the Administrative Agent of each such termination or reduction, which notice shall specify the effective date of such termination or reduction and the amount of any such reduction; provided that (i) the amount of any such reduction of the Maximum Facility Amount shall be equal to at least $500,000 or an integral multiple of $100,000 in excess thereof or, if less, the remaining unused portion thereof and (ii) no such reduction will reduce the Maximum Facility Amount below the sum of (x) aggregate principal amount of Loans outstanding at such time and (y) the aggregate amount of unfunded advances under Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that the Borrower has committed to fund but not borrowed Loans to fund at such time. Such notice of termination or reduction shall be irrevocable and effective only upon receipt and shall be applied pro rata to reduce the respective Individual Lender Maximum Funding Amounts of each Lender.

The Individual Lender Maximum Funding Amounts of the Lenders once terminated or reduced may not be reinstated. Each reduction of the Maximum Facility Amount pursuant to this Section 2.07 shall be applied ratably among the Lenders in accordance with their respective Individual Lender Maximum Funding Amounts.

(f) Evidence of Loans. The Loans and all payments thereon shall be evidenced by the Administrative Agent’s loan accounts and records; provided that upon the request of any Lender, the Loans may be evidenced by a promissory note in the form of Annex C hereto in addition to such loan accounts and records. Such loan accounts, records and promissory note shall be conclusive absent manifest error of the amount of the Loans and payments thereon. Any failure to record any Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Loans.

(g) Repayment of Principal on the Maturity Date. The entire Outstanding Principal Amount of Loans shall be due and payable on the Maturity Date, and on the Maturity Date the Borrower shall pay such amount to the Administrative Agent on behalf of the Lenders, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.

(h) Prepayments.

(i) Optional Prepayments. The Borrower may, upon three Business Days’ notice to the Administrative Agent, prepay one or more outstanding Loans in whole, or in part, on any Business Day, together with accrued and unpaid interest in respect of such Loans through (but excluding) the date of such prepayment and, if applicable, any related Breakage Costs. Such prepayment may be made with the proceeds of a sale or liquidation of a Portfolio Asset in accordance with the Transaction Documents or out of funds available in the Principal Collection Account or Trust Account on the date of such prepayment.

(ii) Mandatory Prepayments. In connection with any sale or disposition of a Portfolio Asset pursuant to Section 5, unless the Administrative Agent has agreed in writing that such proceeds may be used in connection with a Reinvestment pursuant to Section 5(b), the Borrower shall, upon three (3) Business Days’ notice to the Administrative Agent, use such sale or disposition proceeds to prepay one or more outstanding Loans in whole, or in part, on any Business Day, together with accrued and unpaid interest in respect of such Loans through (but excluding) the date of such prepayment and, if applicable, any related Breakage Costs.

(i) Payments in General. Except as otherwise expressly provided herein, all payments to the Administrative Agent and the Lenders hereunder shall be made in Dollars in immediately available funds to the account or accounts designated in writing to the Borrower by the Administrative Agent and from time to time for such purpose not later than 2:00 p.m. (New York City time) on the date specified herein. All payments to the Administrative Agent and the Lenders hereunder shall be made in full without deduction for any counterclaim, defense, recoupment or set-off.

For purposes hereof, the initial wiring instructions for payments to the Administrative Agent and the Lenders hereunder shall be:

BNP PARIBAS, NEW YORK

Attention: Loan Servicing ABA: 026 007 689

Account #: 10313000103

Reference: Loan Servicing Clearing Account – Steele Creek Capital Funding I, LLC

(j) Taxes.

(i) Defined Terms. For purposes of this Section 2(j), the term “applicable law” includes FATCA.

(ii) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then such Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2(j)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(iii) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(iv) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2(j)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

(v) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13(c)(iii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (v).

(vi) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower pursuant to this Section 2(j), the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(vii) Status of Lenders. (A) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2(j)(vii)(B)(1), (B)(2) and (B)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(B) Without limiting the generality of the foregoing,

(1) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

a. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b. executed copies of IRS Form W-8ECI;

c. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Annex G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

d. to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Annex G-2 or Annex G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Annex G-4 on behalf of each such direct and indirect partner;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(4) if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(viii) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2(j) (including by the payment of additional amounts pursuant to this Section 2(j)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2(j) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (viii) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (viii), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (viii) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(ix) Survival. Each party’s obligations under this Section 2(j) shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

(k) Reporting.

(i) Daily Reports. On each Business Day occurring after the date hereof, the Collateral Manager shall compile (or cause to be compiled) and make (or cause to be made) available (including via appropriate electronic means acceptable to each recipient) to each Lender and the Administrative Agent a daily report (each, a “Daily Report”), which may be a Microsoft Excel file, prepared as of the close of business of the immediately preceding Business Day. All information in such Daily Report with respect to the Portfolio Assets shall be provided on both a trade date and settlement date basis (except with respect to clause (D), which shall be provided on a trade date basis), as may be updated from day-to-day. Each such Daily Report must contain the following information:

(A) a list of all Portfolio Assets, the Assigned Value of each Portfolio Asset, and the following information:

(1) Total Adjusted Collateral Value and Aggregate Adjusted Collateral Value of the Portfolio Assets;

(2) a list of all Portfolio Assets and Equity Securities owned by the Borrower, including, with respect to each such Portfolio Asset, the following detailed information:

a. its obligor (including the issuer ticker, if any);

b. its CUSIP, LoanX ID or other unique identifier;

c. its Principal Balance (other than any accrued interest that was purchased with Principal Collections (but excluding any capitalized interest)) and any unfunded exposure amount pertaining thereto;

d. the percentage of the Total Adjusted Collateral Value that it represents;

e. its interest rate or spread (without regard to any LIBOR floor);

f. its stated maturity;

g. the Moody’s Industry Classification of its obligor;

h. its (a) Moody’s Rating, unless such rating is based on a credit estimate unpublished by Moody’s and (b) S&P Rating, unless such rating is based on a credit estimate unpublished by S&P;

i. its Moody’s Default Probability Rating and the Moody’s Rating Factor used in the determination of the Moody’s Weighted Average Rating Factor;

j. the country of domicile of its obligor;

k. an indication as to whether it is (a) a First Lien Loan, (b) a Bridge Loan, (c) a First-Lien Last-Out Loan, (d) a loan with a facility rating of “Caa” or below by Moody’s, (e) a loan with a facility rating of “CCC” or below by S&P, (f) a cov-lite loan, (g) a Defaulted Obligation, (h) a Delayed Drawdown Collateral Obligation, (i) a DIP Collateral Obligation, (j) a fixed rate Asset, (k) a Revolving Collateral Obligation or (l) an Asset with a LIBOR floor;

l. for each Asset with a LIBOR floor, its LIBOR “floor” rate; and

m. its Purchase Price paid by the Borrower for any Portfolio Asset and the Assigned Value of such Portfolio Asset since inception;

(3) for each Account, a schedule showing the beginning balance, each credit or debit and specifying the nature, source and amount, and the ending balance; and

(4) the identity of each Defaulted Obligation, its Assigned Value and its date of default;

(B) the identity, purchase date, purchase price paid by the Borrower for any Portfolio Asset (exclusive of any interest, accrued interest or upfront fees) and the amount (expressed as a percentage of par) equal to (1) the purchase price paid by the Borrower for any given Portfolio Asset (exclusive of any interest, accreted interest and upfront fees) divided by (2) the outstanding principal balance, as of the date of purchase, of the portion of such Portfolio Asset purchased by the Borrower (exclusive of any interest, accreted interest, original issue discount and upfront fees) since inception;

(C) the identity, sale date, sale proceeds, reason for such sale/prepayment and sales price of each Portfolio Asset sold or prepaid by the Borrower, including any realized gain or realized loss, since inception; and

(D) the result of each of the following: (1) the OC Ratio (and setting forth the percentage required to avoid an OC Ratio Breach), (2) each element of the Collateral Quality Test (and setting forth the applicable number or percentage required to satisfy each such element of the Collateral Quality Test) and (3) the percentage of Portfolio Assets comprising the Total Adjusted Collateral Value or Maximum Portfolio Amount, as applicable, for each of the Concentration Limitations (and setting forth the applicable percentage limit required to satisfy each Concentration Limitation).

(ii) The Collateral Manager shall make available such other information regarding the Portfolio Assets as the Administrative Agent and the Lenders may reasonably request to the extent such other information is in the possession of the Collateral Manager or available to the Collateral Manager without commercially unreasonable burden or expense, subject in all cases to applicable confidentiality restrictions.

(iii) In connection with the foregoing reports, as mutually agreed between the Custodian and the Collateral Manager, at the Collateral Manager’s request the Custodian shall assist the Collateral Manager in the preparation of such reports, and shall enjoy all the same rights, protections, immunities and indemnities granted to it under the Custody Agreement in connection therewith.

(l) ~~[Reserved].~~Incremental Lenders.

(i) The Borrower may, by written notice to the Administrative Agent and each Lender, elect to request, prior to the last day of the Revolving Period, an increase to the existing Individual Lender Maximum Funding Amount (any such increase, the “New Maximum Funding Amounts”) by an amount with the consent of the Administrative Agent and each Lender whose Individual Lender Maximum Funding Amount is being increased thereby in their respective sole discretion and subject to any internal approvals;. Each such notice shall specify (i) the amount of the New Maximum Funding Amount, (ii) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Maximum Funding Amounts shall be effective and approved in writing by the Administrative Agent and (iii) the identity of each Lender (each, an “Increasing Lender”) to whom the Borrower proposes any portion of such New Maximum Funding Amounts be allocated and the amounts of such allocations (if then known). Such New Maximum Funding Amounts shall become effective as of such Increased Amount Date; provided that (A) no Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Maximum Funding Amounts; (B) the New Maximum Funding Amounts shall be effected pursuant to one or more Funding Increase Agreements for any Lender executed and delivered by the Borrower, such Lender and the Administrative Agent, and each of which shall be recorded in the Register; (C) the Borrower shall pay any other required fees as reasonably agreed upon in connection with the New Maximum Funding Amounts; and (D) the Borrower shall deliver or cause to be delivered any legal opinions or other customary closing documents reasonably requested by Administrative Agent or an Increasing Lender in connection with any such transaction.

(ii) On any Increased Amount Date on which New Maximum Funding Amounts are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Lenders shall assign to each of the Increasing Lenders, and each of the Increasing Lenders shall purchase from each of the existing Lenders, at the principal amount thereof (together with accrued interest), such interests in the Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans will be held by existing Lenders and Increasing Lenders ratably in accordance with their Individual Lender Maximum Funding Amounts after giving effect to the addition of such New Maximum Funding Amounts to the Individual Lender Maximum Funding Amounts, and (ii) each New Maximum Funding Amount shall be deemed, for all purposes, part of the related Lender’s Individual Lender Maximum Funding Amount and each Loan made thereunder (a “New Loan”) shall be deemed, for all purposes, Loan.

(iii) The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (i) the New Maximum Funding Amounts and the Increasing Lenders and (ii) in the case of each notice to any Lender, the respective interests in such Lender’s Loans, in each case subject to the assignments contemplated by this Section 2(i).

(iv) The terms and provisions of the New Loans shall be identical to the Loans. Each Funding Increase Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Transaction Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, and consented to by the Borrower (such consent not to be unreasonably withheld), to effect the provisions of this Section 2(i).

(m) Defaulting Lenders.

(i) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(A) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(B) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 7(b) were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their respective Individual Lender Maximum Funding Amounts. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(C) No Defaulting Lender shall be entitled to receive any Unused Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii) If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Individual Lender Maximum Funding Amounts, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(n) ~~[Reserved],~~Inability to Determine Rates. If, on or prior to the first day of any Interest Accrual Period prior to the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date with respect to LIBOR (an “Affected Interest Period”).

(i) the Administrative Agent determines (which determination shall be conclusive and binding on the Borrower) that, by reason of circumstances affecting the London interbank eurodollar market, LIBOR cannot be determined pursuant to the definition thereof, or

(ii) the Administrative Agent determines that for any reason in connection with any request for a Loan or a continuation thereof that (A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount with a maturity of three months, or (B) the LIBOR with respect to a proposed Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Loans shall be suspended until the Administrative Agent (upon the instruction of the Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending Borrowing Request or continuation of a Loan or, failing that, will be deemed to have converted such request into a Borrowing Request of or conversion to a Loan bearing interest at a rate per annum equal to the Reference Rate plus the Applicable Margin.

(o) Payment Date Distributions.

(i) On each Payment Date, the Borrower shall direct the Custodian to apply the portion of the Available Amount that represents Interest Collections to make the following payments (the “Interest Priority of Payments”):

(A) first, to the applicable Governmental Authority, for the payment of taxes and governmental fees owing by the Borrower, if any; provided that the aggregate of such amounts payable pursuant to this Section 2(o)(i)(A) and Section 2(o)(ii)(A) shall not exceed $10,000 per annum;

(B) second, in the following order, (1) to pay all out-of-pocket costs and expenses of the Custodian and the Securities Intermediary, (2) to pay any Administrative Expenses to the Custodian and the Securities Intermediary and (3) to pay to the Collateral Manager, in accordance with Section 7 of the Collateral Management Agreement, all costs and expenses incurred by the Collateral Manager on behalf of the Borrower to the extent set forth therein; provided that the aggregate of such amounts payable pursuant to this Section 2(o)(i)(B) shall not exceed $150,000 per annum;

(C) third, in the following order, (1) to the Lenders to pay accrued and unpaid interest and Unused Fees due and payable pursuant to Section 2(d) on the Loans and, if applicable, any Breakage Costs and (2) to the Administrative Agent to pay all fees and expenses of the Administrative Agent under the Transaction Documents;

(D) fourth, to make Permitted RIC Distributions;

(E) fifth, after the Conversion Date, pro rata to the Lenders to reduce the Outstanding Principal Amount by at least 12.5% of the Outstanding Principal Amount as of the Conversion Date (calculated after giving effect to any paydown on such Payment Date pursuant to the Principal Priority of Payments);

(F) sixth, if an IC Ratio Breach or an OC Ratio Breach has occurred and is occurring, pro rata to the Lenders to pay the Outstanding Principal Amount in an amount sufficient to cure such IC Ratio Breach or OC Ratio Breach (on a pro forma basis);

(G) seventh, to the applicable Person, to pay the amounts referred to in Section 2(o)(i)(A) and (B) in that order, but, in each case, only to the extent not paid in full thereunder; and

(H) eighth, (1) during the continuance of a Default, to remain in the Interest Collection Account (other than any Permitted RIC Distribution) or (2) otherwise, released from the Lien of the Administrative Agent hereunder and distributed to, or at the direction of, the Equityholder.

(ii) On each Payment Date, the Borrower shall direct the Custodian to apply the portion of the Available Amount that represents Principal Collections to make the following payments (the “Principal Priority of Payments”):

(A) first, to pay, in accordance with the Interest Priority of Payments, the amounts referred to in clauses (A), (B) and (C) of Section 2(o)(i) in that order, but, in each case, only to the extent not paid in full thereunder and subject to any applicable limitations;

(B) second, prior to the Conversion Date, (1) if an IC Ratio Breach or an OC Ratio Breach has occurred and is occurring, pro rata to the Lenders to pay the Outstanding Principal Amount in full or (2) otherwise, for deposit in the Trust Account and applied to Reinvestments and/or for the making of any Permitted RIC Distribution or Permitted Distribution (subject, in the case of either a Permitted RIC Distribution or Permitted Distribution, to the satisfaction of the conditions set forth in the definitions thereof);

(C) third, after the Conversion Date, pro rata to the Lenders to pay the Outstanding Principal Amount in full;

(D) fourth, to the applicable Person, to pay the amounts referred to in Section 2(o)(i)(A) and (B) in that order, but, in each case, only to the extent not paid in full under Section 2(o)(i)(A), (B) or (G); and

(E) fifth, (1) during the continuance of a Default (except if all obligations owing to the Lenders are paid in full), to remain in the Principal Collection Account (other than any Permitted RIC Distribution) or (2) otherwise, released from the Lien of the Administrative Agent hereunder and distributed to, or at the direction of, the Equityholder.

(p) LIBOR Discontinuation. (i) Without prejudice to any other provision of this Agreement, each party hereto acknowledges and agrees for the benefit of each of the other parties hereto: (a) LIBOR (i) may be subject to methodological or other changes which could affect its value, (ii) may not comply with applicable laws and regulations (such as the Regulation (EU) 2016/1011 of the European Parliament and of the Council, as amended) and/or (iii) may be permanently discontinued; and (b) the occurrence of any of the aforementioned events and/or a Benchmark Transition Event may have adverse consequences which may materially impact the economics of the financing transactions contemplated under this Agreement.

(ii) ~~Effect of~~ Benchmark Replacement. ~~Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement as is mutually agreeable to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event or, to the extent BNP Paribas’ Individual Lender Maximum Funding Amount is at least 50% of the Maximum Facility Amount, Early Opt-in Election will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders, the Borrower, the Collateral Manager and the Equityholder so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. So long as BNP Paribas’ Individual Lender Maximum Funding Amount is less than 50% of the Maximum Facility Amount, any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 2(p) will occur prior to the applicable Benchmark Transition Start~~ Date.

(A) Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, in connection with a Benchmark Transition Event, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower without any amendment to this Agreement or any other Transaction Document, or further action or consent of the Borrower.

(B) ~~(iii) Benchmark Replacement Conforming Changes.~~ In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right, at the cost and expense of the Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(C) ~~(iv) Notices; Standards for Decisions and Determinations.~~ The Administrative Agent will promptly notify the Borrower, the Lenders, the Collateral Manager and the Equityholder of (~~A~~i) any occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date ~~and Benchmark Transition Start Date~~, (~~B~~ii) the implementation of any Benchmark Replacement, (~~C~~iii) the effectiveness of any Benchmark Replacement Conforming Changes ~~and~~, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (D) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent ~~or Lenders~~ pursuant to this Section 2(p), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in ~~its or their~~the Administrative Agent’s sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2(p).

(D) Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Accrual Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Accrual Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(E) ~~(v) Benchmark Unavailability Period.~~ Upon the Borrower~~’~~’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing ~~Request~~of, conversion to ~~be made~~ or ~~any~~ continuation of a Loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a Borrowing Request of or conversion to a Loan bearing interest at ~~the~~a rate per annum equal to the Reference Rate plus the Applicable Margin. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Reference Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Reference Rate.

(F) ~~(vi)~~ Certain Defined Terms. As used in this Section 2(p):

~~“Benchmark Replacement” means~~

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Accrual Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Accrual Period” pursuant to this Section 2(p).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent (and in the case of a Benchmark Replacement determined pursuant to clause (3), with the consent of the Equityholder) for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate ~~(which may include Term SOFR)~~ that has been selected ~~and agreed upon~~ by the Administrative Agent and the ~~Borrower~~Collateral Manager as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate ~~of interest~~ as a replacement ~~to LIBOR~~for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, ~~if~~ in the case of clause (1), such Unadjusted Benchmark Replacement ~~as so~~is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment”” means, with respect to any replacement of ~~LIBOR~~ the then-current Benchmark with an Unadjusted Benchmark Replacement for ~~each~~ any applicable Interest Accrual Period, and Available Tenor for any setting of such Unadjusted Benchmark Replacement;

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Accrual Period that has been selected ~~and agreed upon~~or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Accrual Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the ~~Borrower~~Collateral Manager for the applicable Corresponding Tenor giving due consideration to (~~a~~i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~LIBOR~~such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (~~b~~ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~LIBOR~~such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~U.S. dollar~~Dollar-denominated syndicated or bilateral credit facilities ~~at such time~~;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

~~“~~“Benchmark Replacement Conforming Changes~~”~~” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of ““Reference Rate,” the definition of “Business Day,” the definition of “Interest Accrual Period,”” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment or conversion notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Collateral Manager, may be appropr iate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides, in consultation with the Collateral Manager, that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of ~~the~~ such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides in consultation with the Collateral Manager is reasonably necessary in connection with the administration of this Agreement and any other Transaction Documents).

““Benchmark Replacement Date”” means the ~~earlier~~ earliest to occur of the following events with respect to ~~LIBOR~~ the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of ~~“~~“Benchmark Transition Event,~~”~~” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of ~~LIBOR~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~LIBOR~~all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of ~~“~~“Benchmark Transition Event,~~”~~” the date of the public statement or publication of information referenced therein.

~~“~~

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Event~~”~~" means the occurrence of one or more of the following events with respect to ~~LIBOR~~the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of ~~LIBOR~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~LIBOR~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~LIBOR~~any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of ~~LIBOR~~such Benchmark (or the published component used in the calculation thereof), the ~~U.S.~~Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for ~~LIBOR~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~LIBOR~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~LIBOR~~such Benchmark (or such component), which states that the administrator of ~~LIBOR~~such Benchmark (or such component) has ceased or will cease to provide ~~LIBOR~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~LIBOR~~any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of ~~LIBOR~~such Benchmark (or the published component used in the calculation thereof) announcing that ~~LIBOR is~~all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

~~“Benchmark Transition Start Date” means (a) in~~For the caseavoidance of doubt, a "Benchmark Transition Event~~, the earlier of (x) the applicable~~" will be deemed to have occurred with respect to any Benchmark ~~Replacement Date and (y) if such Benchmark Transition Event is~~if a public statement or publication of information ~~of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information~~set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or ~~if~~ the ~~expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent, by notice to the Borrower, the Collateral Manager, the Lenders and the Equityholder~~published component used in the calculation thereof).

~~“~~"Benchmark Unavailability Period~~”~~" means~~, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (~~if any) (x) beginning at the time that ~~such~~a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~LIBOR~~the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with ~~Section 2(p)~~this Section 2(p) and (y) ending at the time that a Benchmark Replacement has replaced ~~LIBOR~~the then-current Benchmark for all purposes hereunder ~~pursuant to~~and under any other Transaction Document in accordance with this Section 2(~~p~~n).

~~“Early Opt-in Election” means the occurrence of:~~

~~(1) (a) a determination by the Administrative Agent or (b) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have reasonably determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section 2(p) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and~~

~~(2) (a) the election by the Administrative Agent or (b) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.~~

"Corresponding Tenor" means with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

"Daily Simple SOFR" means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

"Reference Time" means, with respect to any setting of the then-current Benchmark, (1) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBOR, the time determined by the Lender in its reasonable discretion.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator's Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York’ (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator's Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

~~“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.~~

~~“SOFR” with respect to any day means~~ for the secured overnight financing rate ~~published for~~identified as such ~~day~~ by the ~~Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website~~SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

(iii) London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the "Announcements") that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1- month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to LIBOR pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to clause (C) of this Section 2(p) shall be deemed satisfied.

SECTION 3.   ACCOUNTS

(a) On or before the date of the first Loan, the Borrower shall establish with the Custodian as Securities Intermediary (i) a securities account (the “Collateral Account”) to which all Portfolio Assets will be credited, (ii) a securities account, which shall be a subaccount of the Collection Account, into which all interest proceeds from the Portfolio Assets and other Interest Collections will be deposited (the “Interest Collection Account”), (iii) a securities account, which shall be a subaccount of the Collection Account, into which all principal proceeds received in connection with the Portfolio Assets (including any repayments or prepayments of principal and amounts received in connection with any sale, termination or other dispositions thereof up to the outstanding principal amount thereof) and other principal proceeds will be deposited (the “Principal Collection Account” and, together with the Interest Collection Account, the “Collection Account”), (iv) a securities account (the “Trust Account”) into which all cash received by the Borrower from the equity contributions made by the Equityholder, all Loan proceeds and any amounts transferred from the Principal Collection Account in accordance with the Principal Priority of Payments will be deposited and (v) a securities account (the “OC Ratio Posting Account”) into which funds related to OC Ratio Posting Payments shall be deposited pursuant to Section 6. The Accounts shall be maintained in accordance with the Account Control Agreement.

(b) The only permitted withdrawal from or application of assets credited to the Collateral Account shall be to deliver such assets in connection with a sale, termination, repayment or other disposition of such asset against payment or exchange. Any cash payment received in connection with any such disposition shall be deposited into the Collection Account or paid to the Administrative Agent on behalf of the Lenders as provided herein, and any non-cash asset received in exchange shall be credited to the Collateral Account promptly.

(c) The Borrower (or the Collateral Manager on behalf of the Borrower) shall instruct each obligor under the Portfolio Assets (or, with respect to any Agented Asset, the paying agent) to deliver all proceeds in respect of the Borrower Collateral to the Collection Account. The Borrower shall (or shall cause the Collateral Manager to), on a daily basis (on each Business Day), identify collections received in the Collection Account on the second prior Business Day in connection with the Portfolio Assets as either Principal Collections or Interest Collections and notify the Custodian of such determination. The Borrower (or the Collateral Manager on behalf of the Borrower) shall cause all Principal Collections received on behalf of the Portfolio Assets in the Collection Account to be promptly (but in any event no later than one Business Day following receipt thereof) transferred by the Custodian to the Principal Collection Account. The Borrower (or the Collateral Manager on behalf of the Borrower) shall cause all Interest Collections received on behalf of the Portfolio Assets in the Collection Account to be promptly (but in any event no later than one Business Day following receipt thereof) transferred by the Custodian to the Interest Collection Account. The only permitted withdrawal from or application of funds on deposit in the Collection Account, Principal Collection Account or Interest Collection Account shall be to make payments expressly provided for in this Agreement ~~or~~, to transfer funds to the Trust Account in connection with a Reinvestment pursuant to Section 5(b) or to make a Permitted Distribution on any Business Day pursuant to the requirements set forth in the definition thereof.

(d) The only permitted withdrawals from or application of funds on deposit in the Trust Account shall be to either (i) make prepayments on outstanding Loans in accordance with Section 2(h) or other payments expressly provided for in this Agreement or (ii) purchase Assets.

(e) The only permitted withdrawals from or application of funds on deposit in the OC Ratio Posting Account shall be in accordance with Section 6 hereof.

(f) With the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed), the Collateral Manager may direct the Custodian and the Securities Intermediary to withdraw from the Collection Accounts and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Collateral Manager has, prior to such withdrawal and consent, delivered to the Administrative Agent, the Securities Intermediary, the Borrower and each Lender a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent and each Lender.

SECTION 4. SECURITY INTEREST

(a) Grant. As collateral security for the prompt payment in full and performance when due (whether at stated maturity, by acceleration, by liquidation or otherwise) of the Borrower’s obligations to the Secured Parties hereunder (collectively, the “Borrower Secured Obligations”), the Borrower hereby pledges to the Administrative Agent on behalf of the Secured Parties and grants to the Administrative Agent on behalf of the Secured Parties a first priority continuing security interest in, lien on and right of set-off against, all of the Borrower’s right, title and interest in, to and under each Portfolio Asset, all Underlying Instruments and Underlying Assets, the Borrower’s rights under each Transaction Document, each Account and all assets credited to and funds on deposit in each Account and all proceeds of the foregoing, in each case whether now owned or hereafter acquired and whether now existing or hereafter coming into existence (collectively, the “Borrower Collateral” or “Collateral”).

(b) Perfection, Etc. The Borrower shall:

(i) deliver to the Custodian any and all securities and instruments evidencing or otherwise relating to Borrower Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent on behalf of the Secured Parties may reasonably request, including by taking all steps reasonably requested by the Administrative Agent and necessary to ensure that all Portfolio Assets that are securities are credited to the Collateral Account by the Custodian and held in accordance with the Account Control Agreement and all other Portfolio Assets held by the Custodian are otherwise marked to reflect the pledge and security interest provided for in this Agreement; provided that, so long as no Event of Default shall have occurred and be continuing, the Administrative Agent shall, promptly upon request of the Borrower or the Collateral Manager, make appropriate arrangements for making any securities or instrument pledged by the Borrower available to the Borrower or the Collateral Manager for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Administrative Agent, against trust receipt or like document);

(ii) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers, in each case, requested by the Administrative Agent, that may be necessary or desirable (in the reasonable judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted hereunder or to enable the Administrative Agent on behalf of the Secured Parties to exercise and enforce its rights hereunder with respect to such pledge and security interest;

(iii) permit the Administrative Agent or any Lender or its agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Borrower Collateral and promptly furnish or cause to be furnished to the Administrative Agent or any Lender any information which the Administrative Agent or any Lender may reasonably request concerning the Borrower Collateral (such visitation and examinations not to occur more frequently than one (1) time each three (3) months in the absence of a Default with respect to the Borrower Collateral); and

(iv) preserve and protect the Secured Parties’ first priority security interest in Borrower Collateral, and take or cause any action reasonably requested by the Administrative Agent and necessary to preserve, defend, protect or perfect the Secured Parties’ first priority security interest.

(c)	Remedies.

(i) During the continuance of an Event of Default, the Administrative Agent shall, at the request of the Required Lenders and by notice to the Borrower, declare the Maturity Date to have occurred and all outstanding Termination Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower); provided that, if an event involving the Borrower described in clause (e) of the definition of “Event of Default” occurs, all Termination Obligations shall be immediately due and payable in full (without presentment, demand, notice of any kind, all of which are hereby expressly, waived by the Borrower) and the Maturity Date shall be deemed to have occurred automatically upon the occurrence of any such event.

(ii) Following the declaration of the Maturity Date pursuant to Section 4(c)(i)(A), the Administrative Agent on behalf of the Secured Parties may exercise, in addition to all rights and remedies granted in this Agreement, and in any other Transaction Document, all rights and remedies of a secured party under the UCC and such additional rights and remedies to which a secured party is entitled at law or in equity, which rights shall be cumulative.

(iii) Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or otherwise required hereby) to or upon the Borrower, the Collateral Manager, the Equityholder or any other Person (all and each of which demands, presentments, protests, advertisements and notices, or other defenses, are hereby waived to the extent permitted under Applicable Law except as otherwise provided herein), may in such circumstances forthwith collect, receive, appropriate and realize upon the Borrower Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Borrower Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over the counter market, at any exchange, broker’s board or office of the Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right, without notice or publication, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Borrower Collateral so sold, free of any right or equity of redemption of the Borrower, which right or equity of redemption is hereby waived or released. To the extent permitted by Applicable Law, the Borrower, the Collateral Manager, and the Equityholder waive all claims, damages and demands it may acquire against the Administrative Agent and the Secured Parties arising out of the exercise by the Administrative Agent of any of its rights hereunder, except for any claims, damages and demands it may have against the Administrative Agent arising from the willful misconduct or gross negligence of the Administrative Agent or its affiliates, or any agents or employees of the foregoing.

(iv) The Administrative Agent may, in its discretion during the continuance of an Event of Default, send notification forms giving the Obligors and/or agents on Portfolio Assets notice of the Administrative Agent’s interest in the Borrower Collateral on behalf of the Secured Parties and the obligation to make payments as directed by the Administrative Agent.

(v) The rights, powers, privileges and remedies of the Administrative Agent and the Secured Parties under this Agreement are cumulative and shall be in addition to all rights, powers, privileges and remedies available to Administrative Agent and the Secured Parties at law or in equity or under any other Transaction Document. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Administrative Agent and the Secured Parties hereunder.

(vi) All rights of action and of asserting claims under the Transaction Documents, may be enforced by the Administrative Agent without the possession of any notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Administrative Agent shall be brought in its own name as Administrative Agent and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Administrative Agent, each predecessor Administrative Agent and their respective agents and attorneys, shall be for the ratable benefit of the Secured Parties.

(vii) In any proceedings brought by the Administrative Agent to enforce the liens under the Transaction Documents, the Administrative Agent shall be held to represent all of the Secured Parties, and it shall not be necessary to make any Secured Party a party to any such proceedings.

(d)	Sales.

(i) Each of the Borrower, the Collateral Manager, and the Equityholder recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Borrower Collateral, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each of the Borrower, the Collateral Manager, and the Equityholder acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Administrative Agent on behalf of the Secured Parties than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. The Administrative Agent shall be under no obligation to delay a sale of any of the Borrower Collateral for the period of time necessary to permit Borrower to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Borrower would agree to do so.

(ii) Each of the Borrower and the Collateral Manager further shall use commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Borrower Collateral pursuant to this Section 4(d) valid and binding and in compliance with any and all other requirements of Applicable Law.

(iii) Each of the Borrower, the Collateral Manager, and the Equityholder further agrees that a breach of any of their covenants contained in this Section 4(d) will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 4(d) shall be specifically enforceable against the Borrower, the Collateral Manager, and the Equityholder, and each of the Borrower, the Collateral Manager, and the Equityholder hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Agreement or any defense relating to the Administrative Agent’s willful misconduct or gross negligence.

(iv) Section 9-610 of the UCC states that the Secured Parties are able to purchase the Borrower Collateral only if the Borrower Collateral is sold at a public sale. The Administrative Agent has advised the Borrower, the Collateral Manager, and the Equityholder that SEC staff personnel have issued various No Action Letters describing procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the UCC, yet not public for purposes of Section 4(a)(2) of the Securities Act. The UCC permits the Borrower to agree on the standards for determining whether the Secured Party has complied with its obligations under Article 9 of the UCC. Pursuant to the UCC, each of the Borrower, the Collateral Manager, and the Equityholder hereby specifically agrees (x) that it shall not raise any objection to any Secured Party’s purchase of the Borrower Collateral (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in the No Action Letters promulgated by the SEC staff (1) shall be considered to be a “public” sale for purposes of the UCC, (2) shall be considered commercially reasonable notwithstanding that the Secured Party has not registered or sought to register the Borrower Collateral under the Securities Act, even if the Borrower agrees to pay all costs of the registration process, and (3) shall be considered to be commercially reasonable notwithstanding that the Secured Party purchases the Borrower Collateral at such a sale.

(v) Each of the Borrower, the Collateral Manager, and the Equityholder agrees that the Administrative Agent shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Borrower Collateral sold by the Administrative Agent pursuant to this Agreement. The Administrative Agent may, in its sole discretion, subject to Applicable Law, among other things, accept the first bid received, or decide to approach or not to approach any potential purchasers in accordance with the UCC. Each of the Borrower, the Collateral Manager, and the Equityholder hereby agrees that the Administrative Agent shall have the right to conduct, and shall not incur any liability as a result of, the sale of any Borrower Collateral, or any part thereof, at any sale conducted in a commercially reasonable manner, it being agreed by the parties hereto that some or all of the Borrower Collateral is or may be of one or more types that threaten to decline speedily in value. The Borrower, the Collateral Manager, and the Equityholder hereby waive any claims against the Administrative Agent arising by reason of the fact that the price at which any of the Borrower Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Borrower’s obligations under the Agreement, even if the Administrative Agent accepts the first bid received and does not offer any Borrower Collateral to more than one bidder; provided that Administrative Agent has acted in a commercially reasonable manner in conducting such private sale. Without in any way limiting the Administrative Agent’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, each of the Borrower, the Collateral Manager, and the Equityholder hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale, and each of the Borrower, the Collateral Manager, and the Equityholder hereby irrevocably waives any right to contest any such sale conducted in accordance with the following provisions:

(1) the Administrative Agent conducts such foreclosure sale in the State of New York;

(2) such foreclosure sale is conducted in accordance with the laws of the State of New York; and

(3) not more than thirty days before, and not less than three Business Days in advance of such foreclosure sale, the Administrative Agent notifies the Borrower, the Collateral Manager, and the Equityholder at the address set forth herein of the time and place of such foreclosure sale.

(vi) Notwithstanding anything in this Section 4 to the contrary, (A) the Administrative Agent shall give not less than three Business Days prior written notice to the Collateral Manager and the Equityholder of any proposed private sale, transfer or other disposition of any Borrower Collateral (including the amount of the Termination Obligations); (B) the Collateral Manager, the Equityholder or their respective designee may, but shall not be required to, offer to buy any item of Borrower Collateral following receipt of the notice described in clause (A); provided that the Administrative Agent shall be entitled to reject such offer in its sole discretion and, notwithstanding the delivery of such notice or the receipt of such offer, shall remain entitled to engage other potential buyers and continue with any proposed private sale, transfer or other disposition described in such notice or to refrain from selling any such item of Borrower Collateral, in each case, in its sole discretion; (C) within three (3) Business Days of receipt of the written notice provided for in clause (A) above, the Collateral Manager, the Equityholder or their respective designee may provide a bid on the Borrower Collateral equal to or greater than the Termination Obligations then due and if the Administrative Agent determines in its discretion based on evidence provided by the Collateral Manager or the Equityholder (or their designee) that (x) the Collateral Manager or the Equityholder (or their designee), as applicable, has cash and cash equivalents (or financing) sufficient to purchase the Borrower Collateral on any date set by the Administrative Agent for such purchase or (y) the Collateral Manager (or its designee), as applicable, has cash and cash equivalents (or financing) equal to at least 102.5% of the Termination Obligations plus any outstanding expenses payable by the Borrower, the Administrative Agent shall accept such amounts or bid and upon receipt of an amount equal to the Termination Obligations, this Agreement shall terminate and (D) to the extent any Borrower Collateral is to be disposed of in a public sale, the Collateral Manager or the Equityholder (or any Affiliate or designee thereof) shall be entitled, subject to and in accordance with any rules of such public sale established by the Administrative Agent, including any standard and customary eligibility requirements for bidders in such public sale, to bid on each such item of Borrower Collateral being sold, transferred or otherwise disposed of.

(e) No Other Liens. Except as expressly permitted hereunder and under the Account Control Agreement, the Borrower will not sell, assign, pledge, grant any security interest in, exchange, transfer, hypothecate or otherwise dispose of or grant any option with respect to such Borrower Collateral, or agree to do any of the foregoing, without the prior written consent of the Administrative Agent.

(f) Power of Attorney. The Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and authorizes the Administrative Agent to take any action and execute any instruments with respect to the Borrower Collateral that the Administrative Agent may deem necessary or advisable in connection with the following, each subject to the terms of this Agreement: (i) the Borrower’s grant of a security interest in the Borrower Collateral to the Administrative Agent on behalf of the Secured Parties and any rights and remedies that the Administrative Agent on behalf of the Secured Parties may exercise in respect thereof upon the occurrence and during the continuance of an Event of Default, (ii) the filing of one or more financing or continuation statements with respect to the Borrower Collateral, which may describe the collateral as “all assets of the Debtor now owned or hereafter acquired” or with words of similar import, (iii) the sale, termination or other disposition of any Portfolio Asset at the direction of the Administrative Agent during the continuance of an Event of Default or on or after the Maturity Date or (iv) accomplishing any other purposes of this Agreement and the exercise of any remedies hereunder by the Administrative Agent. The Borrower agrees that the powers granted by this paragraph are coupled with an interest, discretionary in nature and exercisable at the sole option of the Administrative Agent. This power of attorney shall be binding upon, and enforceable against, all beneficiaries, successors, assigns, transferees and legal representatives of the Borrower.

(g) Termination of Security Interest. The security interest granted to secure the obligations of the Borrower hereunder shall be terminated and released and all rights in the Borrower Collateral will revert to the Borrower on the date all of the Termination Obligations have been paid in full to the Administrative Agent and the Lenders. In connection with such termination and release, the Administrative Agent and the Lenders shall execute and deliver such documents, instruments and certificates as the Borrower shall reasonably require at the Borrower’s expense.

(h) Right of Set-Off. During the continuance of an Event of Default, the Administrative Agent and the Lenders are authorized to set-off any and all amounts due to it hereunder against any amounts payable to the Borrower by the Administrative Agent, the Lenders or their Affiliates, whether or not such amounts have matured.

SECTION 5. DISPOSITIONS OF PORTFOLIO ASSETS, PURCHASES OF ADDITIONAL ASSETS

(a) Sale or Disposition of Portfolio Assets. The Collateral Manager on behalf of the Borrower may arrange for the sale or disposition of any Portfolio Asset, subject to the following conditions:

(i) after giving effect to such sale or disposition:

(A) each Collateral Quality Test is either (x) satisfied or (y) if not in compliance prior to giving effect to such sale or disposition, maintained or improved; and

(B) either (x) no OC Ratio Breach has occurred and is continuing or (y) if an OC Ratio Breach exists prior to giving effect to such sale or disposition, the OC Ratio is maintained or improved;

(ii) both prior to and immediately after giving effect to such sale or disposition, no Default or Event of Default shall have occurred and be continuing; and

(iii) to the extent required under the circumstances provided below, the Administrative Agent has given its prior written consent if:

(A) such sale or disposition is to the Equityholder, the Collateral Manager or an Affiliate of the Borrower, the Equityholder or the Collateral Manager unless such Asset is required to be repurchased by the “Seller” under the Sale Agreement;

(B) such sale or disposition is for a price lower than the Adjusted Collateral Value of such Asset by 3% or more; provided that sales for at least the original purchase price of such Asset plus any related original issue discount shall not require the consent of the Administrative Agent; or

(C) after giving effect to such sale or disposition, the aggregate Principal Balance of all Assets which are sold by the Borrower during any 12-month rolling period would exceed 30% of the Maximum Facility Amount during the trailing 12-month period as of the date of such sale or disposition (or such lesser number of months as shall have elapsed as of such date); provided that Defaulted Obligations sold by the Borrower with an aggregate Principal Balance of up to 10% of the Maximum Facility Amount during such period shall not count towards such 30% threshold.

(b) Purchase of Additional Assets. At any time prior to the Conversion Date (but not on or after the Conversion Date), the Collateral Manager on behalf of the Borrower may, with the prior written consent of the Administrative Agent, instruct the Custodian to withdraw Principal Collections from the Principal Collection Account and deposit such Principal Collections into the Trust Account for the purpose of acquiring additional Assets (each such reinvestment of Principal Collections, a “Reinvestment”), subject in each case to the following conditions:

(i) the Collateral Manager shall have delivered and the Administrative Agent shall have approved an Approval Request with respect to the Assets acquired pursuant to the Reinvestment pursuant to the terms of Section 2(b);

(ii) such Asset is not acquired from the Collateral Manager, the Equityholder, or an Affiliate of the Borrower, the Equityholder or the Collateral Manager unless it is acquired from the “Seller” under and in accordance with the Sale Agreement;

(iii) each Asset specified in the related Approval Request will satisfy the Eligibility Requirements as of its Acquisition Date; and

(iv) the conditions set forth in Sections 7(b)(v) through (x) shall be satisfied as of the date of such Reinvestment.

SECTION 6. OC RATIO POSTING PAYMENTS

(a) If an OC Ratio Breach has occurred, within 10 Business Days of the occurrence of such OC Ratio Breach, the Equityholder may, but shall not be required to, cure such condition by making a cash payment into the OC Ratio Posting Account in an amount (which shall be in increments of $500,000) that would cause such OC Ratio Breach to be cured after giving effect to such payment into the OC Ratio Posting Account (any such payment, an “OC Ratio Posting Payment”).

(b) On any Business Day after the Equityholder has made an OC Ratio Posting Payment into the OC Ratio Posting Account in accordance with clause (a) above and amounts remain on deposit in the OC Ratio Posting Account, the Equityholder may request that the Borrower calculate the maximum amount of cash necessary to be on deposit in the OC Ratio Posting Account for there not to be an OC Ratio Breach. If the Borrower determines for a period of not less than 10 consecutive Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) that the amount of cash on deposit in the OC Ratio Posting Account exceeds the sum of (x) the amount necessary to avoid an OC Ratio Breach and (y) $500,000 (such excess, the “OC Ratio Posting Excess”), then the Equityholder may request in writing that the Borrower direct the Custodian to return all or a portion of the OC Ratio Posting Excess. The Borrower shall direct the Custodian to return such amount within two Business Days of receiving such request.

(c) Upon the occurrence and continuance of an Event of Default, the Administrative Agent shall direct the Custodian to transfer any funds held in the OC Ratio Posting Account to the Trust Account, to be disbursed in accordance with the terms of this Agreement.

(d) In addition to the initial equity contribution made by the Equityholder on or about the date of this Agreement, the Borrower may accept on an Additional Funding Date an additional equity contribution by the Equityholder in an amount not less than U.S.$3,000,000. Notwithstanding any additional equity contribution by the Equityholder pursuant to this Section 6(d), each Lender shall only originate Loans up to its respective Individual Lender Maximum Funding Amount. The proceeds of any additional equity contribution by the Equityholder pursuant to this Section 6(d) shall be deposited in the Trust Account.

SECTION 7. CONDITIONS PRECEDENT TO BORROWING

(a) Conditions to Initial Borrowing. No Lender shall be obligated to make any Loan hereunder, nor shall any Lender, the Administrative Agent or the Securities Intermediary be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by the Administrative Agent:

(i) the Administrative Agent shall have received satisfactory evidence that the Equityholder has contributed initial equity (and deposited the cash proceeds of such contribution into the Trust Account) and/or Portfolio Assets to the Borrower such that the cash proceeds of such initial equity contribution and/or aggregate Principal Balance of Portfolio Assets contributed total $20,000,000 no later than the earlier of (x) 30 days after the Closing Date and (y) the date the initial Borrowing Request has been received by the Administrative Agent;

(ii) each Transaction Document shall have been duly executed by, and delivered to, the parties thereto, and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent;

(iii) each of the Borrower, the Equityholder and the Collateral Manager shall have delivered to the Administrative Agent one or more certifications that:

(A) no Default or Event of Default has occurred;

(B) it has obtained all required consents and approvals of all Persons to the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby;

(C) include a copy of the resolutions (or other authorizing instruments, if applicable), in form and substance satisfactory to the Administrative Agent, of the managing body of such Person authorizing (1) the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, (2) in the case of the Borrower, the borrowings contemplated hereunder and (3) in the case of the Borrower and the Equityholder, the granting by it of the Liens created pursuant to the Transaction Documents, certified by an officer of such Person as of the Closing Date, which certification shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions, or other authorizing instruments, if applicable, thereby certified have not been amended, modified, revoked or rescinded;

(D) include an incumbency and signature of each officer of such Person executing any Transaction Document; and

(E) include true and complete copies of the Governing Documents of such Person, certified as of the Closing Date as complete and correct copies thereof by an officer of such Person;

(iv) the Administrative Agent shall have received certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Equityholder, the Collateral Manager and the Borrower in the jurisdiction of its incorporation or organization, as the case may be;

(v) the Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1 necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created, or purported to be created, by the Transaction Documents shall have been completed (or will be completed concurrently with closing);

(vi) the Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower, and bankruptcy and pending lawsuits with respect to the Borrower and the results of such search shall be satisfactory to the Administrative Agent;

(vii) the Administrative Agent shall have received the executed legal opinion or opinions of counsel to each of the Borrower, the Collateral Manager, the Equityholder and the Securities Intermediary, in each case, in form and substance acceptable to the Administrative Agent;

(viii) the Administrative Agent and each Lender shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; and

(ix) the Administrative Agent and each Lender shall have received the fees (including fees, disbursements and other charges of counsel to the Administrative Agent to the extent invoiced reasonably prior to the Closing Date) to be received on the date of the initial Loan referred to herein.

(b) Conditions to Each Borrowing. The making of any Loan is subject to satisfaction of each of the following conditions:

(i) subject to Section 2(b), the Administrative Agent must have received and approved an Approval Request for the Asset the Borrower intends to purchase with the proceeds of the Loan and such approval has not expired or been rescinded;

(ii) the Collateral Manager, on behalf of the Borrower, must furnish the Administrative Agent with a Borrowing Request with respect to the Loan and a Portfolio Asset Buy Confirmation with respect to the Asset the Borrower intends to purchase with the proceeds of the Loan;

(iii) [reserved];

(iv) the sum of (A) the amount of the proposed Loan, all other requested and unfunded Loans and (B) the Outstanding Principal Amount of all other Loans would not exceed the Maximum Facility Amount;

(v) the Collateral Quality Test is satisfied as of the related Acquisition Date (or if not in compliance, the relevant tests are maintained or improved after giving effect to any purchase or sale effected on any such Business Day);

(vi) no OC Ratio Breach or IC Ratio Breach has occurred and is continuing;

(vii) each representation and warranty set forth in Section 8 shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as if made on the date of such borrowing (or, if expressly stated to be made as of a specific date, on and as of such specific date);

(viii) no Default or Event of Default shall have occurred and be continuing on the date of such borrowing (or would result from such borrowing);

(ix) the Asset specified in such Approval Request will satisfy the Eligibility Requirements as of its Acquisition Date; and

(x) the Conversion Date has not occurred.

SECTION 8. REPRESENTATIONS AND WARRANTIES

(a) Each of the Borrower, the Equityholder and the Collateral Manager (severally but not jointly) represents and warrants to the Administrative Agent and each Secured Party that:

(i) Existence and Authority; Qualification; Compliance with Laws. It (A) is duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, with full power and authority to own its assets and to conduct its business and enter into and perform its obligations under the Transaction Documents to which it is a party and, with respect to the Borrower and the Equityholder, grant to the Administrative Agent a Lien over the Collateral, (B) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (C) is in compliance with all laws, except (in the case of (B) or (C)) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(ii) Authorization; Enforceable Obligations; Execution and Delivery. Its execution and delivery of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary action, and this Agreement is and such other Transaction Documents, when executed, will constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, liquidation, reorganization or other laws of general application relating to or affecting the rights of creditors and to general principles of equity. It has duly executed and delivered each Transaction Document to which it is a party.

(iii) No Conflict. Its execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party are not in contravention of any Applicable Law or of the terms of its Governing Documents and will not result in the breach of or constitute a default under, or result in the creation of a lien (other than Permitted Liens) under any indenture, agreement or undertaking to which it is a party or by which it or its property may be bound or affected, in each case, if such contravention or breach could reasonably be expected to have a Material Adverse Effect.

(iv) No Consent. No consent, approval, exemption, authorization or other action by, or notice to, or (except for filing of financing statements to perfect the security interest hereunder in certain collateral) filings or registration with, any Governmental Authority or any Person or entity is required (other than previously obtained) for the execution, delivery or performance by, or enforcement against, such party of its obligations hereunder or any other Transaction Document or for the validity or the exercise by the Borrower or the Administrative Agent or any Lender of the rights and remedies provided hereunder or thereunder, to the extent the failure to obtain the same could reasonably be expected to have a Material Adverse Effect.

(v) No Default. Neither it nor any of its Subsidiaries is in default under or with respect to the Transaction Documents or any other contractual obligation that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vi) Anti-Bribery, Anti-Corruption and Anti-Money Laundering Laws; Sanctions. With respect to it, its Subsidiaries, their respective directors and officers, and, to its best knowledge, their respective agents and employees, its Affiliates and its Affiliates’ respective directors, officers, agents and employees:

(A) none of the foregoing Persons has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction, and it and its Affiliates have instituted and maintain policies and procedures designed to prevent any such violation; or

(B) none of the foregoing Persons is or is owned or controlled by Persons that are: (x) the target of any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the United Nations Security Council, the European Union, the French Republic, Her Majesty’s Treasury and/or any other relevant sanctions authority (collectively, “Sanctions”; any such Person, a “Sanctioned Person”) or (y) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory (a “Sanctioned Country”), including Cuba, Iran, Burma, North Korea, the Crimea/Sevastopol regions of Ukraine and Syria.

(vii) No Proceedings. There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it before any Governmental Authority (A) asserting the invalidity of any Transaction Document to which it is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which it is a party or (C) that could reasonably be expected to have a Material Adverse Effect.

(viii) Information. All written information (other than projections, other forward-looking information, information of a general economic or general industry nature and pro forma financial information) heretofore (as of each date when this representation and warranty is made) furnished by or on behalf of the Borrower to the Administrative Agent or any Secured Party for purposes of, or in connection with, this Agreement or any transaction contemplated hereby, is true and accurate in all material respects (to the best knowledge of the Borrower, in the case of information obtained by the Borrower from Obligors or other unaffiliated third parties), and, taken as a whole, contained as of the date of delivery thereof no untrue statement of a material fact (to the best knowledge of the Borrower, in the case of information obtained by the Borrower from Obligors or other unaffiliated third parties) and did not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such information was furnished (to the best knowledge of the Borrower, in the case of information obtained by the Borrower from Obligors or other unaffiliated third parties) as of the date such information was furnished. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Secured Parties that such projections and pro forma financial information as it relates to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections and pro forma financial information may differ from the projected and pro forma results set forth therein by a material amount.

(ix) Payment in Full. In the case of the Borrower and the Collateral Manager, as of the applicable Acquisition Date, it had no knowledge of any fact which should lead it to expect that any Asset will not be repaid in full or that any asset was originated with any fraud or material misrepresentation.

(x) Procedures. In the case of the Borrower and the Collateral Manager, in selecting and disposing of the Assets, no selection procedures were employed which are intended to be adverse to the interests of any Secured Party.

(b) The Borrower represents and warrants to the Administrative Agent and each Secured Party that:

(i) Financial Condition. As of the date of this Agreement, it (A) has not incurred any material liability or contingent obligation except under the Transaction Documents and as may be satisfied or terminated as of the date hereof or that otherwise constitutes Permitted Debt and (B) has no Subsidiaries. The Borrower has issued no shares or other equity interests other than its limited liability company interests. All payments that the Borrower may make in respect of debt other than Loans hereunder are expressly subordinated to the Loans hereunder.

(ii) Security. It is the sole owner of and has full power, authority and legal right to pledge and transfer all assets pledged by it hereunder free and clear of, and such pledge and transfer will not create, any lien thereon (other than the lien created by this Agreement and excluding Permitted Liens), and upon the execution and delivery of the Account Control Agreement and filing of a financing statement under the UCC with the Secretary of State of the State of Delaware with respect thereto naming the Borrower as debtor and the Administrative Agent for the benefit of the Secured Parties as secured party, the Administrative Agent for the benefit of the Secured Parties will have a first priority perfected security interest in such assets. The Borrower acquired ownership of such assets for value in good faith without notice of any adverse claim and has not assigned, pledged or otherwise encumbered any interest in such assets other than hereunder and excluding Permitted Liens.

(iii) Name; Location. Its full and correct legal name as of the date hereof is as set forth in the preamble hereof. It is a limited liability company formed under the laws of the state of Delaware. Its location (as defined in Section 9-307 of the UCC) and registered office is: 251 Little Falls Drive, Wilmington, Delaware 19808.

(iv) No Plan Assets. The assets of the Borrower do not and will not constitute the assets of (A) an employee benefit plan as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (B) a plan as defined in and subject to Section 4975 of the Code, (C) a plan that is not subject to ERISA or the Code but is subject to any law, rule or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code or (D) a person or entity deemed to hold the assets of any such employee benefit plan or plan described in (A), (B) or (C) hereof.

(v) Volcker Rule. The transactions contemplated by this Agreement and the other Transaction Documents do not result in any Lender or the Administrative Agent holding an “ownership interest” in a “covered fund” for purposes of the Volcker Rule.

(vi) Separate Existence. It is operated as an entity with assets and liabilities distinct from those of any of its Affiliates or any Affiliates of the Equityholder, and it acknowledges that each Secured Party is entering into the transactions contemplated by this Agreement in reliance upon its identity as a separate legal entity. Since its formation, it has been (and will be) operated in such a manner as to comply with the SPV Criteria.

(vii) Eligibility of Collateral. As of the Closing Date and each funding date, (i) the information contained in each Borrowing Request delivered pursuant to Section 2(c) is an accurate and complete listing of all Assets included in the Collateral as of the related funding date and the information contained therein with respect to the identity of such Assets and the amounts owing thereunder is true, correct and complete as of the related funding date and (ii) with respect to each Asset included in the Borrowing Base, such Asset meets the Eligibility Requirements at such time.

(viii) 1940 Act. Neither it nor the pool of Collateral is required to be registered as an “investment company” within the meaning of the 1940 Act or is exempt from all provisions of the 1940 Act.

(ix) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or the other Transaction Documents will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto.

(x) Indebtedness. It has no Indebtedness other than Indebtedness incurred under the terms of the Transaction Documents.

(xi) Taxes. It (i) is and has always been treated as a disregarded entity of the Equityholder for U.S. federal income tax purposes, (ii) has timely filed or caused to be filed all U.S. federal and other material Tax returns and reports required to be filed by it and (iii) has timely paid or caused to be paid all U.S. federal and other material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves in accordance with GAAP.

(c) The Equityholder represents and warrants to the Administrative Agent and each Lender that:

(i) Sole purpose. Sole purpose. It is not an entity that has been established or operates for the sole purpose of securitising exposures.

(ii) Credit Criteria. As an entity established in a country outside the European Union, it reasonably believes, in light of the information available to it, that it has granted all credits giving rise to the Portfolio Assets on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligors’ creditworthiness.

(iii) 1940 Act. It (i) is not required to register as an “investment company” under the 1940 Act and (ii) has elected to be regulated as a “business development company” for purposes of the 1940 Act.

SECTION 9. COVENANTS

So long as principal of and interest on any Loan, or any other amount payable hereunder or under any other Transaction Document remains unpaid or unsatisfied:

(a) Affirmative Covenants of the Borrower, the Collateral Manager and the Equityholder. Each of the Borrower, the Collateral Manager and the Equityholder (except as specified below with respect to any particular covenant) shall:

(i) comply with all terms and conditions of each Transaction Document to which it is a party and, upon obtaining knowledge thereof, promptly notify the Administrative Agent of (A) any Default or Event of Default, (B) any occurrence that has resulted or could reasonably be expected to result in a Material Adverse Effect with respect to it, (C) solely as to the Borrower and the Collateral Manager, the occurrence of any default by an Obligor in the payment of principal or interest and (D) solely as to the Borrower and the Collateral Manager, any Asset failing to satisfy the Eligibility Requirements;

(ii) (x) preserve and maintain its existence, rights, privileges, and franchises in the jurisdiction of its formation, (y) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have, or could reasonably be expected to have, a Material Adverse Effect and (z) maintain its Governing Documents in full force and effect;

(iii) comply with the requirements of all Applicable Laws, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect;

(iv) not take any action contrary to the sections entitled “Description of the Transaction,” “Facts and Assumptions” and “Further Assumptions,” as applicable, in the opinions of Dechert LLP, dated the date hereof, relating to certain non-consolidation and true sale matters;

(v) pay and discharge when due all material taxes, assessments, and governmental charges or levies imposed on it or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

(vi) in the case of the Borrower and the Collateral Manager, furnish to the Administrative Agent promptly, from time to time, such information, documents, records or reports with respect to the Borrower Collateral or its condition or operations, financial or otherwise, as the Administrative Agent may from time to time reasonably request (and which are reasonably available to the Borrower and the Collateral Manager) in order to protect the interests of the Administrative Agent and the Secured Parties under or as contemplated by this Agreement;

(vii) in the case of the Borrower, the Collateral Manager and the Equityholder, provide the Administrative Agent with all information reasonably available to it and reasonably required by the Administrative Agent to carry out its obligations under applicable anti-money laundering laws and the Administrative Agent’s anti-money laundering policies and procedures;

(viii) in the case of the Borrower and the Collateral Manager, upon knowledge thereof, provide prompt notice to the Administrative Agent of any misdirected or errant payments made by any Obligor (and shall promptly direct such Obligor to make payments as required hereunder);

(ix) in the case of the Borrower and the Collateral Manager, promptly and in any event within two (2) Business Days after an officer of such Person receives notice or obtains knowledge thereof, provide notice to the Administrative Agent of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, directly affecting the Borrower Collateral (taken as a whole), the Transaction Documents, or the Administrative Agent’s interest in the Collateral;

(x) contest in good faith any attempt to recharacterize the treatment of the Collateral as property of the bankruptcy estate of the Equityholder; and

(xi) neither pledge (nor permit to be pledged) the equity interests of the Borrower nor otherwise permit any equity interests of the Borrower to be subject to a Lien (other than inchoate Liens).

(b) Affirmative Covenants of the Borrower.

(i) The Borrower shall use the proceeds of the Loans solely to acquire Assets that meet the Eligibility Requirements as directed by the Collateral Manager, and shall not use such proceeds or the proceeds of any equity contribution or OC Ratio Posting Payments, directly or indirectly, immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

(ii) The Borrower shall ensure that all corporate or other formalities regarding its existence (including, to the extent required by applicable law, holding regular board of directors’ and shareholders’ or other similar meetings) are followed and shall conduct business in its name. The Borrower shall keep separate books and records, maintain separate financial statements (if any) and maintain accounts that are separate from any other entity. The Borrower shall hold itself out as a separate entity and correct any known misunderstanding regarding its separate identity. The Borrower shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization, examinership or other insolvency proceeding. Without limiting the foregoing, (i) the Borrower shall not have any Subsidiaries, (ii) the Borrower shall not commingle its assets with the assets of any of its Affiliates, or of any other Person, and (iii) the Borrower shall not have any employees other than its directors in their additional capacities as officers of the Borrower.

(iii) The Borrower shall use its commercially reasonable efforts to sell any Assets that the Borrower acquires which did not satisfy the Eligibility Requirements on the Acquisition Date thereof, in a commercially expeditious manner.

(iv) The Borrower shall provide written notice to the Administrative Agent of (A) any proposed (x) Material Modification to a Portfolio Asset or (y) Distressed Exchange of any Portfolio Asset and (B) the consummation of any event described in (A), in each case, no later than the second Business Day following the date on which it receives notice of the same and at least one Business Day prior to the date on which the Borrower or the Collateral Manager responds to the same.

(v) [Reserved.]

(vi) The Borrower shall (A) only acquire Collateral pursuant to and in accordance with the terms of the Sale Agreement or directly from an unaffiliated third party, (B) at its expense, take all action necessary to perfect, protect and more fully evidence its ownership of the Collateral free and clear of any Lien other than Permitted Liens, including, without limitation, (x) with respect to that portion of the Collateral in which a security interest may be perfected by filing and maintaining effective financing statements in all necessary or appropriate filing offices (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices (including any amendments thereto or assignments thereof) and (y) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (C) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the Secured Parties in the Collateral.

(vii) The Borrower shall comply with each of the SPV Criteria.

(viii) At the request of the Administrative Agent, the Borrower shall provide the Administrative Agent the results of any UCC lien search run against any Obligor.

(ix) For U.S. federal income tax purposes, the Borrower shall treat itself as either: (A) for so long as it has a single equity owner (determined for U.S. federal income tax purposes), an entity disregarded as separate from such owner or (B) for so long as it has more than a single equity owner, a partnership (other than a publicly traded partnership). The Borrower shall not elect to be treated as other than a disregarded entity or a partnership for U.S. federal income tax purposes, and shall not permit any person to take an action that would cause the Borrower to not be so treated. The Borrower shall not permit its limited liability company interests (or any other interests treated as equity in the Borrower for U.S. federal income tax purposes) to be held by a person other than a U.S. Person. The Borrower shall file on a timely basis all U.S. federal, state and other material Tax returns required to be filed by it, if any, and will pay all U.S. federal, state and other material Taxes due and payable by it and any assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower).

(x) The Borrower shall provide to the Administrative Agent or cause to be provided to the Administrative Agent (with enough additional copies for each Lender):

(A) within 120 days after the end of each fiscal year of the Equityholder, an annual report of the Equityholder containing an audited consolidated statement (together with a consolidating schedule showing the balance sheet and income statement of the Borrower) of assets, liabilities, and capital as of the end of such fiscal year, and audited consolidated statements (together with a consolidating schedule showing the balance sheet and income statement of the Borrower) of operations and cash flows, for the year then ended, prepared in accordance with GAAP, each reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Equityholder and its consolidated subsidiaries on a consolidated basis; provided, that the financial statements required to be delivered pursuant to this clause (A) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Equityholder’s annual report on Form 10-K, shall be deemed delivered to the Administrative Agent on the date such documents are made available; and

(B) within 60 days after the end of each of the first three quarters of each fiscal year of the Equityholder, an unaudited financial report of the Equityholder containing a consolidated statement (together with a consolidating schedule showing the balance sheet and income statement of the Borrower) of assets, liabilities, and capital, consolidated statements (together with a consolidating schedule showing the balance sheet and income statement of the Borrower) of operations, and a market value report regarding the Equityholder’s investments, in each case for the period then ended, all certified by one of its senior financial officers as presenting fairly in all material respects the financial condition and results of operations of the Equityholder and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided, that the financial statements required to be delivered pursuant to this clause (B) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Equityholder’s quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made available;

(xi) The Borrower shall, promptly (but in no event later than two (2) Business Days) (A) after its acquisition of an Asset, instruct the related Obligor (or paying agent, as applicable) to deliver all Collections in respect of such Asset to the applicable Collection Account and (B) after receipt, identify Principal Collections and Interest Collections and direct the Custodian to transfer the same to the Principal Collection Account or the Interest Collection Account, respectively, prior to the end of the related Interest Accrual Period. It shall also not (nor permit any of its Affiliates to) (x) deposit or direct the deposit of any funds (other than equity contributions from the Equityholder) that do not constitute Collections or other proceeds of any Assets into the Interest Collection Account or (y) change any payment instructions to any Obligor with respect to Collections without the prior written consent of the Administrative Agent.

(c) Negative Covenants of the Borrower. The Borrower shall not, during the term of this Agreement:

(i) merge, dissolve, liquidate, consolidate with or into any Person or dispose of substantially all of its assets, or purchase or otherwise acquire any of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person (other than in connection with the workout or restructuring of an Asset);

(ii) permit its Governing Documents to be amended without the prior written consent of the Collateral Manager and the Administrative Agent;

(iii) issue equity capital (other than its limited liability company interests already issued pursuant to the LLC Agreement and in accordance with this Agreement) or incur Indebtedness of any kind other than Loans hereunder and Permitted Debt without the consent of the Administrative Agent;

(iv) change its location (as defined in Section 9-307 of the UCC), jurisdiction of organization or ownership structure or change its name from the name listed in the preamble hereto without the written consent of the Administrative Agent, which consent may not be unreasonably withheld or delayed; provided, however that the Administrative Agent may withhold or delay its consent if such change is in contravention of the Administrative Agent’s then current written policies regarding transactions similar to those contemplated by the Transaction Documents and such withholding or delay shall be deemed reasonable for all purposes hereunder; provided, further, that the Borrower agrees not to effect or permit any change referred to in this clause unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral;

(v) make any Restricted Payments other than with respect to amounts the Borrower receives in accordance with Section 2(o) from the release of Principal Collections, or proceeds of Loans borrowed in accordance with this Agreement and any other provision of any Transaction Document which expressly requires or permits payments to be made to or amounts to be reimbursed to or at the direction of the Borrower;

(vi) except as otherwise permitted by Section 5, sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein;

(vii) without the prior consent of the Administrative Agent, consent to the Securities Intermediary or Custodian moving any “certificated securities” (as defined in Section 8-102(a)(4) of the UCC) or “instruments” (as defined in Section 9-102(a)(47) of the UCC), unless the Borrower has given at least ten (10) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Administrative Agent’s first priority perfected security interest (subject to Permitted Liens) continues in effect; or

(viii) (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) permit to exist any failure to satisfy the minimum funding standard within the meaning of Section 302(a) of ERISA or Section 412(a) of the Code with respect to any Pension Plan other than a Multiemployer Plan, (iii) fail to make or permit any ERISA Affiliate to fail to make, any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iv) terminate any Pension Plan so as to result in any liability or (v) permit to exist any occurrence of any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Pension Plan, in each case that would result in material liability to the Borrower.

(d) Anti-Bribery, Anti-Corruption and Anti-Money Laundering Laws; Sanctions. Each of the Borrower, the Equityholder and the Collateral Manager shall:

(i)	maintain and shall use commercially reasonable efforts to ensure that its Affiliates maintain policies and procedures designed to prevent violation of any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction; and

(ii)	not, directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, sister company, joint venture partner or any other Person (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, as applicable, or (B) in any other manner that would result in a violation of Sanctions by any Person (in the case of the Equityholder, including any Person participating in the Loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).

(e) Risk Retention. The Equityholder hereby covenants, for the benefit of the Administrative Agent, the Lenders and, in respect of paragraphs (iv) and (v) below only, the Collateral Manager that, for so long as any Loan remains outstanding:

(i) it will retain, as originator, on an ongoing basis, a material net economic interest in the form specified in paragraph 3(d) of Article 6 of the Securitisation Regulation, being retention of the first loss tranche and, if necessary, other tranches having the same or a more severe risk profile than those transferred or sold to investors and not maturing any earlier than those transferred or sold to investors, through maintaining funding to the Borrower under the LLC Agreement, in an amount equal to not less than 5% of the Retention Basis Amount (such net economic interest being the "Retention");

(ii) neither it nor any of its Affiliates will sell, hedge, enter into a short position or otherwise mitigate its credit risk under or associated with the Retention where to do so would cause the transaction contemplated by the Transaction Documents to cease to be compliant with the EU Risk Retention Requirements;

(iii) it will take such further action, provide such information as in its possession (provided that the provision of such information would not contravene any applicable contract, law or regulation or duties of confidentiality binding on the Equityholder) and enter into such other agreements, in each case, as may reasonably be required by the Borrower, a Lender or the Administrative Agent to satisfy the EU Risk Retention Requirements;

(iv) it will confirm to each of the Borrower, the Administrative Agent, the Collateral Manager and each Lender, its continued compliance with the covenants set out at paragraphs (i) and (ii) above on a monthly basis;

(v) it will promptly notify the Borrower, the Administrative Agent, the Collateral Manager and each Lender in writing if for any reason it fails to comply with either of the covenants set out in paragraphs (i) or (ii) above in any way; and

(vi) it will notify each of its Affiliates of the contents of paragraph (ii) above and shall use reasonable endeavors to procure that each of its Affiliates complies with the terms of paragraph (ii) as if it were a party thereto.

Notwithstanding anything to the contrary contained herein, neither the Equityholder nor the Borrower makes any representation as to compliance of the transaction or any of the parties hereto with respect to the Securitisation Regulation. Any Person accepting the benefits of this Section 9(e) and/or Section 9(f) below (including any related definitions or provisions), shall be deemed to have agreed to the terms set forth in this paragraph and each Lender hereby represents that is not relying on any of the Borrower, the Collateral Manager or the Equityholder or any of their respective Affiliates, for any financial, tax, legal, accounting, or regulatory advise in connection with the matters set forth in this Section 9(e) and/or Section 9(f) below.

(f) EU Transparency Requirements. (i) Each of the Borrower and the Equityholder agrees to make available (or will cause the Collateral Manager to make available), promptly upon written request by the Administrative Agent on behalf of any Lender from time to time, the documents, reports and information necessary to enable compliance by any Lender with Article 5 of the Securitisation Regulation; provided that, notwithstanding the foregoing, the Borrower and the Equityholder shall be obligated to do so only if such documents, reports or information is: (1) not subject to a duty of confidentiality; and (2)(a) in the Borrower’s or the Equityholder's possession, or (b) not in the Borrower's or the Equityholder's possession but the Equityholder or Borrower can obtain such documents, reports or information using commercially reasonably efforts without material expense (provided further that, if obtaining such documents, reports or information would involve material expense but the requesting Lender agrees to pay it, then the Borrower shall obtain the same).

(g) Reports by Independent Accountants. [(i) The Collateral Manager will cause a firm of nationally recognized independent public accountants (who may also render other services to the Collateral Manager) consented to by the Administrative Agent (the "Independent Accountants") to furnish to the Administrative Agent, each Lender and the Collateral Agent (i) on or prior to October 28, 2022 (the "Initial AUP Report Date"), a report relating to one Daily Report (as selected by the Administrative Agent), each delivered prior to the Initial AUP Report Date, and (ii) on or prior to each one-year anniversary of the Initial AUP Report Date (each such anniversary, an "AUP Report Date"), a report relating to one Daily Report (as selected by the Administrative Agent), delivered during the twelve (12) months immediately preceding such AUP Report Date, in each case, to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Annex H, it being understood that the Collateral Manager and the Administrative Agent will provide an updated Annex H reflecting any further amendments to such Annex H prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Annex H) to certain documents and records relating to the Collateral under any Transaction Document, compare the information contained in selected Daily Reports (and all calculations therein) delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

(ii) In the event the Independent Accountants appointed pursuant to clause (i) above require the Collateral Agent to agree to the procedures performed by such Independent Accountants with respect to any of the reports, statements or certificates of such Independent Accountants, or sign any agreement in connection therewith, Borrower hereby directs the Collateral Agent to agree to the terms and conditions requested by such Independent Accountants as a condition to receiving documentation required by this Agreement; it being understood and agreed that the Collateral Agent shall deliver such agreement in conclusive reliance on the foregoing direction and shall make no inquiry or investigation as to, and shall have no obligation or responsibility in respect of, the terms of the engagement of such Independent Accountants by the Borrower or the sufficiency, validity or correctness of the agreed upon procedures in respect of such engagement. The Borrower hereby authorizes and directs the Collateral Agent, without liability on its part, to execute and deliver any such agreement with such Independent Accountants in the form presented to it by the Borrower (or the Collateral Manager on behalf of the Borrower), which agreement, to the extent so directed by the Borrower (or the Collateral Manager on behalf of the Borrower), may include, amongst other things, (i) an acknowledgement that the Borrower (or the Collateral Manager on behalf of the Borrower) has agreed that the procedures by such Independent Accountants are sufficient for the relevant purposes, (ii) releases by the Collateral Agent of any claims, liabilities and expenses arising out of or relating to such Independent Accountant's engagement, agreed-upon procedures or any report, statement or certificate issued by such Independent Accountants under any such engagement and acknowledgement of other limitations of liability in favor of such Independent Accountants and (iii) restrictions or prohibitions on the disclosure of any such reports, statements, certificates or other information or documents provided to it by such Independent Accountants.]

SECTION 10. ADMINISTRATIVE AGENT

The Lenders hereby irrevocably appoint BNP Paribas as Administrative Agent hereunder and under the other Transaction Documents, and authorize the Administrative Agent to take such action, or exercise such powers and perform such duties, as are expressly delegated to it hereunder and under the other Transaction Documents, together with such other powers as are reasonably incidental thereto, and BNP Paribas, hereby accepts such appointment. The Administrative Agent shall promptly deliver copies of any notice, certificate, report or other documents received by it in its capacity as Administrative Agent to the Lenders. Notwithstanding anything to the contrary elsewhere in this Agreement or the other Transaction Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Transaction Documents, or otherwise exist against or in respect of the Administrative Agent.

The Administrative Agent may execute any of its duties by or through its subsidiaries, affiliates, agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

Neither the Administrative Agent (acting in such capacity) nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or any of them as Administrative Agent under or in connection with this Agreement or any other Transaction Documents or any delegate under or in connection with this Agreement or the other Transaction Documents (except for its, or such Person’s own gross negligence or willful misconduct), or (b) responsible to any Person for any recitals, statements, representations or warranties of any Person (other than itself) contained in the Transaction Documents or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Transaction Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or any other document furnished in connection therewith or herewith, or for any failure of any Person (other than itself or its directors, officers, agents or employees) to perform its obligations under any Transaction Document, or for the satisfaction of any condition specified in a Transaction Document. Except as otherwise expressly provided in this Agreement, the Administrative Agent shall not be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Transaction Documents, or to inspect the properties, books or records of the Borrower, the Collateral Manager or the Custodian.

The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying upon, any communication (written or verbal) or any document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person(s) and upon advice of legal counsel (including any Lender’s counsel), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of a Lender, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from the Collateral Manager, the Custodian, the Borrower or a Lender referring to this Agreement and describing such event. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed in writing by a Lender; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders.

The Lenders expressly acknowledge that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys in fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, the Collateral Manager or the Custodian, shall be deemed to constitute any representation or warranty by the Administrative Agent to the Lenders. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other conditions and creditworthiness of the Borrower, the Collateral Manager or the Custodian and the Assets, and made its own decision to extend Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Collateral Manager or the Custodian and the Assets. Except as expressly provided herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the Collateral or the business, operations, property, prospects, financial and other conditions or creditworthiness of the Borrower, the Collateral Manager, the Custodian or any of the Lenders which may come into the possession of the Administrative Agent.

In no event shall the Administrative Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Administrative Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

Each Lender agrees to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower under the Transaction Documents) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Administrative Agent or the affected Person in connection with any investigative or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent or such affected Person).

If the Administrative Agent resigns as Administrative Agent under this Agreement, then the Administrative Agent may appoint a successor agent (with the prior written consent of the Borrower and the Collateral Manager, if such successor agent is not an Affiliate of the Administrative Agent), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent, effective upon its acceptance of such appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any party to this Agreement. The Administrative Agent may resign upon ten (10) days’ notice to the Lenders (with a copy to the Borrower, the Collateral Manager and the Custodian). Such resignation will become effective upon a successor administrative agent succeeding to the Administrative Agent’s rights, powers and duties; provided that if a successor Administrative Agent is not appointed within ten (10) days of the Administrative Agent giving notice of its resignation, it may petition a court for its removal. After any retiring Administrative Agent’s resignation, the provisions of this Agreement in respect of the Administrative Agent shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, the Custodian or the Collateral Manager as though the Administrative Agent were not the Administrative Agent.

SECTION 11. CALCULATION DISPUTE MECHANISM

If at any time the Collateral Manager disputes the Assigned Value ascribed to one or more Assets that was determined by the Administrative Agent not using a Pricing Source (each such Asset, a “Disputed Asset”), the Collateral Manager shall notify the Administrative Agent and the Custodian of such dispute at or before the Dispute Time. Upon receipt of such notification, the Administrative Agent and the Collateral Manager shall consult with each other in an attempt to resolve such dispute in a timely and reasonable manner. If such consultation does not resolve the dispute within one (1) Business Day of the Administrative Agent’s receipt of notice of such dispute, the following mechanism (the “Calculation Dispute Mechanism”) shall apply:

(a) The Collateral Manager and the Administrative Agent shall each seek bid quotations from two or more Independent Dealers (each, an “Independent Bid”) for each Disputed Asset.

(b) For each Disputed Asset for which there are three or more Resolution Values at the Resolution Time, the Assigned Value shall be calculated as follows:

(i) If the average of such Resolution Values is more than 2% higher or lower than the Administrative Agent’s original valuation, the Assigned Value shall be recalculated based on the average of the Resolution Values and Administrative Agent’s original valuation; provided that, in the event the Administrative Agent’s original valuation is the lowest of all Resolution Values obtained, then both the highest Resolution Value and Administrative Agent’s original valuation shall be disregarded for purposes of calculating such average.

(ii) If the average of such Resolution Values is less than 2% higher or lower than the Administrative Agent’s original valuation, the Assigned Value shall be the Administrative Agent’s original valuation.

(c) For each Disputed Asset for which there are two Resolution Values at the Resolution Time, the Assigned Value shall be calculated as follows:

(i) If the lower of such Resolution Values is more than 2% higher or lower than the Administrative Agent’s original valuation, the Assigned Value shall be recalculated as the lower of the two Resolution Values.

(ii) If the lower of such Resolution Values is less than 2% higher or lower than the Administrative Agent’s original valuation, the Assigned Value shall be the Administrative Agent’s original valuation.

(d) For each Disputed Asset for which there is one or no Resolution Value at the Resolution Time, the Assigned Value shall be Administrative Agent’s original valuation.

For purposes of the daily report required under Section 4(b) of the Custody Agreement, the Custodian shall use the Administrative Agent’s original valuation of each Disputed Asset until it receives notice from the Administrative Agent of the alternative Assigned Value as determined pursuant to this Section 11.

SECTION 12. ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT

The Borrower and the Collateral Manager hereby agree and consent:

(a) to the assignment of the Collateral Management Agreement by the Borrower and performance by the Collateral Manager on the Borrower’s behalf of any provisions of this Agreement or the other Transaction Documents expressly applicable to the Collateral Manager herein or therein, subject to the terms of the Collateral Management Agreement;

(b) that the assignment by the Borrower of all of its right, title and interest in, to and under the Collateral Management Agreement to the Administrative Agent for the benefit of the Secured Parties and, all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Administrative Agent on behalf of the Secured Parties;

(c) to deliver to the Administrative Agent copies of all notices, statements, communications and instruments delivered or required to be delivered to the Borrower pursuant to the Collateral Management Agreement;

(d) to the Administrative Agent being empowered to enforce the Collateral Management Agreement on behalf of the Borrower and/or the Secured Parties as if the Administrative Agent were directly a party to the Collateral Management Agreement and the Administrative Agent on behalf of the Secured Parties (and the Secured Parties to the extent any thereof is indemnified by the Collateral Manager thereunder) constituting express third party beneficiaries of the Collateral Management Agreement.

SECTION 13. MISCELLANEOUS

(a) Amendments. No amendment of any provision of this Agreement or of any other Transaction Document shall be effective unless such amendment shall be in writing and signed by a duly authorized officer of the Borrower, the Collateral Manager, the Equityholder, the Administrative Agent and the Required Lenders (with a copy to the Custodian). No waiver of any provision of this Agreement or of any other Transaction Document and no consent by the Administrative Agent to any departure therefrom by the Borrower shall be effective unless such waiver or consent shall be in writing and signed by a duly authorized officer of the Administrative Agent and any such waiver or consent shall then be effective only for the period and on the conditions and for the specific instance specified in such writing. No failure or delay by the Administrative Agent in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or privilege. At any time while the Agreement is in force and at the request of the Administrative Agent, the parties hereto hereby agree to enter into any additional agreements or amendments that the Administrative Agent determines are necessary or advisable to permit the parties to comply with Applicable Law so long as no such agreement or amendment shall adversely affect the rights of the Borrower, the Collateral Manager or the Equityholder hereunder or impose on it any material additional cost or expense. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or modification hereunder, except that (x) the Loans and Individual Lender Maximum Funding Amount of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(b) Notices. Except as otherwise expressly provided herein, notices and other communications to each party hereunder shall be in writing and shall be delivered by hand or overnight courier service or mailed to the address provided in Schedule A hereto (or at such other address as may be provided from time to time in writing by such party to the other parties hereto). Notice delivered by hand, overnight courier service or mail shall be effective upon receipt. In addition, delivery by electronic mail or facsimile transmission shall be permitted written notice hereunder that shall be effective immediately upon dispatch. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in writing by such Person for such purpose, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder. The effectiveness of any notice or other communication to be provided pursuant to this Agreement shall be determined without regard to the delivery to or receipt by any other persons required to be copied as provided in Schedule A hereto.

The Administrative Agent shall be entitled to rely and act upon any notices (including telephonic notices of borrowings) purportedly given by or on behalf of any other party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower and each party giving such notice shall indemnify each Indemnitee (as defined below) from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such party. The Administrative Agent may record all telephonic notices to and other communications with the Administrative Agent, and each party hereby consents to such recording.

(c) Successors; Assignment. (i) This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as expressly permitted hereunder, none of the Borrower, the Equityholder or the Collateral Manager may assign their rights or obligations hereunder. Each of the Administrative Agent and the Lenders may at any time (i) assign all or any part of its rights and obligations hereunder (including, in the case of a Lender, all or a portion of its Individual Lender Maximum Funding Amount and the Loans at the time owing to it) to any other Person with the consent of the Borrower (such consent not to be unreasonably withheld); provided that no such consent shall be required if (A) an Event of Default has occurred and is continuing, (B) the assignment is to an Affiliate of the Administrative Agent or to a different domestic or foreign branch of a Lender or (C) if such assignment is required by Applicable Law (in which case the assigning Lender shall deliver notice to the Borrower of the relevant Applicable Law requiring such assignment and the basis therefor), and (ii) grant to any other Person participating interests in all or part of its rights and obligations hereunder without notice to any party; provided that (v) such granting Lender’s obligations under this Agreement shall remain unchanged and such Lender shall remain the holder of any related promissory note for all purposes under this Agreement, (w) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (x) the Borrower, the Collateral Manager and the Equityholder shall continue to deal solely and directly with such Lender in connection with the Lender’s rights and obligations under this Agreement, (y) such granting Lender may agree with such participant that such Lender shall not, without the consent of such participant, agree to any Material Amendment that affects such participant and (z) any participant must be bound by Section 13(n). As used herein, “Material Amendment” means any amendment, modification or supplement to this Agreement that (1) reduces the principal amount of any Loan or reduces the rate of interest thereon, or reduces any fees payable hereunder, (2) postpones the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any other amounts payable hereunder or reduces the amount of, waives or excuses any such payment, or postpones the scheduled Conversion Date or (3) changes any of the provisions of this Section 13(c). The Borrower, the Collateral Manager and the Equityholder each agree to execute any documents reasonably requested by the Administrative Agent or the Lenders in connection with any such assignment; provided that no such documents may contain terms that adversely affect the rights or interests of the Borrower, the Collateral Manager or the Equityholder. With respect to an assignment by a Lender, such Lender and its assignee shall execute an Assignment and Assumption. All information provided by or on behalf of any party to a Lender or its Affiliates may be furnished by such Lender to its Affiliates and to any actual or proposed assignee or participant. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank. The Borrower agrees that each participant shall be entitled to the benefits of Section 13(p) and Section 2(j) (subject to the requirements and limitations therein (it being understood that the documentation required under Section 2(j) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 13(c)(i); provided that such participant (I) shall not be entitled to receive any greater payment under Section 13(p) or 2(j), with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from a Change in Law that occurs after the date of such participation and (II) agrees to be subject to the provisions of Section 13(x) as if it were an assignee under this Section 13(c). Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 13(x)(ii) with respect to any participant.

(ii) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders (including, for the avoidance of doubt, any assignee of an interest in a promissory note evidencing the Loans), and the Individual Lender Maximum Funding Amounts of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Collateral Manager and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iii) Each Lender that sells a participating interest in all or part of its rights and obligations hereunder (including, for the avoidance of doubt, any participating interest in any rights under any promissory note evidencing the Loans) shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any Individual Lender Maximum Funding Amounts, Loans, or other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such Individual Lender Maximum Funding Amount, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Fees and Expenses. On any Payment Date, the Borrower shall pay from funds on deposit in the Accounts that are available therefor in accordance with this Agreement, (i) to the Lenders on demand, all reasonable and documented out-of-pocket expenses and legal fees (excluding any allocated costs for in-house legal services), including any reasonable and documented costs associated with any audit of the Borrower requested by the Administrative Agent, incurred by such party or its Affiliates in connection with this Agreement, or any instruments or agreements executed in connection herewith or therewith, provided that solely in the case of reimbursement of legal fees for the Lenders (other than the Administrative Agent) the Borrower shall only be obligated to reimburse such Lenders for legal fees and expenses of one counsel for all such Lenders except that, if any such Lender reasonably determines that counsel for the Lenders has a conflict of interest, the Borrower shall pay the reasonable fees and disbursements of additional counsel selected by such Lender (in addition to any local counsel) separate from counsel for all Lenders in connection with any action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, (ii) any annual governmental fees of the Borrower, (iii) the fees and expenses of the Custodian under the Custody Agreement and the Securities Intermediary under the Account Control Agreement and (iv) any other expenses of the Borrower that the Collateral Manager has approved (which, for the avoidance of doubt, shall not include any fees or expenses payable to the Collateral Manager) including, but not limited to, assignment fees, legal fees, restructuring fees and outside advisor fees incurred in relation to the Assets. Notwithstanding the foregoing, (i) the Borrower shall not be responsible for any out-of-pocket costs and expenses of the Lenders in connection with documenting the Transaction Documents that exceed, in the aggregate, $100,000 without the Administrative Agent obtaining the Borrower’s prior written consent and (ii) all of the costs and expenses incurred by the Lenders pursuant to this Section 13(d) shall be directly related to the Transaction Documents. This Section 13(d) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim.

(e) Indemnity.

(i) The Borrower shall indemnify and hold harmless the Administrative Agent, the Lenders and their respective Affiliates, and their respective partners, directors, officers, employees, agents and advisors (collectively the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) (all of the foregoing being collectively called “Indemnified Amounts”), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower, the Equityholder, the Administrative Agent, any Lender or the Collateral Manager (as applicable) arising out of, in connection with, or as a result of (A) the execution or delivery of this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, (B) any Loan or equity contribution or the use or proposed use of the proceeds therefrom, or (C) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or equity contribution or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby. The agreements in this subsection shall survive the repayment, satisfaction or discharge of all the other obligations and liabilities of the parties under the Transaction Documents and the termination of the Transaction Documents. All amounts due under this subsection shall be payable within ten Business Days after demand therefor to the extent that funds in the Accounts are available for such payment in accordance with this Agreement. If the foregoing indemnification is unavailable to an Indemnitee or is insufficient to hold an Indemnitee harmless, then the Borrower agrees to contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnitee, on the one hand, and the Borrower and its Affiliates, on the other hand, but also the relative fault of such Indemnitee, on the one hand, and the Borrower and its Affiliates, on the other hand, as well as any other relevant equitable considerations. This Section 13(e)(i) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim.

(ii) The Collateral Manager agrees to indemnify and hold harmless each Indemnitee from and against any and all Indemnified Amounts that may be incurred by or asserted or awarded against any Indemnitee, in each case arising out of or in connection with or by reason of any one or more of the following: (A) any breach by the Collateral Manager of any covenant or any of its obligations under any Transaction Document, (B) the failure of any of the representations or warranties of the Collateral Manager set forth in any Transaction Document or in any certificate, statement or report delivered in connection therewith to be true when made or when deemed made or repeated and (C) by reason of any gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction by final and nonappealable judgment) on the part of the Collateral Manager in its capacity as Collateral Manager; except the Collateral Manager shall not be liable to the extent any such losses, claims, damages, liabilities or related expenses (x) result from the performance or non-performance of the Portfolio Assets or (y) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Indemnitee’s bad faith, gross negligence or willful misconduct; provided that this Section 13(e)(ii) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim. The Collateral Manager shall not have any liability hereunder to any Indemnitee to the extent an Indemnitee affects any settlement of a matter that is (or could be) subject to indemnification hereunder without the prior written consent of the Collateral Manager (which consent shall not be unreasonably withheld or delayed).

(iii) The Equityholder agrees to indemnify and hold harmless each Indemnitee from and against any and all Indemnified Amounts that may be incurred by or asserted or awarded against any Indemnitee, in each case arising out of or in connection with or by reason of any one or more of the following: (A) any breach by the Equityholder of any covenant or any of its obligations under any Transaction Document, (B) the failure of any of the representations or warranties of the Equityholder set forth in any Transaction Document or in any certificate, statement or report delivered in connection therewith to be true when made or when deemed made or repeated and (C) any gross negligence, bad faith or willful misconduct on the part of the Equityholder in its capacity as Equityholder; except the Equityholder shall not be liable to the extent any such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Indemnitee’s bad faith, gross negligence or willful misconduct; provided that this Section 13(e)(iii) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim. The Equityholder shall not have any liability hereunder to any Indemnitee to the extent an Indemnitee affects any settlement of a matter that is (or could be) subject to indemnification hereunder without the prior written consent of the Equityholder (which consent shall not be unreasonably withheld or delayed).

(f) Subordination. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, each party on behalf of itself and its Affiliates agrees for the benefit of the Administrative Agent and the Lenders that any obligations of the Borrower to pay any amounts to such party shall be subordinate and junior to the obligations of the Borrower to pay amounts to the Administrative Agent and the Lenders hereunder, and on and after the Maturity Date, all amounts owing to the Administrative Agent and the Lenders hereunder shall be paid in full in cash or, to the extent the Administrative Agent and the Lenders consent, other than in cash before any payment or distribution is made to any other party.

(g) Limited Recourse; Non-Petition; Recourse. The Collateral Manager, the Equityholder, the Administrative Agent and each Lender acknowledge that the Borrower is a special purpose entity and that none of the directors, officers, incorporators, shareholders, members, partners, agents or employees (collectively, the “Relevant Agents”) of the Borrower (including, without limitation, the Equityholder and any Affiliate thereof) shall be personally liable for any of the obligations of the Borrower under this Agreement, it being understood and agreed that the Collateral Manager is not a Relevant Agent of the Borrower. Notwithstanding anything to the contrary contained herein, the Borrower’s sole source of funds for payment of all amounts due hereunder shall be the Borrower Collateral, and, upon application of the proceeds of the Borrower Collateral and its reduction to zero in accordance with the terms and under the circumstances described herein, all obligations of and all claims against the Borrower under this Agreement, any promissory note or under any other Transaction Document shall extinguish and shall not thereafter revive.

Each party (other than the Borrower) agrees not to cause the filing of a petition for the winding up of the Borrower for the non-payment of any amounts provided in this Agreement until at least one year (or, if longer, the applicable preference period then in effect) plus one day, after the payment in full of amounts owing to the Administrative Agent or the Lenders hereunder.

Except as expressly provided herein, there shall be no recourse for the payment of any amount owing by the Borrower hereunder against any other party hereto or any officer, director, employee, shareholder, incorporator or other Affiliate of such Person or any entity controlling such Person.

The terms of this Section 13(g) shall survive any termination of this Agreement.

(h) Adequacy of Monetary Damages Against the Lenders. Each of the Borrower, the Collateral Manager, and the Equityholder hereby acknowledges and agrees that (i) any and all claims, damages and demands against the Administrative Agent or the Lenders arising out of, or in connection with, the exercise by the Administrative Agent or the Lenders of any Administrative Agent or any of the Lenders’ rights or remedies pursuant to this Agreement can be sufficiently and adequately remedied by monetary damages, (ii) no irreparable injury will be caused to the Borrower, the Collateral Manager or the Equityholder as a result of, or in connection with, any such claims, damages or demands, and (iii) no equitable or injunctive relief shall be sought by the Borrower, the Collateral Manager or the Equityholder as a result of, or in connection with, any such claims, damages or demands; provided that this Section 13(h) shall not constitute a waiver of any rights of the Borrower, the Collateral Manager or the Equityholder to seek injunctive relief to enforce its rights under Section 13(n).

(i) Validity; Severability. If any provision of this Agreement or the other Transaction Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Transaction Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(j) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile transmission and electronic mail), and each counterpart, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

(k) Governing Law; Jurisdiction; Service of Process; Venue, etc. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE), INCLUDING THE ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE CONVENTION ON THE LAW APPLICABLE TO CERTAIN RIGHTS IN RESPECT OF SECURITIES HELD WITH AN INTERMEDIARY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT AND EACH STATE COURT IN THE CITY OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SET FORTH IN SCHEDULE A HERETO. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(l) Waiver of Trial by Jury. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(m) USA Patriot Act Notice. The Administrative Agent hereby notifies each other party hereto that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), the Administrative Agent may be required to obtain, verify and record information that identifies such party, which information includes the name and address of such party and other information that will allow the Administrative Agent to identify such party in accordance with the Patriot Act.

(n) Confidentiality. The parties hereto agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed by any party (a) to its Affiliates and to its directors, officers, members, principals, employees, agents, counsel and other advisors, in each case that have a need for such information relative to this facility (collectively, the “Related Parties”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the disclosing party shall be responsible for any breach by its related Parties under this Section 13(n)); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such Information; (c) to the extent required by Applicable Law or by any subpoena or similar legal process; provided that with respect to disclosures of Information pursuant to a subpoena or similar legal process, (A) prior to any disclosure under this clause (c) the disclosing party agrees to provide the Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to the Borrower pursuant to the terms of the subpoena or other legal process and (B) any disclosure under this clause (c) shall be limited to the portion of the Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder; (f) solely with respect to the Administrative Agent or any Lender, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement; provided that such assignee or participant (or prospective assignee or participant) has agreed to maintain confidentiality pursuant to this Section 13(n) or another non-disclosure agreement substantially similar hereto, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder that has agreed to maintain confidentiality pursuant to this Section 13(n); or (iii) any rating agency or (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section by such party, or (y) becomes available to such party or any of their respective Affiliates on a nonconfidential basis from a source other than a party to this Agreement. For purposes of this Section, “Information” means all information received from a party to this Agreement, the terms and substance of this Agreement and each other Transaction Document and any term sheet.

(o) Nonreliance. Each party acknowledges to each of the others that it is a sophisticated person with respect to the transactions described in this Agreement, and has adequate information concerning the business and financial condition of the obligors on the Portfolio Assets to make an informed decision regarding the acquisition and disposition of the Portfolio Assets. Each party hereby agrees that it has independently, and without reliance on any other, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into the transactions described in this Agreement; provided that the Borrower and the Secured Parties are relying on the Collateral Manager to select Assets in accordance with the standard of care set forth in the Collateral Management Agreement and to determine that such Assets, on the date of such selection and at the time of their acquisition by the Borrower, satisfy the Eligibility Requirements and are eligible for acquisition by the Borrower in accordance with the terms and conditions set forth in the Underlying Instrument pursuant to which such Assets were issued. From time to time upon the Collateral Manager’s reasonable request therefor, the Borrower shall provide to the Collateral Manager customary information regarding its status for purposes of confirming such eligibility.

(p) Increased Costs. The Borrower shall reimburse or compensate the Lenders, on any Payment Date following demand therefor together with a certificate, to the extent that funds in the Accounts are available for such payment in accordance with this Agreement, for all costs incurred, losses suffered or payments made by the Lenders which are applied or reasonably allocated by the Lenders to the transactions contemplated herein (all as determined by the Lenders in its reasonable discretion) by reason of (A) any and all future reserve, deposit, capital adequacy or similar requirements against (or against any class of or change in or in the amount of) assets, liabilities or commitments of, or extensions of credit by, the Lenders; and compliance by the Lenders with any directive, or requirements from any regulatory authority, whether or not having the force of law, or (B) any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on a Lender’s loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, that in each of the foregoing cases in this Section 13(p) results or arises from any Change in Law, provided that (i) demand for such payment is made within 180 days of the date on which such cost or loss was incurred and (ii) similar costs or losses are being charged by the Lenders to all other similarly situated customers.

(q) Final Agreement. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

(r) Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by the Administrative Agent or any Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default, Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2(j), 13(d), 13(e), 13(f), 13(g), 13(k), 13(l), 13(n), 13(p), and this Section 13(r) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of any commitment to fund Loans or the termination of this Agreement or any provision hereof.

(s) Ratable Payments. If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Borrower Secured Obligations owing to such Secured Party (other than payments received pursuant to an indemnity) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Borrower Secured Obligations owing to the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Borrower Secured Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(t) No Waiver; Remedies. No failure on the part of any Secured Party or any Indemnitee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender is hereby authorized by the Borrower during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by it to or for the credit or the account of the Borrower to the amounts owed by the Borrower under this Agreement, to such Lender or its successors and assigns.

(u) Waiver of Setoff. Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, any Lender or their respective assets.

(v) Option to Acquire Rating. Each party hereto hereby acknowledges and agrees that the Administrative Agent (on behalf and at the expense of the requesting Lender) may, at any time and in its sole discretion, obtain a public rating for this loan facility. The Borrower and the Collateral Manager hereby agree, subject to being reimbursed for its expenses by the requesting Lender, to use commercially reasonable efforts, at the request of the Administrative Agent, to cooperate with the acquisition and maintenance of any such rating.

(w) Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(ii) the effects of any Bail-In Action on any such liability, including, if applicable:

(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(C) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

(x) Replacement of Lenders.

(i) If any Lender requests compensation under Section 13(p), or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or Governmental Authority for the account of any Lender pursuant to Section 2(j), then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking the Loans and Individual Lender Maximum Funding Amounts or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 2(j) or Section 13(p), as the case may be, in the future, and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(ii) At any time there is more than one Lender, the Borrower shall be permitted, at its sole expense and effort, to replace any Lender, except (A) the Administrative Agent or (B) any Lender which is administered by the Administrative Agent or an Affiliate of the Administrative Agent, that (1) requests reimbursement, payment or compensation for any amounts owing pursuant to Section 2(j) or Section 13(p), (2) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts pursuant to Section 2(j) or Section 13(p), unless such Lender designates a different lending office before such change in law becomes effective pursuant to Section 13(x)(ii) and such alternate lending office obviates the Borrower making payments of additional amounts pursuant to Section 2(j) or Section 13(p), (3) has not consented to any proposed amendment, supplement, modification, consent or waiver, each pursuant to Section 13(a), or (4) is a Defaulting Lender; provided, that (t) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Loan, (u) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) prior to the Conversion Date, the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (w) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13(c)(ii), (x) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Taxes, as the case may be,

(y) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender, and (z) if such replacement is being effected as a result of a Lender requesting compensation pursuant to Section 2(j) or Section 13(p), such replacement, if effected, will result in a reduction in such compensation or payment thereafter. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

BNP PARIBAS,
as Lender

By:
Name:
Title:

By:
Name:
Title:

STEELE CREEK CAPITAL FUNDING I, LLC,
as Borrower

By:	Steele Creek Capital Corporation, its designated manager

By:
Name:
Title:

STEELE CREEK CAPITAL CORPORATION,
as Collateral Manager

By:
Name:
Title:

Credit Agreement

STEELE CREEK CAPITAL CORPORATION,
as Equityholder

By:
Name:
Title:

BNP PARIBAS,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Credit Agreement

S-2

Schedule A

ADDRESSES FOR NOTICES

Lender:

BNP Paribas
Loan Servicing
525 Washington Blvd, 8th Floor
Jersey City, New Jersey 07310
Attention: NYLS FIG Support
Facsimile no.: 201-850-4014
E-mail: nyls.fig.support@us.bnpparibas.com

Borrower:

Steele Creek Capital Funding I, LLC
201 South College Street
Suite 1690
Charlotte, North Carolina 28244
Attention: Glenn Duffy
Telephone No.: (704) 343-6012
Facsimile no.: (646) 417-6767
E-mail: glenn.duffy@steelecreek.com

Equityholder:

Steele Creek Capital Corporation
201 South College Street
Suite 1690
Charlotte, North Carolina 28244
Attention: Glenn Duffy
Telephone No.: (704) 343-6012
Facsimile no.: (646) 417-6767
E-mail: glenn.duffy@steelecreek.com

Collateral Manager:

Steele Creek Capital Corporation
201 South College Street
Suite 1690
Charlotte, North Carolina 28244
Attention: Glenn Duffy
Telephone No.: (704) 343-6012
Facsimile no.: (646) 417-6767
E-mail: glenn.duffy@steelecreek.com

Administrative Agent:

BNP Paribas
Solutions Portfolio Management
787 7th Avenue
New York, New York 10019
Telephone No.: 917-472-4841
Facsimile No.: 212-841-2140
E-mail: dl.bnpp.steelecreek.acquisition@us.bnpparibas.com
Attention: Jasen Yang

Sch. A-1

Schedule B

INDIVIDUAL LENDER MAXIMUM FUNDING AMOUNTS

Lender	Individual Lender Maximum Funding Amount
BNP Paribas

On any date of determination, (A) the lesser of (1) the greater of (x) U.S.$45,000,000 and (y) product of (x) the Leverage Factor and (y) the Contributed Cash Equity Amount as of such date, and (2) U.S.$80,000,000, or (B) as otherwise increased pursuant to Section 2(l).

Sch. B-1

Schedule C

ELIGIBILITY REQUIREMENTS

“Eligibility Requirements” means, with respect to each Portfolio Asset on any date of determination (unless otherwise set forth below), the following requirements:

(a) such Portfolio Asset has been approved by the Administrative Agent in its sole discretion;

(b)such Portfolio Asset is denominated and payable in U.S. Dollars and is not convertible into, nor payable in, any other currency;

(c) ~~(a)~~ such Portfolio Asset is a First Lien Loan or a First-Lien Last-Out Loan owned by the Borrower or which has been assigned to the Borrower pursuant to an assignment agreement either (i) complying with the related Underlying Instruments or

(ii) on the LSTA standard assignment form;

(d) ~~(b)~~ such Portfolio Asset is not a (i) Bridge Loan, (ii) DIP Collateral Obligation, (iii) Letter of Credit, (iv) Step-Up Obligation, (v) Structured Finance Obligation, (vi) Synthetic Security, (vii) Zero-Coupon Security, (viii) Bond, (ix) participation interest, (x) project finance loan, (xi) single purpose real estate or construction loan, (xii) an unsecured loan, (xiii) a mezzanine loan, (xiv) a corporate rescue loan, (xv) a credit-linked note or (xvi) a PIK loan;

(e) ~~(c)~~ such Portfolio Asset is not, as of the related Acquisition Date, (i) a Defaulted Obligation or (ii) a Deferrable Security;

(f) ~~(d)~~ such Portfolio Asset is not a (i) lease, (ii) preferred equity instrument, (iii) structurally subordinated holding company loan not benefitting from a guarantee by the related operating company or (iv) principally secured by real estate or underwritten as a mortgage loan;

(g) ~~(e)~~ such Portfolio Asset is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager;

(h) ~~(f)~~ such Portfolio Asset does not require the Borrower to make one or more future advances to the obligor under the Underlying Instruments relating thereto;

(i) ~~(g)~~ such Portfolio Asset does not have an “f,” “r,” “p,” “pi,” “q”, “sf” or “t” subscript assigned by S&P;

Sch. C-1

(j) ~~(h)~~ the acquisition of such Portfolio Asset will not cause the Borrower or the pool of Assets to be required to register as an “investment company” under the 1940 Act;

(k) ~~(i)~~ such Portfolio Asset is not subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action for a price less than its par amount plus all accrued and unpaid interest;

(l) ~~(j)~~ such Portfolio Asset is not issued pursuant to an Underlying Instrument governing the issuance of indebtedness having an aggregate principal amount (whether drawn or undrawn) of less than $250,000,000 (excluding any second lien or unsecured tranche);

(m) ~~(k)~~ such Portfolio Asset has an original term to maturity no later than eight and a half (8.5) years from the ~~Closing~~Second Amendment Date;

(n) ~~(l)~~ as of the related Acquisition Date, such Portfolio Asset is not delinquent in payment of either principal or interest;

(o) ~~(m)~~ such Portfolio Asset provides for (i) periodic payments of accrued and unpaid interest in cash on a current basis no less frequently than semi-annually and (ii) the full amount of principal payable in cash no later than its stated maturity;

(p) ~~(n)~~ such Portfolio Asset (i) is not an Equity Security and (ii) does not provide for the conversion or exchange into an Equity Security at any time on or after the date it is included as part of the Assets;

(q) ~~(o)~~ such Portfolio Asset is not subject to a Material Modification and such Portfolio Asset is not a loan or extension of credit by the Borrower to the obligor for the purpose of (i) making any past due principal, interest or other payments due on such Portfolio Asset or (ii) preventing such Portfolio Asset or any other loan to the related obligor from becoming past due; provided that this clause (q) shall not restrict a refinancing of a Portfolio Asset at its maturity that extends the maturity of such Portfolio Asset; provided further that this clause (q) shall not restrict an Asset that was made as a refinancing of another loan at its maturity, during any grace period permitted pursuant to the Underlying Instruments of such other loan or as exit financing from becoming a Portfolio Asset;

(r) ~~(p)~~ the obligor with respect to such Portfolio Asset is an Eligible Obligor;

(s) ~~(q)~~ the obligor with respect to such Portfolio Asset has an EBITDA as of the trade date of such Portfolio Asset of at least $50,000,000;

(t) ~~(r)~~ the obligor with respect to such Portfolio Asset has a Senior Net Leverage Ratio as of the trade date of such Portfolio Asset of no more than 6.0x;

Sch. C-2

(u) ~~(s)~~ such Portfolio Asset does not constitute Margin Stock (as defined in Regulation U issued by the Board of Governors of the Federal Reserve System);

(v) ~~(t)~~ such Portfolio Asset and the Underlying Instruments related thereto are capable of being sold legally and beneficially or assigned to or participated in by the Borrower and neither such sale, assignment or participation of such Portfolio Asset to the Borrower, nor the granting of a security interest hereunder by the Borrower in respect of such Portfolio Asset, violates, conflicts with or contravenes any Applicable Law, or any contractual or other restriction, limitation or encumbrance;

(w) ~~(u)~~ such Portfolio Asset is Registered or is not a “registration required obligation” within the meaning of Section 163(f)(2) of the Code;

(x) ~~(v)~~ such Asset gives rise only to payments that are not subject to any withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross up” payments that cover the full amount of such withholding tax on an after tax basis;

(y) ~~(w)~~ after giving effect to the Borrower’s acquisition thereof, the Borrower has good and marketable title to, and is the sole owner of, such Asset, and the Borrower has granted to the Administrative Agent for the benefit of the Secured Parties a valid and perfected first priority (subject to Permitted Liens) security interest in such Asset and the related Collections and Underlying Instruments;

(z) ~~(x)~~ such Asset complies with each of the representations and warranties made by the Borrower and the Collateral Manager in the Transaction Documents with respect thereto and all written factual information (other than projections, forward-looking information, general economic data or industry information and with respect to any information or documentation prepared by the Collateral Manager or one of its Affiliates for internal use or consideration, statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with an Asset or Obligor) provided by the Borrower or the Collateral Manager with respect to such Asset is true and correct after giving effect to any updates thereto (or, with respect to information relating to third parties, is true and correct in all material respects to the actual knowledge of the Collateral Manager) as of the date such information is provided;

(aa) ~~(y)~~ as of the applicable Acquisition Date, such Asset (and the acquisition by the Borrower thereof) (i) does not violate Applicable Law in any material respect or (ii) will not cause any Lender (as notified to the Borrower and the Collateral Manager by such Lender in connection with an Approval Request) to fail to comply with any request or directive (whether or not having force of law) from any Governmental Authority having jurisdiction over such Lender;

(bb) ~~(z)~~ such Asset and the related Underlying Instruments (A) are in full force and effect and constitute the legal, valid and binding obligation of the related Obligor and each guarantor of such Obligor’s obligations thereunder and enforceable against such Obligor and each such guarantor in accordance with their terms, subject to usual and customary bankruptcy, insolvency and equity limitations, (B) are not subject to, or the subject of, any assertions in respect of, any litigation, dispute or offset and (C) contain provisions substantially to the effect that the Obligor’s and each guarantor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against the Equityholder, the Borrower or any assignee;

(cc) ~~(aa)~~ the Underlying Instruments for such Asset do not contain a confidentiality provision that would prohibit the Custodian, the Administrative Agent or any Lender from accessing all information with regard to such Asset to the extent required to be provided under this Agreement, so long as such Persons agree to comply with customary and market confidentiality provisions;

(dd) ~~(bb)~~ as of the date the Borrower acquired such Asset, if such Asset is one of a number of loans made to the same Obligor under the same Underlying Instrument at the same seniority in such Obligor’s capital structure, such Asset and all such other loans contain standard cross-collateralization and cross-default or cross-acceleration provisions;

(ee) ~~(cc)~~ the rights to service, administer and enforce all rights and remedies under the related Underlying Instruments inure to the benefit of the holder of such Asset or its designee (including the administrative agent for such Asset);

(ff) ~~(dd)~~ if such Asset is acquired by the Borrower from the Equityholder, (i) such Asset was sourced or originated by such Person or its Affiliates in the ordinary course of business, and (ii) the Equityholder has caused its master computer records to be clearly and unambiguously marked to indicate that such Asset has been sold to the Borrower;

(gg) ~~(ee)~~ for any Asset originated by the Equityholder or its Affiliates, the Equityholder or its applicable Affiliate had all necessary licenses and permits to originate such Asset in the jurisdiction where the related Obligor is located;

(hh) ~~(ff)~~ to the extent required by Applicable Law, the Borrower has all licenses and permits to purchase and own such Asset and enter into the applicable Underlying Instruments as a lender in the jurisdiction where the related Obligor is located;

(ii) ~~(gg)~~ neither the related Obligor, any other party obligated with respect to such Asset or any Governmental Authority has alleged that such Asset or any related Underlying Instrument is illegal or unenforceable;

(jj) ~~(hh)~~ such Asset requires the related Obligor to maintain the Underlying Assets for such Asset in good repair and to maintain adequate insurance with respect thereto;

(kk) ~~(ii)~~ to the knowledge of the Borrower, such Asset and any Underlying Assets have not, and will not, be used by the related Obligor in any manner or for any purpose that would result in any material risk of liability being imposed upon the Borrower or any Secured Party under any Applicable Law;

(ll) ~~(jj)~~ the related Underlying Instruments are governed by the law of a state of the United States;

(mm) ~~(kk)~~ such Asset was acquired by the Borrower for a price of not less than 9080% of the Principal Balance of such Asset; and

(nn) ~~(ll)~~ such Portfolio Asset satisfies such other eligibility requirements as may be mutually agreed upon by the Administrative Agent and the Borrower prior to the applicable time of commitment to purchase by the Borrower;

provided that the Administrative Agent may agree in writing to specifically waive any of the requirements set forth above with respect to any single Asset (it being understood that the Administrative Agent shall not be required to provide any such waiver under any circumstances), and upon such waiver, such waived requirements shall be deemed not to be part of the Eligibility Requirement with respect to such Asset.

Sch. C-3

Schedule D-1

Moody’s Industry Classification Group List

CORP - Aerospace & Defense	1
CORP – Automotive	2
CORP - Banking, Finance, Insurance & Real Estate	3
CORP - Beverage, Food & Tobacco	4
CORP - Capital Equipment	5
CORP - Chemicals, Plastics, & Rubber	6
CORP - Construction & Building	7
CORP - Consumer goods: Durable	8
CORP - Consumer goods: Non-durable	9
CORP - Containers, Packaging & Glass	10
CORP - Energy: Electricity	11
CORP - Energy: Oil & Gas	12
CORP - Environmental Industries	13
CORP - Forest Products & Paper	14
CORP - Healthcare & Pharmaceuticals	15
CORP - High Tech Industries	16
CORP - Hotel, Gaming & Leisure	17
CORP - Media: Advertising, Printing & Publishing	18
CORP - Media: Broadcasting & Subscription	19
CORP - Media: Diversified & Production	20
CORP - Metals & Mining	21
CORP – Retail	22
CORP - Services: Business	23
CORP - Services: Consumer	24
CORP - Sovereign & Public Finance	25
CORP – Telecommunications	26
CORP - Transportation: Cargo	27
CORP - Transportation: Consumer	28
CORP - Utilities: Electric	29
CORP - Utilities: Oil & Gas	30
CORP - Utilities: Water	31
CORP - Wholesale32

Sch. D-1-1

Schedule D-2

[Reserved]

Sch. D-2-1

Schedule E-1

MOODY’S RATING DEFINITIONS

“Assigned Moody’s Rating” means the monitored publicly available rating, the private rating (so long as such private rating has been issued or provided by Moody’s within the previous 15 months) or the credit estimate (so long as such credit estimate has been issued or provided by Moody’s within the previous 15 months) expressly assigned to a debt obligation (or facility) by Moody’s; provided that, in the case of a private rating or credit estimate assigned to an obligation by Moody’s more than 13 months earlier, the Assigned Moody’s Rating of such obligation shall be one subcategory lower than such private rating or credit estimate, as applicable.

“CFR” means with respect to an issuer or obligor of a Portfolio Asset, (a) if such issuer or obligor has a corporate family rating by Moody’s, then such corporate family rating, or

(b) if such issuer or obligor does not have a corporate family rating by Moody’s but any entity in the corporate family of such issuer or obligor does have a corporate family rating, then such corporate family rating.

“Moody’s Default Probability Rating” means, with respect to any Portfolio Asset, as of any date of determination, the rating determined in accordance with the following methodology:

(i)	If the obligor of such Portfolio Asset has a CFR, then such CFR;

(ii)	If not determined pursuant to clause (i) above, if such Portfolio Asset has an Assigned Moody’s Rating, then (x) in the case of a Moody’s Senior Secured Loan or participation interest in a Moody’s Senior Secured Loan with respect to which the Assigned Moody’s Rating is the monitored publicly available rating thereof, the Moody’s rating that is one subcategory lower than such monitored publicly available rating, and (y) in all other cases, such Assigned Moody’s Rating;

(iii)	If not determined pursuant to clause (i) or (ii) above, (A) if the obligor of such Portfolio Asset has one or more senior unsecured obligations with an Assigned Moody’s Rating, then the Assigned Moody’s Rating on any such obligation as selected by the Collateral Manager in its sole discretion or, if no such rating is available, (B) if the obligor of such Portfolio Asset has one or more senior secured obligations with an Assigned Moody’s Rating, then the Moody’s rating that is one subcategory lower than the Assigned Moody’s Rating on any such obligation as selected by the Collateral Manager in its sole discretion; and

(iv)	If not determined pursuant to clause (i) through (iii) above, the Moody’s Derived Rating;

provided that, for purposes of calculating a Moody’s Weighted Average Rating Factor, each applicable rating, at the time of calculation, on credit watch by Moody’s with positive or negative implication will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

“Moody’s Derived Rating” means, with respect to a Portfolio Asset whose Moody’s Rating or Moody’s Default Probability Rating cannot otherwise be determined pursuant to the definitions thereof, such Moody’s Rating or Moody’s Default Probability Rating as determined in the manner set forth below:

(i)	By using any one of the methods provided below:

(A) if such Portfolio Asset has a public and monitored rating by S&P, pursuant to the table below:

Type of Portfolio Asset	Rating by S&P (Public and Monitored)	Portfolio Asset Rated by S&P	Number of Subcategories Relative to Moody’s Equivalent of Rating by S&P
Not Structured Finance Obligation	>BBB-	Not a loan or participation interest in Loan	-1
Not Structured Finance Obligation	<BB+	Not a loan or participation interest in Loan	-2
Not Structured Finance Obligation		Loan or participation interest in loan	-2

Sch. E-1-1

(B) if such Portfolio Asset is not rated by S&P but another security or obligation of the obligor has a public and monitored rating by S&P (a “parallel security”), then the rating of such parallel security will at the election of the Collateral Manager be determined in accordance with the table set forth in subclause (i)(A) above, and the Moody’s Rating or Moody’s Default Probability Rating of such Portfolio Asset will be determined in accordance with the methodology set forth in the table below (for such purposes treating the parallel security as if it were rated by Moody’s at the rating determined pursuant to this subclause (i)(B)):

		Number of Subcategories
Obligation Category of Rated	Rating of Rated	Relative to Rated Obligation
Obligation	Obligation	Rating
Senior secured obligation	greater than or equal to B2	-1
Senior secured obligation	less than B2	-2
Subordinated obligation	greater than or equal to B3	+1
Subordinated obligation	less than B3	0

and

(ii)	If not determined pursuant to clause (i) above, then “Caa3”.

For purposes of calculating a Moody’s Derived Rating, each applicable rating on credit watch by Moody’s that is on (x) positive watch will be treated as having been upgraded by one rating subcategory and (y) negative watch will be treated as having been downgraded by one rating subcategory.

“Moody’s Rating” means, with respect to any Portfolio Asset, as of any date of determination, the rating determined in accordance with the following methodology:

(i)	With respect to a Moody’s Senior Secured Loan, the rating thereof determined as follows:

(a) With respect to a Portfolio Asset that has an Assigned Moody’s Rating, such Assigned Moody’s Rating.

(b) If not determined pursuant to clause (a) above, if the obligor of such Portfolio Asset has a CFR, then the Moody’s rating that is one subcategory higher than such CFR.

(c) If not determined pursuant to clause (a) or (b) above, if the obligor of such Portfolio Asset has one or more senior unsecured obligations with an Assigned Moody’s Rating, then the Moody’s rating that is two subcategories higher than the Assigned Moody’s Rating on any such senior unsecured obligation, as selected by the Collateral Manager in its sole discretion.

(d) If not determined pursuant to clause (a), (b) or (c) above, the Moody’s Derived Rating.

(ii) With respect to a Moody’s Non-Senior Secured Loan, the rating thereof determined as follows,

(a) With respect to a Portfolio Asset that has an Assigned Moody’s Rating, such Assigned Moody’s Rating.

(b) If not determined pursuant to clause (a) above, if the obligor of such Portfolio Asset has one or more senior unsecured obligations with an Assigned Moody’s Rating, then the Assigned Moody’s Rating on any such obligation, as selected by the Collateral Manager in its sole discretion.

(c) If not determined pursuant to clause (a) or (b) above, if the obligor of such Portfolio Asset has a CFR, then the Moody’s rating that is one subcategory lower than such CFR.

(d) If not determined pursuant to clause (a), (b) or (c) above, if another obligation of the related obligor that is subordinate in right of payment to such Portfolio Asset has an Assigned Moody’s Rating, then the Moody’s rating that is one subcategory higher than the Assigned Moody’s Rating on such obligation.

Sch. E-1-2

(e) If not determined pursuant to clause (a), (b), (c) or (d) above, the Moody’s Derived Rating.

For purposes of calculating a Moody’s Rating, each applicable rating on credit watch by Moody’s that is on (x) positive watch will be treated as having been upgraded by one rating subcategory and (y) negative watch will be treated as having been downgraded by one rating subcategory.

“Moody’s Senior Secured Loan” means:

(a)	a loan that:

(i) is not (and cannot by its terms become) subordinate in right of payment to any other debt obligation of the obligor of the loan;

(ii) (x) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the loan and (y) such specified collateral does not consist entirely of equity securities or common stock; provided that any loan that would be considered a Moody’s Senior Secured Loan but for clause (y) above shall be considered a Moody’s Senior Secured Loan if it is a loan made to a parent entity and as to which the Collateral Manager determines in good faith that the value of the common stock of the subsidiary (or other equity interests in the subsidiary) securing such loan at or about the time of acquisition of such loan by the Borrower has a value that is at least equal to the outstanding principal balance of such loan and the outstanding principal balances of any other obligations of such parent entity that are pari passu with such loan, which value may include, among other things, the enterprise value of such subsidiary of such parent entity; and

(iii) the value of the collateral securing the loan together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral; or

(b)	a loan that:

(i) is not (and cannot by its terms become) subordinate in right of payment to any other debt obligation of the obligor of the loan, except that such loan can be subordinate with respect to the liquidation of such obligor or the collateral for such loan;

(ii) with respect to such liquidation, is secured by a valid perfected security interest or lien that is not a first priority in, to or on specified collateral securing the obligor’s obligations under the loan;

(iii) the value of the collateral securing the loan together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured in the same collateral; and

(iv) (x) has a Moody’s facility rating and the obligor of such loan has a Moody’s corporate family rating and (y) such Moody’s facility rating is not lower than such Moody’s corporate family rating; and

(c) the loan is not:

(i) a DIP Collateral Obligation; or

(ii) a loan for which the security interest or lien (or the validity or effectiveness thereof) in substantially all of its collateral attaches, becomes effective, or otherwise “springs” into existence after the origination thereof.

Sch. E-1-3

Schedule E-2

S&P RATING DEFINITION

“S&P Rating” means, with respect to any Portfolio Asset, as of any date of determination, the rating determined in accordance with the following methodology:

(i) with respect to a Portfolio Asset (a) if there is an issuer credit rating of the issuer of such Portfolio Asset by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Portfolio Asset then the S&P Rating will be such rating (regardless of whether there is a published rating by S&P on the Portfolio Assets of such issuer held by the Borrower) or (b) if there is no issuer credit rating of the issuer by S&P but (1) if there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Portfolio Asset will be one subcategory below such rating; (2) if there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Portfolio Asset will equal such rating; and (3) if there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Portfolio Asset will be one subcategory above such rating if such rating is higher than “BB+,” and will be two subcategories above such rating if such rating is “BB+” or lower; or

(ii) if there is not a rating by S&P on the issuer or on an obligation of the issuer, and an obligation of the issuer is publicly rated by Moody’s, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody’s Rating set forth above except that the S&P Rating of such obligation will be (1) one subcategory below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Baa3” or higher and (2) two subcategories below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Ba1” or lower; provided that the aggregate principal balance of the Portfolio Assets that may have an S&P Rating derived from a Moody’s Rating as set forth in this clause (ii) shall not exceed 10% of the Maximum Portfolio Amount;

provided, that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one subcategory above such assigned rating, (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one subcategory below such assigned rating and (z) any reference to the S&P rating in this definition will mean the public S&P rating and will not include any private or confidential S&P rating unless (a) the obligor and any other relevant party has provided written consent to S&P for the use of such rating; and (b) such rating is subject to continuous monitoring by S&P.

Sch. E-2-1

Schedule E-3

FITCH RATINGS DEFINITIONS

“Fitch Rating” means, as of any date of determination, the Fitch Rating of any Portfolio Asset shall be determined as follows:

(a)	if Fitch has issued an issuer default rating with respect to the issuer of such Portfolio Asset, or the guarantor which unconditionally and irrevocably guarantees such Portfolio Asset, then the Fitch Rating shall be such issuer default rating (regardless of whether there is a published rating by Fitch on the Portfolio Assets of such issuer held by the Borrower);

(b)	if Fitch has not issued an issuer default rating with respect to the issuer or guarantor of such Portfolio Asset but Fitch has issued an outstanding long-term financial strength rating with respect to such issuer, the Fitch Rating of such Portfolio Asset will be one sub-category below such rating;

(c)	if a Fitch Rating cannot be determined pursuant to clause (a) or (b), but

(i)	Fitch has issued a senior unsecured rating on any obligation or security of the issuer of such Portfolio Asset, then the Fitch Rating of such Portfolio Asset will equal such rating; or

(ii)	Fitch has not issued a senior unsecured rating on any obligation or security of the issuer of such Portfolio Asset but Fitch has issued a senior rating, senior secured rating or a subordinated secured rating on any obligation or security of the issuer of such Portfolio Asset, then the Fitch Rating of such Portfolio Asset will (x) equal such rating if such rating is “BBB-” or higher and (y) be one sub-category below such rating if such rating is “BB+” or lower; or

(iii)	Fitch has not issued a senior unsecured rating or a senior rating, senior secured rating or a subordinated secured rating on any obligation or security of the issuer of such Portfolio Asset but Fitch has issued a subordinated, junior subordinated or senior subordinated rating on any obligation or security of the issuer of such Portfolio Asset, then the Fitch Rating of such Portfolio Asset will be (x) one sub-category above such rating if such rating is “B+” or higher and (y) two sub-categories above such rating if such rating is “B” or lower;

(d)	if a Fitch Rating cannot be determined pursuant to clause (a), (b) or (c) and

(i)	Moody’s has issued a publicly available corporate family rating for the issuer of such Portfolio Asset, then, subject to subclause (viii) below, the Fitch Rating of such Portfolio Asset will be the Fitch equivalent of such Moody’s rating;

(ii)	Moody’s has not issued a publicly available corporate family rating for the issuer of such Portfolio Asset but has issued a publicly available long-term issuer rating for such issuer, then, subject to subclause (viii) below, the Fitch Rating of such Portfolio Asset will be the Fitch equivalent of such Moody’s rating;

(iii)	Moody’s has not issued a publicly available corporate family rating for the issuer of such Portfolio Asset but Moody’s has issued a publicly available outstanding insurance financial strength rating for such issuer, then, subject to subclause (viii) below, the Fitch Rating of such Portfolio Asset will be one sub-category below the Fitch equivalent of such Moody’s rating;

(iv)	Moody’s has not issued a publicly available corporate family rating for the issuer of such Portfolio Asset but has issued a publicly available outstanding corporate issue rating for such issuer, then, subject to subclause (viii) below, the Fitch Rating of such Portfolio Asset will be (x) if such corporate issue rating relates to senior unsecured obligations of such issuer, the Fitch equivalent of the Moody’s rating for such issue, if there is no such corporate issue ratings relating to senior unsecured obligations of the issuer then (y) if such corporate issue rating relates to senior, senior secured or subordinated secured obligations of such issuer,

Sch. E-3-1

(1) one sub-category below the Fitch equivalent of such Moody’s rating if such obligations are rated “Ba1” or above or “Ca” by Moody’s or (2) two sub-categories below the Fitch equivalent of such Moody’s rating if such obligations are rated “Ba2” or below but above “Ca” by Moody’s, or if there is no such corporate issue ratings relating to senior unsecured, senior, senior secured or subordinated secured obligations of the issuer then (z) if such corporate issue rating relates to subordinated, junior subordinated or senior subordinated obligations of such issuer, (1) one sub-category above the Fitch equivalent of such Moody’s rating if such obligations are rated “B1” or above by Moody’s or (2) two sub-categories above the Fitch equivalent of such Moody’s rating if such obligations are rated “B2” or below by Moody’s;

(v)	S&P has issued a publicly available issuer credit rating for the issuer of such Portfolio Asset, then, subject to subclause (viii) below, the Fitch Rating of Portfolio Asset will be the Fitch equivalent of such S&P rating;

(vi)	S&P has not issued a publicly available issuer credit rating for the issuer of such Portfolio Asset but S&P has issued a publicly available outstanding insurance financial strength rating for such issuer, then, subject to subclause (viii) below, the Fitch Rating of such Portfolio Asset will be one sub-category below the Fitch equivalent of such S&P rating;

(vii)	S&P has not issued a publicly available issuer credit rating for the issuer of such Portfolio Asset but has issued a publicly available outstanding corporate issue rating for such issuer, then, subject to subclause (viii) below, the Fitch Rating of such Portfolio Asset will be (x) if such corporate issue rating relates to senior unsecured obligations of such issuer, the Fitch equivalent of the S&P rating for such issue, if there is no such corporate issue ratings relating to senior unsecured obligations of the issuer then (y) if such corporate issue rating relates to senior, senior secured or subordinated secured obligations of such issuer, (1) the Fitch equivalent of such S&P rating if such obligations are rated “BBB-” or above by S&P or (2) one sub-category below the Fitch equivalent of such S&P rating if such obligations are rated “BB+” or below by S&P, or if there is no such corporate issue ratings relating to senior unsecured, senior, senior secured or subordinated secured obligations of the issuer then (z) if such corporate issue rating relates to subordinated, junior subordinated or senior subordinated obligations of such issuer, (1) one sub-category above the Fitch equivalent of such S&P rating if such obligations are rated “B+” or above by S&P or (2) two sub-categories above the Fitch equivalent of such S&P rating if such obligations are rated “B” or below by S&P; and

(viii)	both Moody’s and S&P provide a public rating of the issuer of such Portfolio Asset or a corporate issue of such issuer, then the Fitch Rating will be the lowest of the Fitch Ratings determined pursuant to any of the subclauses of this clause (d).

(e)	if a rating cannot be determined pursuant to clauses (a) through (d) then, (i) at the discretion of the Collateral Manager, the Collateral Manager on behalf of the Borrower may apply to Fitch for a Fitch credit opinion, and the issuer default rating provided in connection with such rating will then be the Fitch Rating, or

(ii) the Borrower may assign a Fitch Rating of “CCC” or lower to such Portfolio Asset which is not in default;

provided that, if any rating described above is (i) on rating watch negative or negative credit watch, the rating will be the Fitch Rating as determined above adjusted down by one sub-category, or (ii) on rating watch positive or positive credit watch, the rating will not be adjusted; provided, further, that if any rating described above is on rating watch negative or negative credit watch, the rating will be adjusted down by one-sub-category; provided, further, that the Fitch Rating may be updated by Fitch from time to time as indicated in the “CLOs and Corporate CDOs Rating Criteria” report issued by Fitch and available at www.fitchratings.com. For the avoidance of doubt, the Fitch Rating takes into account adjustments for assets that are on rating watch negative or negative credit watch, as well as negative outlook prior to determining the issue rating or in the determination of the lower of the Moody’s and S&P rating public ratings.

Sch. E-3-2

Fitch Equivalent Ratings

Fitch Rating	Moody’s rating	S&P rating
AAA	Aaa	AAA
AA+	Aa1	AA+
AA	Aa2	AA
AA-	Aa3	AA-
A+	A1	A+
A	A2	A
A-	A3	A-
BBB+	Baa1	BBB+
BBB	Baa2	BBB
BBB-	Baa3	BBB-
BB+	Ba1	BB+
BB	Ba2	BB
BB-	Ba3	BB-
B+	B1	B+
B	B2	B
B-	B3	B-
CCC+	Caa1	CCC+
CCC	Caa2	CCC
CCC-	Caa3	CCC-
CC	Ca	CC
C	C	C

Fitch Issuer Default Rating (IDR) Equivalency Map from Corporate Ratings

Rating Type	Rating Agency(s)	Issue Rating	Mapping Rule
Corporate Family Rating LT Issuer Rating	Moody’s	NA	0
Issuer Credit Rating	S&P	NA	0
Senior unsecured	Fitch, Moody’s, S&P	Any	0
Senior, Senior secured or Subordinated secured	Fitch, S&P	“BBB-” or above	0
	Fitch, S&P	“BB+” or below	-1
	Moody’s	“Ba1” or above	-1
	Moody’s	“Ba2” or below	-2
	Moody’s	“Ca”	-1
Subordinated, Junior subordinated or Senior subordinated	Fitch, Moody’s, S&P	“B+”, “B1” or above	1
	Fitch, Moody’s, S&P	“B”, “B2” or below	2

The following steps are used to calculate the Fitch IDR equivalent ratings:

(1) Public or private Fitch-issued IDR.

(2) If Fitch has not issued an IDR, but has an outstanding Long-Term Financial Strength Rating, then the IDR equivalent is one rating lower.

(3) If Fitch has not issued an IDR, but has outstanding corporate issue ratings, then the IDR equivalent is calculated using the mapping in the table above.

(4) If Fitch does not rate the issuer or any associated issuance, then determine a Moody’s and S&P equivalent to Fitch’s IDR pursuant to steps 5 and 6.

(5) (a) A public Moody’s-issued Corporate Family Rating (“CFR”) is equivalent in definition terms to the Fitch IDR. If Moody’s has not issued a CFR, but has an outstanding LT issuer Rating, then this is equivalent to the Fitch IDR.

(b) If Moody’s has not issued a CFR, but has an outstanding Insurance Financial Strength Rating, then the Fitch IDR equivalent is one rating lower.

(c) If Moody’s has not issued a CFR, but has outstanding corporate issue ratings, then the Fitch IDR equivalent is calculated using the mapping in the table above.

(6) (a) A public S&P-issued Issuer Credit Rating (“ICR”) is equivalent in terms of definition to the Fitch IDR.

(b) If S&P has not issued an ICR, but has an outstanding Insurance Financial Strength Rating, then the Fitch IDR equivalent is one rating lower.

(c) If S&P has not issued an ICR, but has outstanding corporate issue ratings, then the Fitch IDR equivalent is calculated using the mapping in the table above.

(7) If both Moody’s and S&P provide a public rating on the issuer or an issue, the lower of the two Fitch IDR equivalent ratings will be used in Portfolio Credit Model. Otherwise the sole public Fitch IDR equivalent rating from Moody’s or S&P will be applied.

Sch. E-3-3

Schedule F

COLLATERAL QUALITY TEST DEFINITIONS

“Average Life” means, on any date of determination with respect to any Asset, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive scheduled distribution of principal of such Asset and (b) the respective amounts of principal of such scheduled distributions by (ii) the sum of all successive scheduled distributions of principal on such Asset.

“Effective Spread” means, with respect to any floating rate Asset, the current per annum rate at which it pays interest minus LIBOR or, if such floating rate Asset bears interest based on a floating rate index other than a London interbank offered rate-based index, the Effective Spread will be the then-current base rate applicable to such floating rate Asset plus the rate at which such floating rate Asset pays interest in excess of such base rate minus three-month LIBOR; provided, that the Effective Spread of any floating rate Asset will (i) be deemed to be zero, to the extent that the Borrower or the Collateral Manager has actual knowledge that no payment of cash interest on such floating rate Asset will be made by the obligor thereof during the applicable due period, and (ii) not include any non-cash interest.

“Excess Weighted Average Fixed Coupon” means, as of any Measurement Date, a percentage equal to the product obtained by multiplying (a) the greater of zero and the excess, if any, of the Weighted Average Fixed Coupon over the Minimum Fixed Coupon by (b) the number obtained by dividing the aggregate principal balance of all fixed rate Portfolio Assets (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Security or any Partial Deferrable Security) by the aggregate principal balance of all floating rate Portfolio Assets (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Security or any Partial Deferrable Security).

“Excess Weighted Average Floating Spread” means, as of any Measurement Date, a percentage equal to the product obtained by multiplying (a) the greater of zero and the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread by

(b) the number obtained by dividing the aggregate principal balance of all floating rate Portfolio Assets (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Security or Partial Deferrable Security) by the aggregate principal balance of all fixed rate Portfolio Assets (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Security or any Partial Deferrable Security).

“Maximum Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of the Portfolio Assets as of such date is less than or equal to (i) 8 years less (ii) the number of full quarters elapsed since the ~~Closing~~Second Amendment Date (or the date of any extension of the Maturity Date) (for the avoidance of doubt, “quarter” shall mean 0.25 of a year) multiplied by 0.25.

“Minimum Fixed Coupon” means 7.50%.

Sch. F-1

“Minimum Floating Spread” means 1.75%.

“Minimum Floating Spread Test” means a test that is satisfied on any date of determination if the Weighted Average Floating Spread equals or exceeds the Minimum Floating Spread.

“Minimum Weighted Average Coupon Test” means a test that is satisfied on any date of determination if the Weighted Average Fixed Coupon equals or exceeds the Minimum Fixed Coupon.

“Moody’s Adjusted Weighted Average Rating Factor” means as of any date of determination, a number equal to the Moody’s Weighted Average Rating Factor determined in the following manner: for purposes of determining a Moody’s Default Probability Rating in connection with determining the Moody’s Weighted Average Rating Factor for purposes of this definition, the last paragraph of the definition of “Moody’s Default Probability Rating,” shall be disregarded, and instead each applicable rating on review by Moody’s for possible upgrade or downgrade that is on (a) review for possible upgrade will be treated as having been upgraded by one rating subcategory, (b) review for possible downgrade will be treated as having been downgraded by two rating subcategories and (c) negative outlook will be treated as having been downgraded by one rating subcategory.

“Moody’s Default Probability Rating” means with respect to any Asset, the rating determined pursuant to Schedule E-1 hereto.

“Moody’s Maximum Rating Factor Test” means a test that will be satisfied on any date of determination if the Moody’s Adjusted Weighted Average Rating Factor of the Assets is less than or equal to 2800.

“Moody’s Non-Senior Secured Loan” means any assignment of or participation interest in or other interest in a loan that is not a Moody’s Senior Secured Loan.

“Moody’s Rating” has the meaning set forth on Schedule E-1 hereto.

“Moody’s Rating Factor” means for each Portfolio Asset, the number set forth in the table below opposite the Moody’s Default Probability Rating of such Portfolio Asset.

Moody’s Default Probability Rating	Moody’s Rating Factor	Moody’s Default Probability Rating	Moody’s Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

Sch. F-2

“Moody’s Senior Secured Loan” has the meaning set forth on Schedule E-1 hereto.

“Moody’s Weighted Average Rating Factor” means the number (rounded up to the nearest whole number) determined by summing the products obtained by multiplying the Principal Balance of each Portfolio Asset (excluding any Defaulted Obligation) by its Moody’s Rating Factor, dividing such sum by the aggregate of the outstanding Principal Balance of all such Portfolio Assets and then rounding the result up to the nearest whole number.

“Weighted Average Fixed Coupon” means, as of any Measurement Date, an amount equal to (I) the number, expressed as a percentage, obtained by dividing:

(a) the sum of, in the case of each fixed rate Portfolio Asset (excluding any Deferrable Security and any Partial Deferrable Security to the extent of any non-cash interest), the stated annual interest coupon on such Asset times the Principal Balance of such Portfolio Asset; by

(b) an amount equal to the lesser of (i) the product of (A) the Aggregate Adjusted Collateral Value and (B) a fraction, the numerator of which is equal to the aggregate Principal Balance of fixed rate Portfolio Assets and the denominator of which is equal to the aggregate Principal Balance of all Portfolio Assets as of such Measurement Date, in each case excluding any Deferrable Security or Partial Deferrable Security to the extent of any non-cash interest and (ii) the aggregate Principal Balance of the fixed rate Portfolio Assets as of such Measurement Date (excluding any Deferrable Security or Partial Deferrable Security to the extent of any non-cash interest);

plus (II) to the extent that the amount obtained in clause (I) is insufficient to satisfy the Minimum Weighted Average Coupon Test, the Excess Weighted Average Floating Spread (if any); provided that in the case of each of the foregoing clauses (a) and (b), in calculating the Weighted Average Fixed Coupon in respect of any Step-Down Obligation, the coupon of such Portfolio Asset shall be the lowest permissible coupon pursuant to the Underlying Instruments of the obligor of such Step-Down Obligation.

“Weighted Average Floating Spread” means, as of any Measurement Date, a fraction (expressed as a percentage) obtained by (i) multiplying the Principal Balance of each floating rate Portfolio Asset held by the Borrower as of such Measurement Date by its Effective Spread, (ii) summing the amounts determined pursuant to clause (i), (iii) dividing the sum determined pursuant to clause (ii) by the aggregate Principal Balance of all floating rate Portfolio Assets, and (iv) if the result obtained in clause (iii) is less than the minimum percentage necessary to pass the Minimum Floating Spread Test, adding to such sum the amount of the Excess Weighted Average Fixed Coupon, if any, as of such Measurement Date; provided that Defaulted Obligations shall not be included in the calculation of the Weighted Average Floating Spread; provided, further, that in calculating the Weighted Average Floating Spread in respect of any Step-Down Obligation, the Effective Spread of such Portfolio Asset shall be the lowest permissible spread pursuant to the Underlying Instruments of the obligor of such Step-Down Obligation.

“Weighted Average Life” means, on any Measurement Date with respect to any Portfolio Asset (other than any Defaulted Obligation), the number obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each such Portfolio Asset by (b) the outstanding Principal Balance of such Portfolio Asset and (ii) dividing such sum by the aggregate Principal Balance at such time of all Portfolio Assets (excluding any Defaulted Obligation).

Sch. F-3

Schedule G

ELIGIBLE INVESTMENTS

“Eligible Investments” means any investment that at the time of its acquisition is one or more of the following:

(a) United States government and agency obligations, maturing within thirty (30) days;

(b) commercial paper, maturing within thirty (30) days, having a rating assigned to such commercial paper by S&P or Moody’s (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized rating organization in the United States of America) equal to the highest ratings assigned by such organization, it being understood that as of the date hereof such rating by S&P is “A-1+” and such rating by Moody’s is “P-1”;

(c) interest bearing deposits in United States dollars in United States or Canadian banks with an unrestricted surplus of at least $250,000,000 and assigned a credit rating by S&P of a least “A” and a Moody's. rating of at least “A2”, maturing within thirty (30) days; and

(d) money market funds (including funds of the bank serving as Custodian or its affiliates and funds for which such bank or affiliates acts as administrator, sponsor, agent or the like and receives compensation for its services in such capacity) or United States government securities funds designed to maintain a fixed share price and high liquidity, having a rating assigned to such fund equal to the highest rating assigned by S&P or Moody's, it being understood that as of the date hereof such rating by S&P is “AAAm” and such rating by Moody’s is “Aaa-mf”.

Sch. G-1

Schedule H

DIVERSITY SCORE

A single number calculated as follows:

An “Obligor Par Amount” is calculated for each Obligor and is equal to the aggregate outstanding principal balance of all Assets issued by such Obligor and its affiliates.

An “Average Par Amount” is calculated by summing the Obligor Par Amounts for all Obligors, and dividing by the number of Obligors.

An “Equivalent Unit Score” is calculated for each Obligor, and is equal to the lesser of (x) one and (y) the Obligor Par Amount for such Obligor divided by the Average Par Amount.

An “Aggregate Industry Equivalent Unit Score” is then calculated for each of the Moody’s Industry Classifications and is equal to the sum of the Equivalent Unit Scores for each Obligor in such Moody’s Industry Classification.

An “Industry Diversity Score” is then established for each Moody’s Industry Classification by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that, if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300

Sch. H-1

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each Moody’s Industry Classification.

For purposes of calculating the Diversity Score, affiliated Obligors in the same Moody’s Industry Classification are deemed to be a single Obligor.

Sch. H-2

Schedule I

MOODY’S RISKCALC

“.EDF” means, with respect to any Asset, the weakest of (A) the lowest of the current year and each of the four previous years’ default frequencies for such Asset as determined by running Version 3.1 or later of Moody’s RiskCalc in the Credit Cycle Adjusted (“CCA”) mode and (B) the current year default frequency for such Asset as determined by running Version 3.1 or later version of Moody’s RiskCalc in the Financial Statement Only (“FSO”) mode.

“Pre-Qualifying Conditions” means, with respect to any Asset, conditions that will be satisfied if the Obligor with respect to the applicable Asset satisfies the following criteria (or as otherwise approved by the Administrative Agent, in its sole discretion):

1. the independent accountants of such Obligor shall have issued a signed, unqualified audit opinion with respect to the most recent fiscal year financial statements, including no explanatory paragraph addressing “going concern” or other issues or such Asset is subject to a quality of earnings report satisfactory to the Collateral Manager;

2.	the Obligor’s EBITDA is equal to or greater than $4,000,000;

3.	the Obligor’s annual sales are equal to or greater than $10,000,000;

4.	the Obligor’s book assets are equal to or greater than $10,000,000; and

5.	the Obligor is a private company with no public rating from Moody’s.

The Collateral Manager shall calculate the .EDF for each of the Assets to be rated pursuant to this Schedule I. The Collateral Manager shall also provide Moody’s with the .EDF and the information necessary to calculate such .EDF upon request from Moody’s. Moody’s shall have the right (in its commercially reasonable judgment) to (i) amend or modify any of the information utilized to calculate the .EDF and recalculate the .EDF based upon such revised information, in which case such .EDF shall be determined using the table in the paragraph below in order to determine the applicable Moody’s rating, or (ii) have a Moody’s credit analyst provide a rating estimate for any Asset rated pursuant to this Schedule I, in which case such rating estimate provided by such credit analyst shall be the applicable Moody’s rating.

The Moody’s rating for each Asset that satisfies the Pre-Qualifying Conditions shall be the rating based on the .EDF for such Asset, as determined in accordance with the table below:

Lowest .EDF	Moody’s rating
less than or equal to	Ba3
.baa
.ba1	B2
.ba2, .ba3 or .b1	B2
.b2 or .b3	B3
.caa	Caa1

The Borrower shall refresh Moody’s RiskCalc (a) at least annually and (b) promptly upon the occurrence of a Revaluation Event with respect to such Asset.

Sch. I-1

Annex A

FORM OF APPROVAL REQUEST FOR ASSET PURCHASE

Obligor Name
Global Amount of Credit Agreement
Estimated Date of Credit Agreement

Moody’s Industry Classification
Moody’s Family/Facility Rating
S&P Family/Facility Rating
EBITDA
Senior Net Leverage Ratio

Intended Hold Amount (par value)
Type (First Lien, First-Lien Last-Out or second lien)
Facility Type (Moody’s Classification)
Facility Tranche (A, B, etc….)
Maximum Approved Price
LIBOR Spread / Floor / Fixed Rate (as applicable)
Facility Tenor
Total Amount of all Senior Credit Facilities
Total Tranche Amount (Currently)
Original Par Amount (for Secondary)
Primary or Secondary Purchase? If Secondary Purchase, name of assignor
Total Net Leverage Ratio
LoanXID

Annex A-1

Annex B

FORM OF BORROWING REQUEST

[Letterhead of Collateral Manager] [Date]

BNP Paribas

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 13, 2020, among BNP Paribas, as Lender, the other Lenders party thereto, Steele Creek Capital Funding I, LLC, as Borrower, Steele Creek Capital Corporation, as Equityholder and as Collateral Manager and BNP Paribas, as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Agreement.

Pursuant to Section 2(c) of the Agreement and the approval by you of the Approval Request dated [ , 20 ] (a copy of which is attached hereto), we hereby request that you make a Loan to the Borrower in the amount of

$                                   on                                  , 20

to be applied toward the acquisition cost of the Asset referred to in the attached Approval Request. We further request that you pay the proceeds of such Loan to:

[Insert payment instructions.]

in payment of the acquisition cost of such Asset.

[This Borrowing Request is an Expedited Borrowing Request.]1

As of the date hereof, we certify that: (i) the Borrowing Base is $ , (ii) giving pro forma effect to the Loan, the Borrowing Base will be $ and (iii) as of its Acquisition Date, such Asset will satisfy the Eligibility Requirements.

On behalf of the Borrower, we represent and warrant that the conditions set forth in Section 7 of the Agreement have been satisfied.

1 Applicable to Expedited Borrowing Request only.

Annex B-1

Sincerely,

STEELE CREEK CAPITAL CORPORATION

By:
Name:
Title:

Annex B-2

Annex C

FORM OF PROMISSORY NOTE

Up to $[ ]	[DATE]

FOR VALUE RECEIVED, Steele Creek Capital Funding I, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to [ ] (the “Lender”) the principal sum of [ ] Dollars ($ [ ]) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to that certain Credit Agreement, dated as of October 13, 2020 (such agreement, as it may be amended, restated, extended, supplemented or otherwise modified from time to time, being hereinafter called the “Agreement”), among the Borrower, the Equityholder, the Collateral Manager, the Lender, the other Lenders party thereto and the Administrative Agent, on the Maturity Date. The Borrower further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Agreement.

The loan account records maintained by the Administrative Agent shall at all times be conclusive evidence, absent manifest error, as to the amount of the Loans and payments thereon; provided that any failure to record any Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Loans.

This promissory note is one of the promissory notes referred to in, and is entitled to the benefits of, the Agreement, which Agreement, among other things, contains provisions for acceleration of the maturity of the Loans evidenced hereby upon the happening of certain stated events and also for prepayments on account of principal of the Loans prior to the maturity thereof upon the terms and conditions therein specified.

Unless otherwise defined herein, terms defined in the Agreement are used herein with their defined meanings therein. This promissory note, and any claim, controversy or dispute arising under or related hereto (whether in contract, tort or otherwise) shall be governed by, and construed in accordance with, the laws of the State of New York.

STEELE CREEK CAPITAL FUNDING I, LLC

By:	Steele Creek Capital Corporation, its designated manager

By
Name
Title

Annex C-1

Annex D

~~[RESERVED]~~

FORM OF EQUITY CONTRIBUTION NOTICE

[Letterhead of Equityholder]

[Date]

BNP Paribas

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 13, 2020, among BNP Paribas, as Lender, the other Lenders party thereto, Steele Creek Capital Funding I, LLC, as Borrower, Steele Creek Capital Corporation, as Equityholder and as Collateral Manager and BNP Paribas, as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Agreement.

We hereby notify you that we intend to contribute

$                        1(the “Cash Contribution”) on                                                                       , 20    2 in cash to the Borrower.

As of the date hereof, we certify that: (i) the Contributed Cash Equity Amount as of the date hereof is $                 (ii) giving pro forma effect to the Cash Contribution, the Contributed Cash Equity Amount will be $                and (iii) giving pro forma effect to the Cash Contribution, the Maximum Facility Amount will be $                       .

1 Insert amount at least equal to $2,500,000.

2 Insert date at least 2 Business Days after the date of the notice.

Annex D-1

Sincerely,

STEELE CREEK CAPITAL CORPORATION

By:
Name:
Title:

Annex D-2

Annex E

[RESERVED]

Annex E-1

Annex F

ASSIGNMENT AND ASSUMPTION

Reference is made to the Credit Agreement, dated as of October 13, 2020 (as amended and in effect on the date hereof, the “Credit Agreement”), among Steele Creek Capital Funding I, LLC (the “Borrower”), the Lenders party thereto, BNP Paribas, as Administrative Agent and Steele Creek Capital Corporation, as Collateral Manager and as Equityholder. Terms defined in the Credit Agreement are used herein with the same meanings.

The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Individual Lender Maximum Funding Amount of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

Each of the Borrower and the Collateral Manager is an express third-party beneficiary of this Assignment and Assumption, with full rights as if it were a party hereto. This Assignment and Assumption and any claim, controversy or dispute arising under or related to this Assignment and Assumption (whether in contract, tort or otherwise) shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment (“Assignment Date”):

Facility	Principal Amount Assigned	Percentage Assigned of Facility/Individual Lender Maximum Funding Amount (set forth, to at least 8 decimals, as a percentage of the Facility and the Individual Lender Maximum Funding Amount)
Individual Lender Maximum	$		%

Facility	Principal Amount Assigned	Percentage Assigned of Facility/Individual Lender Maximum Funding Amount (set forth, to at least 8 decimals, as a percentage of the Facility and the Individual Lender Maximum Funding Amount)
Funding Amount Assigned:

Annex F-1

The terms set forth above and on the reverse side hereof are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

The undersigned hereby consent to the within assignment:1

[                                   ]

By:
Name:
Title:

1 Consents to be included to the extent required by Section 13(c) of the Credit Agreement.

Annex F-2

Annex G-1

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of October 13, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Steele Creek Capital Funding I, LLC, as Borrower (the “Borrower”), Steele Creek Capital Corporation, as Collateral Manager (in such capacity, the “Collateral Manager”) and as Equityholder (in such capacity, the “Equityholder”), BNP Paribas, as a Lender, the other Lenders from time to time party thereto (collectively, the “Lenders”) and BNP Paribas, as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2(j) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:               , 20[    ]

Annex G-1-1

Annex G-2

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of October 13, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Steele Creek Capital Funding I, LLC, as Borrower (the “Borrower”), Steele Creek Capital Corporation, as Collateral Manager (in such capacity, the “Collateral Manager”) and as Equityholder (in such capacity, the “Equityholder”), BNP Paribas, as a Lender, the other Lenders from time to time party thereto (collectively, the “Lenders”) and BNP Paribas, as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2(j) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:               , 20[    ]

Annex G-2-1

Annex G-3

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of October 13, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Steele Creek Capital Funding I, LLC, as Borrower (the “Borrower”), Steele Creek Capital Corporation, as Collateral Manager (in such capacity, the “Collateral Manager”) and as Equityholder (in such capacity, the “Equityholder”), BNP Paribas, as a Lender, the other Lenders from time to time party thereto (collectively, the “Lenders”) and BNP Paribas, as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2(j) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:               , 20[    ]

Annex G-3-1

Annex G-4

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of October 13, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Steele Creek Capital Funding I, LLC, as Borrower (the “Borrower”), Steele Creek Capital Corporation, as Collateral Manager (in such capacity, the “Collateral Manager”) and as Equityholder (in such capacity, the “Equityholder”), BNP Paribas, as a Lender, the other Lenders from time to time party thereto (collectively, the “Lenders”) and BNP Paribas, as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2(j) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:               , 20[    ]

Annex G-4-1

Annex H

AGREED-UPON PROCEDURES FOR INDEPENDENT PUBLIC ACCOUNTANTS

In accordance with Section 9(g) of the Credit Agreement, dated as of October 13, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Steele Creek Capital Funding I, LLC, as Borrower (the “Borrower”), Steele Creek Capital Corporation, as Collateral Manager (in such capacity, the “Collateral Manager”) and as Equityholder (in such capacity, the “Equityholder”), BNP Paribas, as a Lender, the other Lenders from time to time party thereto (collectively, the “Lenders”) and BNP Paribas, as Administrative Agent (the “Administrative Agent”), the Collateral Manager will cause a firm of nationally recognized independent public accountants to furnish in accordance with attestation standards established by the American Institute of Certified Public Accountants a report to the effect that such accountants have either verified, compared to the systems, underwriting files, compliance certificates, underlying loan documents, or other relevant materials, or recalculated each of the following accounts in the Daily Report to the applicable system or records of the Collateral Manager:

·	o	Portfolio Asset List:

		o	Portfolio Asset Type (First Lien Loan, First-Lien Last-Out Loan) o Principal Balance/Adjusted Collateral Value
		o	Portfolio Asset Origination Date
		o	Acquisition Date (date Portfolio Asset was added to facility) o Purchase Price
		o	Portfolio Asset maturity date
		o	Interest Rate (Floating/Fixed), Index, spread, PIK o Moody’s Industry Classification
		o	Moody’s and S&P ratings (if applicable) o Days Delinquent
		o	Unfunded Amount
		o	Interest Coverage Ratio o Borrowing Base
		o	Loans Outstanding

	o	Discretionary Sales Calculations, Defaulted Obligation Sales Calculations, Substitution Calculations

	o	Other relevant eligibility criteria:

		o	Recalculation of Excess Concentration amounts o Verification of covenant calculations
		o	Verification of waterfall payments
		o	Reconciliation of cash flow and account balances

At the discretion of the Administrative Agent and a firm of nationally recognized independent public accountants, one Daily Report for each fiscal year (selected by the Administrative Agent) beginning with the 2022 fiscal year will be chosen and reviewed in accordance with Section 9(g) of the Credit Agreement.

The report provided by such firm may be in a format typically utilized for a report of this nature; provided that it will consist of at a minimum (i) a list of material deviations from the Daily Report and (ii) discuss with the Collateral Manager the reason for such material deviations, and set forth the findings in such report. Subject to Section 9(g) of the Credit Agreement, the format and content of the agreed upon procedures described above may be revised by the Administrative Agent and the Collateral Manager without the necessity of an amendment to the Credit Agreement.

Annex H-1

Annex I

FORM OF FUNDING INCREASE AGREEMENT

FUNDING INCREASE AGREEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto (the “Increasing Lender”), Steele Creek Capital Funding I, LLC, (the “Borrower”) and BNP Paribas, as Administrative Agent (the “Administrative Agent”).

WHEREAS, this Funding Increase Agreement is being executed and delivered under the Credit Agreement, dated as of October 13, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Steele Creek Capital Funding I, LLC, as Borrower (the “Borrower”), Steele Creek Capital Corporation, as Collateral Manager (in such capacity, the “Collateral Manager”) and as Equityholder (in such capacity, the “Equityholder”), BNP Paribas, as a Lender, the other Lenders from time to time party thereto (collectively, the “Lenders”) and BNP Paribas, as Administrative Agent (the “Administrative Agent”; and

WHEREAS, the Increasing Lender wishes to increase its Individual Lender Maximum Funding Amount under the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon receipt by the Administrative Agent of an executed counterpart of this Funding Increase Agreement, to which is attached a fully completed Schedule I, which has been executed by the Increasing Lender, the Borrower and the Administrative Agent, the Administrative Agent will transmit to the Proposed Lender, the Collateral Manager and the Borrower, an Increase Effective Notice, substantially in the form of Schedule II to this Funding Increase Agreement (the “Increase Effective Notice”). Such Increase Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the increase effected by this Funding Increase Agreement shall become effective (the “Increase Effective Date”). From and after the Increase Effective Date, the Individual Lender Maximum Funding Amount of Increasing Lender shall be increased as set forth on Schedule I for all purposes under the Credit Agreement.

(b) Each of the parties to this Funding Increase Agreement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Funding Increase Agreement.

(c) By executing and delivering this Funding Increase Agreement, the Increasing Lender confirms to and agrees with the Administrative Agent and the other Lenders as follows: (i) none of the Administrative Agent and the other Lenders makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, or with respect to any Loans made under the Credit Agreement, the Collateral or the financial condition of the Equityholder, the Collateral Manager or the Borrower, or the performance or observance by the Equityholder, the Collateral Manager or the Borrower of any of their respective obligations under the Credit Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; (ii) the Increasing Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Funding Increase Agreement; (iii) the Increasing Lender will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) the Increasing Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Credit Agreement; and (v) the Increasing Lender agrees (for the benefit of the parties hereto and the other Lenders) that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(d) This Funding Increase Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Funding Increase Agreement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

Annex I-1

SCHEDULE I TO
FUNDING INCREASE AGREEMENT

COMPLETION OF INFORMATION AND SIGNATURES FOR FUNDING INCREASE AGREEMENT

Re: Credit Agreement, dated as of October 13, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Steele Creek Capital Funding I, LLC, as Borrower (the “Borrower”), Steele Creek Capital Corporation, as Collateral Manager (in such capacity, the “Collateral Manager”) and as Equityholder (in such capacity, the “Equityholder”), BNP Paribas, as a Lender, the other Lenders from time to time party thereto (collectively, the “Lenders”) and BNP Paribas, as Administrative Agent (the “Administrative Agent”)

Item 1: Date of Funding Increase Agreement: [●]

Item 2: Increasing Lender: [●]

Item 3: New Maximum Funding Amount $[●]

Item 4: Signatures of Parties to Agreement:

STEELE CREEK CAPITAL I FUNDING, LLC, as Borrower

By:
Name:
Title:

BNP PARIBAS, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[●], as Increasing Lender

By:
Name:
Title:

SCHEDULE II TO

FUNDING INCREASE AGREEMENT

Annex I-2

FORM OF

INCREASE EFFECTIVE NOTICE

To:

[BORROWER ADDRESS]

[COLLATERAL MANAGER ADDRESS]

[INCREASING LENDER ADDRESS]

The undersigned, as Administrative Agent under the Credit Agreement, dated as of October 13, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Steele Creek Capital Funding I, LLC, as Borrower, Steele Creek Capital Corporation, as Collateral Manager and as Equityholder, BNP Paribas, as a Lender, the other Lenders from time to time party thereto and BNP Paribas, as Administrative Agent, hereby notifies you that pursuant to such Funding Increase Agreement, you are advised that the Increase Effective Date for [●] will be [●] with a New Maximum Funding Amount of $[●] and a total Individual Lender Maximum Funding Amount of $[●].

Very Truly Yours,

BNPP PARIBAS,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Annex I-3